UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

SCHEDULE 14A

(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant  ☒                             Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

LIBERTY GLOBAL PLC

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

April 29, 2022

Dear Shareholder:

You are invited to attend the 2022 Annual General Meeting of Shareholders (the AGM) of Liberty Global plc to be held at 2:00 p.m. BST (9:00 a.m Eastern time), on Wednesday, June 15, 2022, at Broadgate West, 9 Appold Street, London EC2A 2AP, U.K., telephone number +44 20 7655 5000.

As a result of regulations and guidelines related to the ongoing COVID-19 pandemic, physical attendance at the meeting may be subject to restrictions or limitations based upon company policy. For up-to-date information, please refer to our website at https://www.libertyglobal.com/investors/investor-relations/.

The accompanying notice of the annual general meeting of shareholders and proxy statement describes the meeting, the resolutions you will be asked to consider and vote upon and related matters.

Your vote is important, regardless of the number of shares you own. Whether or not you plan to attend the 2022 Annual General Meeting, please read the enclosed proxy materials and vote as soon as possible to make sure that your shares are represented. You may vote via the internet or, if you receive a printed copy of your proxy materials, you may vote by mail by promptly signing, dating and returning your proxy card in the envelope provided.

Thank you for your continued support and interest in our company.

Sincerely,

Michael T. Fries

President and Chief Executive Officer

Liberty Global plc

161 Hammersmith Road, London W6 8BS, United Kingdom, Registered in England Nr 8379990, www.libertyglobal.com

LIBERTY GLOBAL PLC

Notice of Annual General Meeting of Shareholders

to be Held June 15, 2022

The 2022 Annual General Meeting of Shareholders (the AGM) of Liberty Global plc (Liberty Global) will be held at 2:00 p.m. BST (9:00 a.m Eastern time), on Wednesday, June 15, 2022, at Broadgate West, 9 Appold Street, London EC2A 2AP, U.K., telephone number +44 20 7655 5000, for the following purposes:

1.	Elect Andrew J. Cole as a director of Liberty Global for a term expiring at the annual general meeting to be held in 2025 or until a successor in interest is appointed.

2.	Elect Marisa D. Drew as a director of Liberty Global for a term expiring at the annual general meeting to be held in 2025 or until a successor in interest is appointed.

3.	Elect Richard R. Green as a director of Liberty Global for a term expiring at the annual general meeting to be held in 2025 or until a successor in interest is appointed.

4.	Elect Daniel E. Sanchez as a director of Liberty Global for a term expiring at the annual general meeting to be held in 2025 or until a successor in interest is appointed.

5.

Approve, on an advisory basis, the annual report on the implementation of the directors’ compensation policy for the year ended December 31, 2021, contained in Appendix A of the proxy statement (in accordance with requirements applicable to U.K. companies).

6.	Ratify the appointment of KPMG LLP (U.S.) as Liberty Global’s independent auditor for the year ending December 31, 2022.

7.

Appoint KPMG LLP (U.K.) as Liberty Global’s U.K. statutory auditor under the U.K. Companies Act 2006 (the Companies Act) (to hold office until the conclusion of the next annual general meeting at which accounts are laid before Liberty Global).

8.	Authorize the audit committee of Liberty Global’s board of directors to determine the U.K. statutory auditor’s compensation.

9.

Authorize Liberty Global’s board of directors in accordance with Section 570 of the Companies Act to allot equity securities (as defined in Section 560 of the Companies Act) for cash pursuant to the authority conferred under section 551 of the Companies Act by resolution 10 passed at the Annual General Meeting of Liberty Global held on June 11, 2019, without the rights of preemption provided by Section 561 of the Companies Act.

10.

Authorize Liberty Global and its subsidiaries to make political donations to political parties, independent election candidates and/or political organizations other than political parties and/or incur political expenditures of up to $1,000,000 under the Companies Act.

11.

Approve the form agreements and counterparties pursuant to which Liberty Global may conduct the purchase of its ordinary shares in the capital of Liberty Global and authorize all or any of Liberty Global’s directors and senior officers to enter into, complete and make purchases of ordinary shares in the capital of Liberty Global pursuant to the form of agreements and with any of the approved counterparties, which approvals will expire on the fifth anniversary of the 2022 AGM.

Please refer to the proxy statement for detailed information on each of these resolutions. We encourage you to read the proxy statement in its entirety before voting. Our board of directors has approved each resolution and recommends that the shareholders entitled to vote at the AGM vote “FOR” each of the resolutions. No shareholder has proposed, in accordance with sections 100 through 102 of our articles of association, any additional resolutions to be brought before the AGM.

Resolutions 1 through 8 and 10 through 11 will be proposed as ordinary resolutions, which means that, assuming a quorum is present, each resolution will be approved if a simple majority of votes cast are cast in favor thereof. Resolution 9 will be proposed as a special resolution, which means that, assuming a quorum is present, the resolution will be approved if 75% of the votes cast are cast in favor thereof.

With respect to the advisory vote on resolution 5 regarding approving our U.K. statutory implementation report for the year ended December 31, 2021, the result of the vote will not require our board of directors or any committee thereof to take any action. Our board of directors will, however, carefully consider the outcome of the advisory vote on the resolution, as our board values the opinions of our shareholders.

During the AGM, our board of directors will lay before our company our U.K. annual report and accounts for the year ended December 31, 2021, which report includes our statutory accounts, the U.K. Statutory Directors’ Report and the statutory Auditors’ Report for the year ended December 31, 2021.

All shareholders of Liberty Global are invited to attend the AGM. As a result of regulations and guidelines related to the ongoing COVID-19 pandemic, physical attendance at the meeting may be subject to restrictions or limitations based upon company policy. For up-to-date information, please refer to our website at https://www.libertyglobal.com/investors/investor-relations/.

All shareholders of record of Liberty Global Class A ordinary shares or Liberty Global Class B ordinary shares of Liberty Global (collectively, the voting shares) as of 10:00 p.m. British Summer Time (5:00 p.m. Eastern Time) on April 28, 2022, the record date for the AGM, are entitled to notice of the AGM or any adjournment thereof and are entitled to vote at the AGM or any adjournment thereof. The holders of our voting shares will vote together as a single class on each of the above resolutions. A list of shareholders entitled to vote at the AGM will be available at our offices at 161 Hammersmith Road, London W6 8BS, U.K., and at 1550 Wewatta Street, Suite 1000, Denver, Colorado 80202 U.S., for review by any shareholder, for any purpose germane to the AGM, for at least 10 days prior to the AGM. The shareholders of record of Liberty Global Class C ordinary shares are not entitled to vote on the resolutions to be presented at the AGM. As noted above, due to the ongoing COVID-19 pandemic, we may have some restrictions on building access and room occupancy in accordance with company policy and relevant government orders and guidelines. If you plan to inspect materials in person in London or Denver, please monitor our website at https://www.libertyglobal.com/investors/investor-relations, for the most up-to-date information on building access.

Your vote is important, regardless of the number of shares you own. To make sure your shares are represented at the AGM, please vote as soon as possible, whether or not you plan to attend the AGM. You may vote by proxy either over the internet or by requesting a proxy card to complete, sign and promptly return in the postage-paid envelope (if mailed in the U.S.).

If you vote via the internet, your vote must be received by 6:00 a.m. BST (1:00 a.m. Eastern time), on June 15, 2022. You may revoke your proxy in the manner described in the accompanying proxy statement.

By Order of the Board of Directors,

Bryan H. Hall

Secretary

April 29, 2022

WHETHER OR NOT YOU INTEND TO BE PRESENT AT THE ANNUAL GENERAL MEETING, PLEASE VOTE VIA THE INTERNET AS PROMPTLY AS POSSIBLE. ALTERNATIVELY, REQUEST A PAPER PROXY CARD TO COMPLETE, SIGN AND RETURN BY MAIL.

161 Hammersmith Road, London W6 8BS, United Kingdom, Registered in England Nr 8379990, www.libertyglobal.com

LIBERTY GLOBAL PLC

161 Hammersmith Road, London W6 8BS

United Kingdom

Registered in England Nr 8379990

PROXY STATEMENT FOR THE

2022 ANNUAL GENERAL MEETING OF SHAREHOLDERS

We are furnishing this proxy statement to holders of record as of 10:00 p.m. British Summer Time (5:00 p.m. Eastern Time) on April 28, 2022, of Liberty Global Class A ordinary shares or Liberty Global Class B ordinary shares, each with nominal value $0.01 per share, of Liberty Global plc, a public limited company organized under the laws of England and Wales (Liberty Global), in connection with our board of directors soliciting your proxy to vote at our 2022 Annual General Meeting of Shareholders (the AGM) or at any adjournment thereof, for the purposes set forth in the accompanying Notice of Annual General Meeting of Shareholders (the Meeting Notice). Under English law, holders of a company’s ordinary shares are referred to as “members”, but for convenience, they are referred to in this proxy statement as “shareholders”.

As permitted by the SEC rules and regulations in the United States (U.S.) and the United Kingdom Companies Act 2006 (the Companies Act), instead of mailing a printed copy of our proxy materials, including the form of proxy card and our annual report to each shareholder of record, we are furnishing our proxy materials and annual report to our shareholders over the internet. It is anticipated that the Notice of Internet Availability of Proxy Materials (the Internet Notice) will be first mailed to our shareholders on or about May 6, 2022. If you received the Internet Notice by mail, you will not receive a printed copy of the proxy materials or annual report, unless specifically requested. In addition to the annual report accompanying our proxy materials as required by the rules and regulations of the SEC, we are also providing our United Kingdom (U.K.) annual report and accounts for the year ended December 31, 2021 (the U.K. Report and Accounts) as required by the Companies Act. The U.K. Report and Accounts includes the U.K. statutory accounts, the U.K. statutory Directors’ Report and the U.K. Auditors’ Report and is being made available at the same time and by the same methods as our proxy materials and annual report. If you would like to receive a printed copy of our U.K. Report and Accounts, please follow the instructions for requesting such report included in the Internet Notice.

Voting Matters and Board Recommendations

Set forth below is a brief summary of the resolutions to be passed at the AGM. Because this is a summary, we encourage you to read the full proxy statement for all the details. As a company incorporated in England and Wales and listed on NASDAQ, we have resolutions that are required under both U.K. and U.S. rules and regulations. The board of directors recommends that the holders of our Liberty Global Class A shares and Liberty Global Class B shares (collectively, the voting shares) vote “FOR” each of the following resolutions:

Resolution	Issue	Board Recommendation
1-4	Election of Directors • Andrew J. Cole • Marisa D. Drew • Richard R. Green • Daniel E. Sanchez	FOR

5	U.K. Advisory Vote on Director Compensation	FOR

6-8	Auditor Related Resolutions • Ratification of KPMG as Independent Auditor • Appoint KPMG as Statutory Auditor • Authorize Audit Committee to Determine Statutory Auditor Fees	FOR

9	Waive Preemptive Rights	FOR

10	Authorize Political Contributions	FOR

11	Authorize Share Buybacks	FOR

No shareholder has proposed, in accordance with sections 100 through 102 of our articles of association, any additional resolutions to be brought before the AGM.

The AGM may be adjourned to another date, time or place for proper purposes, including for the purpose of soliciting additional proxies to vote on the resolutions.

QUESTIONS AND ANSWERS ABOUT THE AGM AND VOTING

The questions and answers below highlight only selected information about the AGM and how to vote your shares. You should read carefully the entire proxy statement, including the Appendices, before voting.

When and where is the AGM?

The AGM will be held at 2:00 p.m. BST (9:00 a.m Eastern time), on Wednesday, June 15, 2022, at Broadgate West, 9 Appold Street, London EC2A 2AP, U.K., telephone number +44 20 7655 5000. As a result of regulations and guidelines, physical attendance at the meeting may be subject to restrictions or limitations based upon company policy. For up-to-date information, please refer to our website at https://www.libertyglobal.com/investors/investor-relations/.

What is the record date for the AGM?

The “record date” for the AGM is 10:00 p.m. British Summer Time (5:00 p.m. Eastern Time) on April 28, 2022.

What is the purpose of the AGM?

The purpose of the AGM is to consider and vote on each of the resolutions listed in the Meeting Notice and more fully described in this proxy statement. The resolutions in the Meeting Notice are the only items to be acted upon at the AGM. In the event there is a resolution to adjourn or postpone the AGM, the officers designated as proxies will have discretion to vote on such resolution, unless the resolution is to adjourn or postpone the AGM for the purpose of soliciting additional proxies.

What are the requirements to elect the directors and approve each of the other resolutions?

You may cast your vote for or against resolutions 1 through 11 or abstain from voting your shares on one or more of these resolutions.

The affirmative vote of a simple majority of the votes cast by the holders of our voting shares voting together as a single class is required to approve each of resolutions 1 through 8 and 10 through 11. For example, in regard to the election of directors at the AGM, a nominee for director will be elected to our board if the votes cast “For” such nominee exceed the votes cast “Against” such nominee’s election. The affirmative vote of at least 75% of the votes cast by the holders of our voting shares voting together as a single class is required to approve resolution 9.

How many votes do shareholders have at the AGM?

Only holders of record of our voting shares as of the record date are entitled to vote at our AGM. As of the record date, we expect to have outstanding and entitled to vote at the meeting approximately 175,141,220 Liberty Global Class A shares and 12,994,000 Liberty Global Class B shares. Our voting shares are our only voting ordinary shares and vote together as a single class on all matters. Each Liberty Global Class A share has one vote and each Liberty Global Class B share has ten votes on each matter on which holders of ordinary shares of such classes are entitled to vote at the AGM. The Liberty Global Class C shares are non-voting, except where otherwise required by the Companies Act and our articles of association.

As of the record date, we expect to have approximately 1,200 record holders of Liberty Global Class A shares and six record holders of Liberty Global Class B shares. These amounts do not include the number of shareholders whose ordinary shares are held of record by banks, brokers or other nominees, but include each such institution as one holder.

What is the difference between a shareholder of record and a beneficial owner?

These terms describe how your shares are held. If your shares are registered directly in your name with Computershare, our transfer agent, you are a shareholder of record and the proxy materials or the Internet Notice are being sent directly to you by Liberty Global. If your shares are held in the name of a broker, bank or other nominee, you are a beneficial owner of the shares held in street name and the proxy materials or the Internet Notice are being made available or forwarded to you by your broker, bank or other nominee, who is treated as the shareholder of record. As the beneficial owner, you have the right to direct your broker, bank or other nominee on how to vote your shares by following the instructions on the proxy card or Internet Notice.

What do shareholders need to do to vote on the resolutions?

Voting on the resolutions will be by a poll. If you are a shareholder of record, then, after carefully reading and considering the information contained in this proxy statement, you may appoint a proxy to vote on your behalf. The Internet Notice will instruct you as to how you may access and review the information in the proxy materials and how you may submit your proxy to vote over the internet. When you log onto the internet website address, you will receive instructions on how to vote your shares. The internet voting procedures are designed to authenticate votes cast by use of a personal identification number, which will be provided to each voting shareholder separately. Voting through the internet will be voting by proxy. If you receive a paper copy of the proxy materials, you may also follow the instructions contained therein to submit a proxy and to vote either by submitting a paper proxy or over the internet.

If you are a beneficial owner, you should follow the directions provided by your broker, bank or other nominee as to how to vote your shares or when granting or revoking a proxy.

To be valid, the submission of a proxy via the internet must be received by 6:00 a.m. British Summer Time (1:00 a.m. Eastern Time) on June 15, 2022.

How do I vote my shares that are held in our 401(k) Plan

If you hold Liberty Global Class A shares through your account in the Liberty Global 401(k) Savings and Stock Ownership Plan (the 401(k) Plan), which plan is for employees of our subsidiary, Liberty Global, Inc. (LGI), the trustee for such plan is required to vote your Liberty Global Class A shares as you specify. To allow sufficient time for the trustee to vote your Liberty Global Class A shares, your voting instructions must be received by 5:00 a.m. British Summer Time (12:00 a.m. Eastern Time) on June 9, 2022. To vote such shares, please follow the instructions provided by the trustee for such plan.

What if I do not specify a choice for a resolution in my proxy?

All voting shares properly voted via the internet at or prior to 6:00 a.m. British Summer Time (1:00 a.m. Eastern Time) on June 15, 2022, and all voting shares represented by properly executed paper proxies received prior to or at the AGM and, in each case, not revoked, will be voted in accordance with the instructions so provided. If you are a shareholder of record and no specific instructions are given, the voting shares represented by a properly executed proxy will be voted in favor of each of the resolutions, as listed in the Meeting Notice.

If you are a beneficial owner, your broker, bank or other nominee may exercise discretion in voting on routine matters but may not exercise discretion and vote on non-routine matters. Resolutions 6, 7 and 8 are considered routine and your broker, bank or other nominee may, at their discretion, vote on these resolutions without instructions from you. The remaining resolutions are considered non-routine matters and thus your broker, bank or other nominee may not vote on these resolutions without instructions from you.

What if I respond and indicate that I am abstaining from voting?

A properly submitted proxy marked “ABSTAIN”, although counted for purposes of determining whether there is a quorum and for purposes of determining the aggregate voting power and number of ordinary shares represented and entitled to vote at the meeting, will not be treated as votes cast at the AGM. Accordingly, an abstention will not be taken into account in determining the outcome on any of the resolutions.

Can I change my vote?

You may revoke (i.e., terminate) your paper proxy at any time prior to its use by delivering a signed notice of revocation or a later dated and signed paper proxy or by attending the meeting and voting in person. Attendance at the AGM will not in itself constitute the revocation of a proxy. Any written notice of revocation or subsequent proxy should be sent or hand delivered so as to be received at Liberty Global plc, Attention: Secretary, Griffin house, 161 Hammersmith Rd, London W6 8BS, United Kingdom, at or before the start of the AGM. Any revocation of votes submitted via the internet must be submitted by the same method as the corresponding votes, not later than 6:00 a.m. British Summer Time (1:00 a.m. Eastern Time), on June 15, 2022. If your ordinary shares are held in the name of a bank, broker or other nominee, you should contact them to change your vote.

All voting shares that have been properly voted and not revoked will be voted at the AGM.

What are “broker non-votes” and how are they treated?

A broker non-vote occurs when ordinary shares held by a broker, bank or other nominee are represented at the meeting, but the nominee has not received voting instructions from the beneficial owner and does not have the discretion to direct the voting of the ordinary shares on a particular resolution. Ordinary shares represented by broker non-votes will be counted for purposes of determining whether there is a quorum at the meeting but will be deemed ordinary shares not entitled to vote and will not be included for purposes of determining the aggregate voting power and number of ordinary shares represented and entitled to vote on a particular matter.

Who may attend, and who may vote at, the AGM?

All shareholders of Liberty Global may attend the AGM. Only holders of record of our voting shares, as of 10:00 p.m (5:00 p.m. Eastern Time), on April 28, 2022, the record date for the AGM, are entitled to vote at the AGM or any adjournment thereof. Holders of Liberty Global Class C shares will not be entitled to vote on any of the resolutions. Due to the ongoing COVID-19 pandemic, we may have some restrictions on building access and room occupancy in accordance with company policy and relevant government orders and guidelines. If you plan to attend the AGM in person, please monitor our website at https://www.libertyglobal.com/investors/investor-relations, for the most up-to-date information on attendance.

If you are a shareholder of record of our voting shares, you have the right to attend, speak and vote in person at the meeting. Any corporation which is a shareholder of record may by resolution of its directors authorize one or more persons to act as its representative(s) at the AGM and the person(s) so authorized shall (on production of a certified copy of such resolution at the AGM) be entitled to exercise these same powers on behalf of the corporation as that corporation could exercise if it were an individual shareholder of Liberty Global. If you are a beneficial owner, you may also attend and speak at the meeting. You may not, however, vote your shares held in street name unless you obtain a “proxy” from your broker, bank or other nominee that holds the shares, which gives you the right to vote the shares at the AGM.

Notwithstanding the foregoing, we recommend that you vote by proxy in advance of the AGM even if you plan to attend the AGM in person (note that you may change your vote at the AGM).

A list of shareholders entitled to vote at the AGM will be available at our offices at 161 Hammersmith Road, London W6 8BS, U.K., and at 1550 Wewatta Street, Suite 1000, Denver, Colorado 80202, U.S., for review by any shareholder, for any purpose germane to the AGM, for at least 10 days prior to the AGM. As noted above, due to the ongoing COVID-19 pandemic, we may have some restrictions on building access and room occupancy in accordance with company policy and relevant government orders and guidelines. If you plan to inspect materials in person in London or Denver, please monitor our website at https://www.libertyglobal.com/investors/investor-relations, for the most up-to-date information on building access.

What constitutes a quorum at the AGM?

The presence, in person or by proxy, of the holders of a simple majority of the combined voting power of our voting shares outstanding and entitled to vote at the AGM is necessary to constitute a quorum at the AGM.

How can I request paper copies of the proxy materials?

If you received the Internet Notice by mail and would like to receive a printed copy of our proxy materials, our annual report and our U.K. Report and Accounts please follow the instructions for requesting such materials included in the Internet Notice.

May I choose the method in which I receive future proxy materials?

If you are a shareholder of record, you may receive future notices, annual reports and proxy materials electronically. To sign up for electronic delivery, go to www.computershare-na.com/green. You may also sign up when you vote by internet at www.envisionreports.com/LGIP and follow the prompts. Once you sign up, you will no longer receive a printed copy of the notices, annual reports and proxy materials, unless you request them. You may suspend electronic delivery of the notices, annual reports and proxy materials at any time by contacting our transfer agent, Computershare, +1 (888) 218-4391 if in the U.S. and +1 (781) 575-3919 if outside the U.S.

If you are a beneficial owner, you may request electronic access by contacting your broker, bank, or other nominee.

What is “householding”?

Some banks, brokers and other nominee record holders may be participating in the practice of “householding” the Internet Notice or the proxy materials, as the case may be. This means that only one copy each of the Internet Notice or the proxy materials, as the case may be, is being sent to multiple shareholders in your household. We will promptly deliver a separate copy of the Internet Notice or proxy materials to you if you call, email or mail our Investor Relations Department, + 1 (303) 220-6600 or ir@libertyglobal.com or Liberty Global plc, attention: Investor Relations Department, 161 Hammersmith Road, London W6 8B6, U.K. If you prefer to receive separate copies of such documents in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, broker or other nominee holder, or you may contact us at the above telephone number, email address or mailing address.

Who will pay for the cost of this proxy solicitation?

We will solicit the proxies and will pay the entire cost, if any, for such solicitation. Our directors, officers and employees may solicit proxies by mail, email, telephone or in person. These persons will receive no additional compensation for such services. We have also retained Innisfree M&A Incorporated to assist in the solicitation of proxies at a cost of $20,000, plus reasonable out of pocket expenses. Brokerage houses, nominees, fiduciaries and other custodians will be requested to forward soliciting material to the beneficial owners of ordinary shares held of record by them and will be reimbursed for their reasonable expenses in connection therewith.

What do I do if I have additional questions?

If you have any further questions about voting or attending the AGM, please call Liberty Global Investor Relations at +1 (303) 220-6600 or contact Innisfree M&A Incorporated, who is acting as proxy solicitation agent for the AGM, at +1 (877) 825-8906 (within the U.S. and Canada) or +1 (412) 232-3651. Banks and brokers may call collect at +1 (212) 750-5833.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Except as otherwise indicated in the notes to the tables below, the security ownership information is given as of April 1, 2022 and, in the case of percentage ownership information, is based upon (1) 175,131,114 Liberty Global Class A shares, (2) 12,994,000 Liberty Global Class B shares and (3) 322,791,222 Liberty Global Class C shares, in each case, outstanding on that date. Beneficial ownership of our Liberty Global Class C shares is set forth below only to the extent known by us or ascertainable from public filings. Our Liberty Global Class C shares are, however, non-voting and, therefore, in the case of voting power, are not included.

Ordinary shares issuable on or within 60 days after April 1, 2022, upon exercise of options or share appreciation rights (SARs), vesting of restricted share units (RSUs), conversion of convertible securities or exchange of exchangeable securities, are deemed to be outstanding and to be beneficially owned by the person holding the options, SARs, RSUs or convertible or exchangeable securities for the purpose of computing the percentage ownership of that person, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person. Also, for purposes of the following presentation, beneficial ownership of our Liberty Global Class B shares, although convertible on a one-for-one basis into our Liberty Global Class A shares, is reported as beneficial ownership of our Liberty Global Class B shares only, and not as beneficial ownership of our Liberty Global Class A shares. The percentage of voting power is presented on an aggregate basis for each person or entity named below.

Security Ownership of Certain Beneficial Owners

The following table sets forth information, to the extent known by us or ascertainable from public filings, concerning our ordinary shares beneficially owned by each person or entity known by us to own more than 5% of any class of our outstanding voting shares.

So far as is known to us, the persons indicated below have sole voting power and sole dispositive power with respect to the ordinary shares indicated as beneficially owned by them, except as otherwise stated in the notes to the table.

Name and Address of Beneficial Owner	Title of Class	Amount and Nature of Beneficial Ownership		Percent of Class	Voting Power
John C. Malone	Liberty Global Class A	4,678,691	(1)(2)(3)	2.7%	30.3%
c/o Liberty Global plc	Liberty Global Class B	8,787,373	(4)(5)	67.6%
161 Hammersmith Road	Liberty Global Class C	17,883,798	(1)(2)(3)(4)	5.5%
London W6 8BS U.K.

Michael T. Fries	Liberty Global Class A	1,843,565	(6)(7)(8)	1.1%	10.1%
c/o Liberty Global plc	Liberty Global Class B	2,914,443	(5)	22.4%
161 Hammersmith Road	Liberty Global Class C	6,086,868	(6)(7)(8)	1.9%
London W6 8BS U.K.

Robert R. Bennett	Liberty Global Class A	208	(9)	*	3.3%
c/o Liberty Media Corporation	Liberty Global Class B	993,552	(9)	7.6%
12300 Liberty Boulevard
Englewood, CO 80112

Artisan Partners Limited Partnership	Liberty Global Class A	10,561,964	(10)	6.0%	3.5%
875 East Wisconsin Avenue, Suite 800	Liberty Global Class B	—		—
Milwaukee, WI 53202

Harris Associates L.P.	Liberty Global Class A	43,252,282	(11)	24.7%	14.2%
111 S. Wacker Drive,	Liberty Global Class B	—		—
Suite 4600
Chicago, IL 60606

*	Less than one percent.

(1)	Includes 124,808 Liberty Global Class A shares and 687,905 Liberty Global Class C shares held by Mr. Malone’s spouse, as to which shares Mr. Malone has disclaimed beneficial ownership.

(2)

Includes 115,971 Liberty Global Class A shares and 951,539 Liberty Global Class C shares, that are subject to options, which were exercisable as of, or will be exercisable within 60 days of, April 1, 2022.

(3)	Includes 2,140,050 Liberty Global Class A shares and 4,736,253 Liberty Global Class C shares held by Columbus Holding LLC, in which Mr. Malone has a controlling interest.

(4)

Includes 110,148 Liberty Global Class B shares held by two trusts managed by an independent trustee, of which the beneficiaries are Mr. Malone’s adult children. Mr. Malone has no pecuniary interest in the trusts, but he retains the right to substitute the assets held by the trusts. Mr. Malone has disclaimed beneficial ownership of the shares held by the trusts. Also, includes 8,677,225 Liberty Global Class B shares and 6,757,225 Liberty Global Class C shares held by a trust with respect to which Mr. Malone is the sole trustee and, with his spouse, retains a unitrust interest in the trust (the Malone Trust).

(5)

Based on the Schedule 13D/A (Amendment No. 7) of Mr. Malone filed with the SEC on February 18, 2014, pursuant to a letter agreement dated as of February 13, 2014, among Michael T. Fries, our CEO and one of our directors, Mr. Malone and the Malone Trust, such parties have agreed that, for so long as Mr. Fries is employed as a principal executive officer by us or serving on our board of directors, (a) in the event the Malone Trust or any permitted transferee (as defined in the letter agreement) is not voting the Liberty Global Class B shares owned by the Malone Trust, Mr. Fries will have the right to vote such Liberty Global Class B shares and (b) in the event the Malone Trust or any permitted transferee determines to sell such Liberty Global Class B shares, Mr. Fries (individually or through an entity he controls) will have an exclusive right to negotiate to purchase such shares, and if the parties fail to come to an agreement and the Malone Trust or any permitted transferee subsequently intends to enter into a sale transaction with a third party, Mr. Fries (or an entity controlled by him) will have a right to match the offer made by such third party.

(6)

Figures include 71,933 Class A shares and 143,866 Class C shares underlying RSUs that will vest on May 1, 2022, without subtraction of additional shares for withholding tax obligations, and also includes 641,260 Liberty Global Class A shares and 4,261,073 Liberty Global Class C shares that would be issuable upon exercise by Mr. Fries of those SARs that are exercisable on, or will be exercisable within 60 days April 1, 2022, assuming exercise and net settlement at the closing sale price on April 1, 2022 (LBTYA: $25.95 and LBTYK: $26.39), and without subtraction of additional shares for withholding tax obligations.

(7)	Includes 1,977 Liberty Global Class A shares and 13,061 Liberty Global Class C shares held in the 401(k) Plan for the benefit of Mr. Fries.

(8)

Includes 69,300 Liberty Global Class A shares and 261,909 Liberty Global Class C shares held by a trust managed by an independent trustee, of which the beneficiaries are Mr. Fries’ children. Mr. Fries has no pecuniary interest in the trust, but he retains the right to substitute the assets held by the trust. Mr. Fries has disclaimed beneficial ownership of the shares held by the trust.

(9)

The number of Liberty Global Class A shares and Liberty Global Class B shares is based upon a Form 8.3 dated November 4, 2015, submitted by Mr. Bennett pursuant to the U.K. Takeover Code. Of the shares reported, a Schedule 13D/A filed by Mr. Bennett on March 6, 2014, shows Mr. Bennett and his spouse jointly owning 749,539 Liberty Global Class B shares and Hilltop Investments, LLC, which is jointly owned by Mr. Bennett and his spouse, owning 232,334 Liberty Global Class B shares.

(10)

The number of Class A Ordinary Shares is based upon the Schedule 13G for the year ended December 31, 2021, filed with the SEC on February 11, 2022, by Artisan Partners Limited Partnership (APLP) on behalf of itself and Artisan Investments GP LLC (Artisan Investments), Artisan Partners Holdings LP (Artisan Holdings), and Artisan Partners Asset Management Inc. (APAM). APLP is an investment adviser. Artisan Holdings is the sole limited partner of APLP and the sole member of Artisan Investments; Artisan Investments is the general partner of APLP; APAM is the general partner of Artisan Holdings. The Schedule 13G reflects that APLP, Artisan Investments, Artisan Holdings and APAM share dispositive power over all of the Class A shares.

(11)

The number of Liberty Global Class A shares is based upon the Schedule 13G/A (Amendment No. 6) for the year ended December 31, 2021, filed with the SEC on February 11, 2022, by Harris Associates Inc. (HAI) on behalf of itself and as general partner of Harris Associates L.P. (Harris L.P.). The Schedule 13G/A reflects that HAI and Harris L.P. each have sole voting power over 30,819,234 of the Liberty Global Class A shares and sole dispositive power over all of the Liberty Global Class A shares.

Security Ownership of Management

The following table sets forth information with respect to the beneficial ownership by each of our directors and each of our named executive officers as described below, and by all of our directors and executive officers as a group, of each class of our outstanding shares.

So far as is known to us, the persons indicated below have sole voting power and sole dispositive power with respect to the ordinary shares indicated as owned by them, except as otherwise stated in the notes to the table. With respect to certain of our executive officers and directors, the number of shares indicated as owned by them includes shares held by the 401(k) Plan as of March 31, 2022, for their respective accounts.

Name and Address of Beneficial Owner	Title of Class	Amount and Nature of Beneficial Ownership		Percent of Class	Voting Power
John C. Malone	Liberty Global Class A	4,678,691	(1)(2)(3)(4)	2.7%	30.3%
Chairman of the Board	Liberty Global Class B	8,787,373	(5)(6)	67.6%
	Liberty Global Class C	17,883,798	(1)(2)(3)(4)(5)	5.5%

Andrew J. Cole	Liberty Global Class A	66,062	(4)(7)	*	*
Director	Liberty Global Class B	—		—
	Liberty Global Class C	147,967	(4)	*

Miranda Curtis	Liberty Global Class A	175,738	(4)	*	*
Director	Liberty Global Class B	—		—
	Liberty Global Class C	410,336	(4)	*

John W. Dick	Liberty Global Class A	92,716	(4)	*	*
Director	Liberty Global Class B	—		—
	Liberty Global Class C	225,780	(4)	*

Michael T. Fries	Liberty Global Class A	1,843,565	(4)(8)(9)	1.1%	10.1%
Director, Chief Executive Officer & President	Liberty Global Class B	2,914,443	(6)	22.4%
	Liberty Global Class C	6,086,868	(4)(8)(9)	1.9%

Paul A. Gould	Liberty Global Class A	270,833	(4)	*	*
Director	Liberty Global Class B	51,429		*
	Liberty Global Class C	1,091,285	(4)	*

Richard R. Green	Liberty Global Class A	51,945	(4)	*	*
Director	Liberty Global Class B	—		—
	Liberty Global Class C	113,653	(4)	*

David E. Rapley	Liberty Global Class A	41,169	(4)	*	*
Director	Liberty Global Class B	—		—
	Liberty Global Class C	88,884	(4)	*

Larry E. Romrell	Liberty Global Class A	70,058	(4)	*	*
Director	Liberty Global Class B	—		—
	Liberty Global Class C	150,565	(4)	*

J. David Wargo	Liberty Global Class A	106,538	(4)(10)(11)	*	*
Director	Liberty Global Class B	—		—
	Liberty Global Class C	280,574	(4)(10)(11)	*

Charles H.R. Bracken	Liberty Global Class A	203,552	(4)	*	*
Executive Vice President & Chief Financial Officer	Liberty Global Class B	—		—
	Liberty Global Class C	1,086,436	(4)	*

Bryan H. Hall	Liberty Global Class A	273,727	(4)	*	*
Executive Vice President & General Counsel & Secretary	Liberty Global Class B	—		—
	Liberty Global Class C	1,013,026	(4)(8)	*

Enrique Rodriguez	Liberty Global Class A	323,145	(4)	*	*
Executive Vice President & Chief Technology Officer	Liberty Global Class B	—		—
	Liberty Global Class C	875,751	(4)(8)	*

Name and Address of Beneficial Owner	Title of Class	Amount and Nature of Beneficial Ownership		Percent of Class	Voting Power
Andrea Salvato	Liberty Global Class A	239,330	(4)	*	*
Senior Vice President & Chief Development Officer	Liberty Global Class B	—		—
	Liberty Global Class C	728,279	(4)	*

All directors and executive officers as a group (14 persons)	Liberty Global Class A	8,437,037	(12)(13)	4.8%	41.0%
	Liberty Global Class B	11,753,245	(12)	90.5%
	Liberty Global Class C	30,183,202	(12)(13)	9.1%

*	Less than one percent.

(1)	Includes 124,808 Liberty Global Class A shares and 687,905 Liberty Global Class C shares held by Mr. Malone’s spouse, as to which shares Mr. Malone has disclaimed beneficial ownership.

(2)

Includes 115,971 Liberty Global Class A shares and 951,539 Liberty Global Class C shares, that are subject to options, which were exercisable as of, or will be exercisable within 60 days of, April 1, 2022.

(3)	Includes 2,140,050 Liberty Global Class A shares and 4,736,253 Liberty Global Class C shares held by Columbus Holding LLC, in which Mr. Malone has a controlling interest.

(4)

Includes shares that are subject to RSUs, options or shares issuable upon exercise of SARs, based on the closing prices of $25.95 for Liberty Global Class A shares and $26.39 for Liberty Global Class C shares, which vested or were exercisable as of, or will vest or will be exercisable within 60 days of April 1, 2022, as follows:

Owner	Liberty Global Class A RSUs	Liberty Global Class C RSUs	Liberty Global Class A SARs / Options	Liberty Global Class C SARs / Options
John C. Malone	—	—	115,971	951,539
Andrew J. Cole	—	—	43,049	91,316
Miranda Curtis	—	—	45,038	97,395
John W. Dick	—	—	45,038	97,395
Michael T. Fries	71,933	143,866	641,260	4,261,073
Paul A. Gould	—	—	45,038	97,395
Richard R. Green	—	—	45,038	97,395
David E. Rapley	—	—	38,040	81,353
Larry E. Romrell	—	—	45,038	97,395
J. David Wargo	—	—	45,038	97,395
Charles H.R. Bracken	38,673	77,347	130,250	878,805
Bryan H. Hall	25,781	51,564	126,251	777,957
Enrique Rodriguez	32,227	64,455	157,815	547,757
Andrea Salvato	28,116	56,234	126,251	568,877

(5)

Includes 110,148 Liberty Global Class B shares held by two trusts managed by an independent trustee, of which the beneficiaries are Mr. Malone’s adult children. Mr. Malone has no pecuniary interest in the trusts, but he retains the right to substitute the assets held by the trusts. Mr. Malone has disclaimed beneficial ownership of the shares held in the trusts. Also includes 8,677,225 Liberty Global Class B shares and 6,757,225 Liberty Global Class C shares held by the Malone Trust.

(6)

Based on the Schedule 13D/A (Amendment No. 7) of Mr. Malone filed with the SEC on February 18, 2014, pursuant to a letter agreement dated as of February 13, 2014, among Michael T. Fries, our CEO and one of our directors, Mr. Malone and the Malone Trust, such parties have agreed that, for so long as Mr. Fries is employed as a principal executive officer by us or serving on our board of directors, (a) in the event the Malone Trust or any permitted transferee (as defined in the letter agreement) is not voting the Liberty Global Class B shares owned by the Malone Trust, Mr. Fries will have the right to vote such Liberty Global Class B shares and (b) in the event the Malone Trust or any permitted transferee determines to sell such Liberty Global Class B shares, Mr. Fries (individually or through an entity he controls) will have an exclusive right to negotiate to purchase such shares, and if the parties fail to come to an agreement and the Malone Trust or any permitted transferee subsequently intends to enter into a sale transaction with a third party, Mr. Fries (or an entity controlled by him) will have a right to match the offer made by such third party.

(7)	Includes 32 Liberty Global Class A shares held by Mr. Cole’s minor daughter.

(8)	Includes shares held in the 401(k) Plan as follows:

Owner	Liberty Global Class A	Liberty Global Class C
Michael T. Fries	1,977	13,061
Bryan H. Hall	—	6,448
Enrique Rodriguez	—	4,283

(9)

Includes 69,300 Liberty Global Class A shares and 261,909 Liberty Global Class C shares held by a trust managed by an independent trustee, of which the beneficiaries are Mr. Fries’ children. Mr. Fries has no pecuniary interest in the trust, but he retains the right to substitute the assets held by the trust. Mr. Fries has disclaimed beneficial ownership of the shares held by the trust. Figure also includes 71,933 Class A shares and 143,866 Class C shares underlying RSUs that will vest on May 1, 2022, without subtraction of additional shares for withholding tax obligations. This also includes 641,260 Liberty Global Class A shares and 4,261,073 Liberty Global Class C shares that would be issuable upon exercise by Mr. Fries of those SARs that are exercisable on, or will be exercisable within 60 days hereof, assuming exercise and net settlement at the closing sale price on April 1, 2022 (LBTYA: $25.95 and LBTYK: $26.39), and without subtraction of additional shares for withholding tax obligations.

(10)	Includes shares pledged to the indicated entities in support of one or more lines of credit or margin accounts extended by such entities:

	No. of Shares Pledged
Beneficial Owner	Liberty Global Class A	Liberty Global Class C	Entity Holding the Shares
J. David Wargo	59,925	178,295	Fidelity Brokerage Services, LLC

(11)

Includes 158 Liberty Global Class A shares and 524 Liberty Global Class C shares held in various accounts managed by Mr. Wargo, as to which shares Mr. Wargo has disclaimed beneficial ownership. Also includes 32 Liberty Global Class C shares held by Mr. Wargo’s spouse, as to which Mr. Wargo has disclaimed beneficial ownership.

(12)

Includes 194,266 Liberty Global Class A shares, 110,148 Liberty Global Class B shares and 950,370 Liberty Global Class C shares held by relatives of certain directors and executive officers or held pursuant to certain trust arrangements or in managed accounts, as to which shares beneficial ownership has been disclaimed.

(13)

Includes 467,288 Liberty Global Class A shares and 1,708,578 Liberty Global Class C shares that are subject to options, which were exercisable as of, or will be exercisable or vest within 60 days of, April 1, 2022; 1,977 Liberty Global Class A shares and 23,792 Liberty Global Class C shares held by the 401(k) Plan; and 59,925 Liberty Global Class A shares and 178,295 Liberty Global Class C shares pledged in support of various lines of credit or margin accounts. Figure also includes 196,730 Class A shares and 393,466 Class C shares underlying RSUs that will vest on May 1, 2022, without subtraction of additional shares for withholding tax obligations. This also includes 1,181,827 Liberty Global Class A shares and 7,034,469 Liberty Global Class C shares that would be issuable upon exercise by our directors and officers of those SARs that are exercisable on, or will be exercisable within 60 days April 1, 2022, assuming exercise and net settlement at the closing sale price on April 1, 2022 (LBTYA: $25.95 and LBTYK: $26.39), and without subtraction of additional shares for withholding tax obligations.

Change in Control

We know of no arrangements, including any pledge by any person of our securities, the operation of which may at a subsequent date result in a change in control of our company.

Delinquent Section 16(a) Reports

Section 16(a) of the Securities Exchange Act of 1934, as amended (the Exchange Act), requires our executive officers and directors, and persons who own more than ten percent of a registered class of our equity securities, to file reports of ownership and changes in ownership with the SEC.

Based solely on a review of the copies of the Forms 3, 4 and 5 and amendments to those forms filed with the SEC and written representations made to us by our executive officers and directors, we believe that, during the year ended December 31, 2021, all Section 16(a) filing requirements applicable to our officers, directors and greater than ten-percent beneficial owners were met, with the exception of one Form 4 reporting one transaction that was filed by Larry E. Romrell on an untimely basis.

CORPORATE GOVERNANCE

Governance Guidelines

Our board has adopted corporate governance guidelines, which are available on our website at www.libertyglobal.com. Under the guidelines, our independent directors meet privately at least twice a year in executive session, which sessions are generally held in conjunction with a regularly scheduled board meeting. The presiding director for these meetings is currently Paul A. Gould, the chairman of the audit committee.

Director Independence

It is our policy that a majority of the members of our board of directors be independent of our management. For a director to be deemed independent, our board of directors must affirmatively determine that the director has no direct or indirect material relationship with our company other than in his or her capacity as a board member. To assist our board of directors in determining which of our directors qualify as independent for purposes of the NASDAQ Stock Market (NASDAQ) rules, as well as applicable rules and regulations adopted by the SEC, the nominating and corporate governance committee of our board follows the Corporate Governance Rules of NASDAQ on the criteria for director independence. In addition, audit committee and compensation committee members must meet additional heightened independence criteria applicable to audit committee and compensation committee members under applicable NASDAQ and SEC requirements.

In accordance with these criteria, our board of directors has determined that each of Andrew J. Cole, Miranda Curtis, John W. Dick, Marisa D. Drew, Paul A. Gould, Richard R. Green, Larry E. Romrell, Daniel E. Sanchez and J. David Wargo qualifies as an independent director of our company. David Rapley, whose retirement from the board will be effective at the 2022 AGM, has also been deemed independent.

Board Leadership Structure

Our board of directors has the authority to determine whether the offices of chairman of the board and chief executive officer should be held by the same or different persons. Since June 2005, these offices have been divided between John C. Malone and Michael T. Fries, respectively, and our board believes that this division continues to be appropriate for our company and its shareholders. This separation allows Mr. Fries, our chief executive officer and president (CEO), to focus his energies on actively directing the management of our global operations, including the development and execution of company strategies and business plans, providing leadership to our executives and employees and representing our company to business partners, investors and the media. Our chairman provides guidance to our CEO and strong leadership to our board in its consideration of strategic objectives and associated risks and oversight of our management’s and company’s performance.

Risk Oversight

Our management team is responsible for identifying and managing risk related to our company and its significant business activities, subject to oversight by our board of directors. Our board executes its risk oversight directly and through its committees. Our board engages in regular briefings and discussions with senior management and periodic in-depth sessions on specific topics. For certain risk topics as discussed below, a board committee will have initial responsibility for exercising this oversight role, with the chair of the relevant committee reporting to the full board.

Full Board

At each regularly scheduled board meeting, our board receives reports from our CEO and other members of senior management with respect to their business unit or functional area, which include information relating to general and specific risks facing our company. These reports address, among other things, material business-specific risks, such as competitive challenges, regulatory initiatives and risks related to operational execution, as well as macro-economic and political risks. Functional area reports cover our capital structure, liquidity, foreign currency exposure, credit and equity market conditions, developments in technology, cybersecurity risks, legal and regulatory compliance, and talent management and compensation programs. In-depth presentations are made by senior management in connection with our board’s consideration of acquisition, disposition and joint venture opportunities and other strategic initiatives, which include a discussion of material risks to achieving the business case for the proposed transaction or project. Our senior management regularly updates the audit committee and board on our cybersecurity risks, including how we mitigate such risks. Periodically, a more detailed review of a specific country of operation will be provided by the local management team or a specific topic of interest, such as technology developments, will be explored in greater depth during board meetings or during off-site visits. Prior to the COVID-19 pandemic, our board of directors made annual site visits to different countries in which we operate, which practice is anticipated to resume as soon as practicable. The members of the board also have periodic strategy meetings with members of senior management. Our senior management’s attendance at board meetings, the site visits and strategy sessions provide frequent opportunities for our directors to interact with members of our management team to understand and provide input on relevant risk exposures. Also, through its review of our strategies and objectives, budgets and business plans, our board of directors sets the direction for appropriate risk taking within our operations.

Committees

Audit Committee. Our audit committee has oversight responsibility for the policies, processes and risks relating to our financial statements, financial reporting processes, auditing and information security and technology, including cybersecurity risks. The senior officer of our internal audit and compliance group reports to the audit committee and assists the committee with its review of relevant risks within its oversight responsibility and of our internal controls. Senior officers of our finance and accounting groups attend all regularly scheduled audit committee meetings and provide in-depth reports on specific risks, including changes in accounting rules, risks associated with liquidity, covenant compliance, currency and interest rate hedging positions and stability of counterparties. From time to time, the audit committee, with management, identifies and reviews other areas of risks related to Liberty Global’s operations and receives quarterly reports on and reviews cybersecurity risks. The audit committee also receives reports on allegations received through our ethics compliance reporting process and the status of investigations into such allegations. Additional functions of the audit committee are described under Board and Committees of the Board —Audit Committee below.

Compensation Committee. Our compensation committee has oversight responsibility with respect to risks related to the design and implementation of our compensation programs. At least annually, our compensation committee considers the risks associated with our compensation policies and practices. To assist the compensation committee in discharging this responsibility, our global human resources group provides reports on the design and administration of incentive programs and the safeguards in effect to avoid encouraging unnecessary or excessive risk taking. A risk assessment was conducted for 2021, and the compensation committee determined that no material risks were present.

Nominating and Corporate Governance Committee. Our nominating and corporate governance committee has oversight responsibility with respect to risks related to our governance, including board and director performance and governance guidelines.

Succession Planning Committee. Our succession planning committee has oversight responsibility for the risks related to succession planning for our CEO and other executive officers, as well as risks associated with a CEO absence. The committee aims to undertake an annual evaluation of the CEO candidate profile and qualifications that meets the leadership needs of Liberty Global.

Code of Business Conduct and Code of Ethics

We have adopted a code of business conduct that applies to all of our employees, directors and officers. In addition, we have adopted a code of ethics for our CEO and senior financial officers and the managing directors and senior financial officers at our operating companies, which constitutes our “code of ethics” within the meaning of Section 406 of the Sarbanes-Oxley Act of 2002 (the Sarbanes-Oxley Act). Both codes are available on our website at www.libertyglobal.com.

Corporate Responsibility

At Liberty Global, we believe the connections we are building today are helping to create a better tomorrow. We strive to bring gigabit connectivity and next-generation digital solutions in a responsible, inclusive and sustainable way, to effect positive impact on our environment and advance social issues. We see our responsibility rooted in providing reliable, quality, gigabit speeds, enabling our customers, businesses and communities equitable access to vital digital applications, services and skills needed to thrive in today’s digital world. We protect the privacy and online safety of our customers, as well as work to ensure our impact on the planet is minimal.

Across our business, we are working hard to reduce greenhouse gas emissions, improve our energy efficiency and reduce e-waste generation. In 2021, Liberty Global became a founding member of the European Green Digital Coalition, supporting a green and digital transformation of the European Union. Already among the first 500 companies to receive approval for science-based targets in line with the 2015 Paris Climate Agreement, last year, in accordance with those targets, we announced our commitment to reach Net Zero across Scopes 1 and 2 emissions by 2030. We are currently assessing our full value chain in preparation to expand our commitment to include Scope 3 emissions later this year. We are therefore focused on deploying solutions that drive down energy use, innovating through new technologies and operational best practices to conserve energy across our markets, and procuring renewable energy. Our operating companies increasingly source renewable wind and solar-powered energy, and all are transitioning to electric and hybrid vehicle fleets.

Last year, 100% of Liberty Global’s refinancings and new financings were attached to commitments that will fund green projects or support the advancement of ESG targets. We continued to invest in environmentally conscious companies through our Ventures portfolio, which includes an impact startup targeting the climate crisis, an all-electric racing series and a joint venture providing residential electric vehicle charging points. Meanwhile, we are innovating our own products, using better materials to ensure longevity, efficiency and reparability. In 2021, we increased the use of recycled plastics for our Mini TV Box – our smallest, greenest set top box to date – to 85%, while continuing to reduce energy consumption by 77% compared to our previous version.

Connectivity has never been more crucial to society than since the beginning of the global COVID-19 pandemic. Our advanced broadband and mobile services have enabled millions to stay connected to families and friends, work and educate remotely and continue to participate in their lives.

The universal need for digital access, digital skills and online safety is central to our social responsibility ethos. Through 2021, we continued to address digital inequities in disadvantaged communities throughout our markets with affordable ‘Essential Broadband’ services. We also provided support with laptops and other devices, so all have a chance to benefit from a digital society. We see our role as more than just connectivity, it is also about providing people with the skills they need to develop in the digital world. Our digital inclusion programs create exciting ways for young people, small business entrepreneurs and charitable organizations to learn new skills needed to thrive in the digital economy and create a positive social impact.

We also believe that everyone should benefit from connectivity with confidence in knowing their data and digital lives are protected. We embed privacy and security measures throughout our operations and adhere diligently to applicable local and European legislation.

We are a strong community supporter and encourage our people to get involved. In 2021, we increased our volunteer program to offer employees 24 hours of company time to volunteer in the areas most important to them. In the months following this new policy, our average monthly volunteer hours have increased by more than 250%.

Our Corporate Responsibility approach stands behind governance, transparency and ethical business practices that support our people, customers and communities. Liberty Global values a world that affords everyone the opportunity to benefit from a connected and sustainable future.

Diversity, Equity and Inclusion

Diversity, equity and inclusion have long been priorities for Liberty Global and our operating companies and will become even more integral moving forward. Over the past several years, Liberty Global, Virgin Media-O2, VodafoneZiggo, Telenet, Sunrise UPC, Virgin Media Ireland and UPC Slovakia have all pursued gender diversity as strategic goals, with an emphasis on building a gender-diverse pipeline. Similarly, inclusion is a key focus area, and we are committed to providing an environment that empowers everyone to bring their full selves to work while creating more inviting workplaces regardless of age, race, gender, ethnicity, sexual orientation or ability or neurodiversity differences.

We are resolved to building a safe, accepting and inclusive culture in our workplace and have been actively involved in similar efforts in our local communities. A diverse and inclusive culture is critical to our performance, reputation and our innovation initiatives that help us better meet the needs of our diverse customer base. As an example, in 2021, we built upon our redefined efforts toward Diversity, Equity & Inclusion (DE&I). In addition to appointing a Chief DE&I Officer and further developing our DE&I Council composed of our CEO and 19 executive representatives from around the company, we launched five Employee Resource Groups (ERG) focusing on gender, race and ethnicity, multigenerational, ability and neurodiversity and sexual orientation. We also implemented a global policy on anti-bullying, discrimination and harassment for all of our employees in 2021 and engaged in impactful small group conversations centering on discrimination and harassment in the workplace. Our DE&I Council continues to work with colleagues across the Liberty Global footprint to ensure DE&I is embedded into everything we do, including the products we design, the decisions we make, the communities in which we operate and the relationships we have with our customers, suppliers and shareholders. The DE&I Council’s role is to sponsor and enable change so that everyone feels that they can bring their true selves to work every day.

Liberty Global is committed to not only making an impact within our family of companies but also within the communities in which we operate. That is why, in 2021, Liberty Global partnered with Avesta Capital to make significant investments in start-up companies focused on making a positive social impact. These investments include, among others, funding for companies that seek to engage students of color in STEM subjects and companies that provide culturally sensitive primary and mental health care to women of color.

Liberty Global’s board of directors considers diversity in its decisions concerning board composition, and this year, we added two new directors, with our board now having three members with diverse backgrounds out of 11 members as of the 2022 AGM.

Our consideration of diversity at board levels extends beyond our own board as well. Our Belgian operations are conducted by Telenet, a publicly traded company, where we have a controlling interest of approximately 60% of the outstanding shares. Telenet has nominated 11 directors for election at its annual shareholder meeting in April 2022. Of these 11 directors, five have diverse backgrounds.

Political Contributions

Our code of business conduct restricts the use of company funds and assets for political contributions to political parties, political party officials and candidates for office, unless approved by our general counsel. Additionally, our charitable giving programs available to employees prohibit political contributions by our company. At this meeting, while we have no specific plans to make any contributions, we are requesting that our shareholders authorize the company to make or incur payments not to exceed $1.0 million in the aggregate for political donations (including donations to political organizations and political parties) and political expenditures, during the period beginning on the date of the AGM and expiring at the next annual general meeting of Liberty Global. For further information on this resolution, please see Resolution 10 below. The company did not utilize this authority in calendar year 2021.

Shareholder Communication with Directors

Our shareholders and other interested parties may send communications to our board of directors or to individual directors by mail addressed to the board of directors or to an individual director c/o Liberty Global plc, 161 Hammersmith Road, London W6 8BS, U.K. Attn: General Counsel. Communications from our shareholders will be forwarded to our directors on a timely basis.

Policies Regarding Hedging

Our Insider Trading Policy requires each of our directors and executive officers to pre-clear all proposed transactions in our company’s securities, including hedging or monetization transactions, with the legal department or our company’s outside counsel. The policy prohibits short sales of our company’s securities by any director or employee. Otherwise, we do not have any practices or policies regarding the ability of our employees (including officers) or directors, or any of their designees, to purchase financial instruments (including prepaid variable forward contracts, equity swaps, collars, and exchange funds), or otherwise engage in transactions, that hedge or offset, or are designed to hedge or offset, any decrease in the market value of our equity securities.

Given the long tenure of most of our directors and officers, and the extent of shares held by directors and officers in the company, we do not restrict pledges of the company’s securities by our officers or directors, and over several years only a few persons have had any pledges in place. Our NEOs did not have any pledges in place with respect to the company’s securities as of December 31, 2021. Senior executives of the company are encouraged to hold the company’s shares and are subject to a share ownership policy. In most cases the share ownership policy is substantially exceeded. Additional information on our share ownership policy can be found at —Elements of Our Compensation Packages—Share Ownership Policy. The ability to pledge shares in a traditional broker arrangement may facilitate deeper ownership of the underlying shares and discourage sales of shares. Furthermore, executives may have other investments or assets pledged (in addition to shares of our company) within the same financial arrangements and the ratio of collateral to principal may be low or otherwise present minimal risk.

BOARD AND COMMITTEES OF THE BOARD

Board Membership Change-over and Experience

Our board of directors currently has 12 members. Our long-serving board member David Rapley has decided to retire from the board effective at the 2022 AGM, at which time our board will reduce to 11 members. The board has three classes of members: Class I directors, whose term expires at the 2023 AGM, Class II directors, whose term expires at the 2024 AGM, and Class III directors, whose term expires at the 2022 AGM. Set forth below is our current board of directors, including their committee memberships, if any.

	Audit	Compensation	Nominating & Corporate Governance	Succession Planning	Director Class

Andrew J. Cole		●	●		III

Miranda Curtis	●		●	●	II

John W. Dick	●		●		II

Marisa D. Drew[1]					III

Michael T. Fries					I

Paul A. Gould	Chair	●	●	●	I

Richard R. Green		●	●		III

John C. Malone				Chair	I

David E. Rapley[2]			Chair	●	III

Larry E. Romrell		Chair	●	●	I

Daniel E. Sanchez[1]					III

J. David Wargo	●		●		II

2021 Committee Meetings	6	6	1	1

1	Ms. Drew and Mr. Sanchez were appointed to the board on March 16, 2022 and are not currently assigned to any committees.

2	Mr. Rapley has announced his retirement from the board, which retirement will become effective at the 2022 AGM.

During 2021, we had 8 meetings of our full board of directors. Each director attended, either in person or telephonically, at least 75% of the total number of meetings of our board and each committee on which he or she served. The independent directors of Liberty Global held five executive sessions without the participation of management during 2021. Our board of directors encourages all members to attend each annual general meeting of our shareholders. Due to the COVID-19 pandemic and the fully-remote and shortened AGM in 2021, none of our board members, other than Mr. Fries, attended the 2021 AGM in person.

Information with respect to each of the current committees of our board of directors is provided below. Our board of directors has adopted a written charter for each of its committees, which are available on our website at www.libertyglobal.com.

Committees of the Board

Audit Committee

A description of the audit committee members’ respective experience is set forth under Director Biographies below. Our board of directors has determined that more than one member of the committee, including its chairman, Mr. Gould, qualifies as an “audit committee financial expert” under applicable SEC rules and regulations.

The audit committee reviews and monitors our corporate financial reporting and our internal and external audits. The audit committee’s functions include:

•	appointing and, if necessary, replacing our independent auditors;

•	reviewing and approving, in advance, the scope and the fees of all auditing services, and all permissible non-auditing services, to be performed by our independent auditors;

•

reviewing our annual audited financial statements with our management and our independent auditors and making recommendations regarding inclusion of such audited financial statements in certain of our public filings;

•

overseeing the work of our independent auditor for the purpose of preparing or issuing an audit report or related work or performing other audit, review or attestation services, including holding quarterly meetings to review our quarterly reports and releases, discussing with our independent auditors issues regarding the ability of our independent auditors to perform such services, reviewing with our independent auditors any audit related problems or difficulties and the response of our management, and addressing other general oversight issues;

•

reviewing and discussing with management and our independent auditors issues regarding accounting principles, tax matters, effectiveness of internal controls, financial reporting, and regulatory and accounting initiatives;

•

overseeing the maintenance of an internal audit function, discussing with our independent auditors, the internal auditor and our management, as appropriate, the internal audit function’s responsibilities, budget and staff, periodically reviewing with our independent auditors the results and findings of the internal audit function and coordinating with our management to ensure that the issues associated with such results and findings are addressed;

•	discussing with management financial risk exposure and risk management policies;

•

reviewing disclosures by our certifying officers on any significant deficiencies or material weaknesses in the design or operation of our internal controls and any fraud involving persons who have a significant role in our internal controls;

•

overseeing management’s processes and activities with respect to confirming compliance with applicable securities laws and SEC and NASDAQ rules relating to our accounting and financial reporting processes and the audit of our financial statements;

•

establishing procedures for the consideration of alleged violations of the code of business conduct and the code of ethics adopted by our board and for the reporting and disclosure of violations of or waivers under such codes;

•	establishing procedures for receipt, retention and treatment of allegations on accounting, internal accounting controls or audit matters; and

•	preparing a report for our annual proxy statement.

In addition to the foregoing, as provided in our corporate governance guidelines referenced above, the audit committee must review and approve any related party transaction in which an executive officer has a direct or indirect interest for which disclosure is required under SEC rules.

Compensation Committee

The compensation committee sets our overall compensation philosophy and oversees our executive compensation and benefits programs, policies and practices. The compensation committee’s functions include:

•	reviewing and approving annual and long-term performance goals and objectives for our CEO;

•	evaluating the performance of and determining the compensation for our CEO;

•	reviewing and approving the compensation of our executive officers and certain other executives, including any employment agreements;

•	reviewing and approving the employment agreements of our executive officers and certain other executives and any applicable amendments;

•

reviewing and approving cash-based and equity-based compensation plans that are shareholder approved and awards granted thereunder where participants are executive officers and other members of senior management;

•	discussing with management the risk from our compensation program and policies;

•	reviewing shareholder votes on compensation matters and making recommendations to the board of what actions, if any are warranted; and

•	preparing a report for our annual proxy statement.

See Executive Officers and Directors Compensation — Compensation Discussion and Analysis below for a description of the responsibilities of the compensation committee on matters related to executive compensation and administration of the various incentive plans of our company for awards to employees.

The compensation committee has the authority to engage its own compensation consultants and other independent advisors. During 2021, the compensation committee did not retain any independent advisors for purposes of rendering advice on our executive compensation.

Nominating and Corporate Governance Committee

The nominating and corporate governance committee identifies and recommends persons as nominees to our board of directors, reviews from time to time our corporate governance guidelines and oversees the evaluation of our board of directors. Its duties include:

•	reviewing and recommending compensation for our non-executive directors, including equity-based awards;

•	developing criteria for board membership;

•	reviewing candidates recommended by shareholders for elections to the board; and

•	assessing director and candidate independence.

The nominating and corporate governance committee will consider candidates for director recommended by any shareholder, provided that such nominations are properly submitted. Eligible shareholders wishing to recommend a candidate for nomination as a director should send the recommendation in writing to the Nominating and Corporate Governance Committee, Liberty Global plc, 161 Hammersmith Road, London W6 8BS, U.K., Attn: General Counsel. Shareholder recommendations must be made in accordance with our articles of association, as discussed under Shareholder Resolutions in this proxy statement, and contain the following information:

•

the proposing shareholder’s name and address and documentation indicating the number of ordinary shares beneficially owned by such person and the holder or holders of record of those shares, together with a statement that the proposing shareholder is recommending a candidate for nomination as a director;

•

the candidate’s name, age, business and residential addresses, principal occupation or employment, business experience, educational background and any other information relevant in light of the factors considered by the nominating and corporate governance committee in making a determination of a candidate’s qualifications, as described below;

•	a statement detailing any relationship, arrangement or understanding that might affect the independence of the candidate as a member of our board;

•	any other information that would be required under SEC rules in a proxy statement soliciting proxies for the election of the candidate as a director;

•	a representation as to whether the proposing shareholder intends to deliver any proxy materials or otherwise solicit proxies in support of the director nominee;

•

a representation that the proposing shareholder intends to appear in person or by proxy at the annual general shareholders meeting at which the person named in such notice is to stand for election; and

•	a signed consent of the candidate to serve as a director, if nominated and elected.

In connection with its evaluation, the nominating and corporate governance committee may request additional information from the proposing shareholder and the candidate. The nominating and corporate governance committee has sole discretion to decide which individuals to recommend for nomination as directors.

To be nominated to serve as a director, a nominee need not meet any specific, minimum criteria; however, the nominating and corporate governance committee believes that nominees for director should possess the highest personal and professional ethics, integrity and values and should be committed to our long-term interests and the interests of our shareholders. When evaluating a potential director nominee, including one recommended by a shareholder, the nominating and corporate governance committee will take into account a number of factors, which may include the following:

•	independence from management; education and professional background; judgment, skill and reputation;

•	understanding of our business and the markets in which we operate;

•	expertise that is useful to us and complementary to the expertise of our other directors;

•	existing commitments to other businesses as a director, executive or owner;

•	personal conflicts of interest, if any; and

•	the size and composition of our existing board of directors.

The nominating and corporate governance committee does not have a formal policy on diversity, although it adheres to all applicable regulations and rules concerning diverse representation on the board. It also considers whether the nominee has personal capabilities and qualifications that contribute to the overall diversity of our board. For this purpose, the committee construes diversity broadly to include a variety of perspectives, opinions, professional backgrounds and experiences.

When seeking director candidates, the nominating and corporate governance committee may solicit suggestions from incumbent directors, management, shareholders and others. After conducting an initial evaluation of a prospective nominee, the nominating and corporate governance committee will interview that candidate if it believes the candidate might be suitable to be a director. The nominating and corporate governance committee may also ask the candidate to meet with management. If the nominating and corporate governance committee believes a candidate would be a valuable addition to the board of directors, it may recommend to our full board that candidate’s appointment or election.

Prior to nominating an incumbent director for re-election at an annual general meeting, the nominating and corporate governance committee considers, in addition to the foregoing criteria, the director’s past attendance at, and participation in, meetings of our board of directors and its committees and the director’s formal and informal contributions to the various activities conducted by the board and the board committees of which such individual is a member.

Based on the foregoing considerations, the nominating and corporate governance committee determined to recommend Ms. Drew and Messrs. Cole, Green and Sanchez for nomination for re-election at the 2022 AGM to serve on our board as Class III directors, for a term expiring at the 2025 annual general meeting or until a successor in interest is appointed.

Succession Planning Committee

Our board of directors has established a succession planning committee to assist the full board in succession planning for our CEO and other executive officers. The responsibilities of the succession planning committee include the development of candidate profiles and qualifications, the identification and evaluation of potential internal candidates and opportunities for their development, the evaluation of potential external candidates and reporting to the full board on the results of its work. Our CEO collaborates with the succession planning committee in the performance of its functions. Our board of directors has adopted a written charter for the succession planning committee, which is available on our website at www.libertyglobal.com.

Executive Committee

Our board of directors has established an executive committee pursuant to our articles of association, whose members are Michael T. Fries and John C. Malone, neither of whom is an independent director. The primary purpose of the executive committee is to exercise powers of the board of directors on matters requiring expediency that arise between regularly scheduled board meetings, such as financings, investments, tax planning, acquisitions and divestitures and similar matters. Except as specifically prohibited by the Companies Act or limited by our board of directors, the executive committee may exercise all the powers and authority of our board in the management of our business and affairs between board meetings, including the power and authority to authorize the issuance of ordinary shares of our capital stock, with the exception of certain matters, including amendments to the articles of association and fundamental changes to Liberty Global (such as a merger or sale of substantially all of its assets).

Name & Positions	Experience

John C. Malone

Chairman

Class II Director

Age: 80

Director since: June 2005

Public Company Directorships:

Liberty Media Corporation

(Chairman since August 2011)

Qurate Retail, Inc.
(since 1994; Chair 1994 to March 2018)

Discovery, Inc.
(since September 2008)

Liberty Broadband Corporation
(Chairman since November 2014)

Liberty Expedia Holdings,

Inc.
(Chairman November 2016 to July 2019)

GCI Liberty Inc.
(Chair from March 2018 to December 2020)

Liberty Latin America Ltd.
(from December 2017 to December 2019)

Charter Communications, Inc.
(May 2013 to July 2018)

Lions Gate Entertainment Corp
(March 2015 to September 2018)

Expedia Group, Inc.
(December 2012 to December 2017)

Mr. Malone is an experienced business executive, having served as the chief executive officer of TeleCommunications Inc (TCI). for over 25 years until its acquisition by AT&T Corporation in 1999. During that period, he successfully led TCI as it grew through acquisitions and construction into the largest multiple cable system operator in the U.S., invested in and nurtured the development of unique cable television programming, including the Discovery Channel, QVC and Starz/Encore, expanded through joint ventures into international cable operations in the U.K. (Telewest Communications plc), Japan (Jupiter Telecommunications Co. Ltd. (J:COM)) and other countries, and invested in new technologies, including high speed internet, alternative telephony providers, wireless personal communications services and direct-to-home satellite.

Mr. Malone is considered worldwide to be one of the preeminent figures in the telecommunications and media industries. Mr. Malone’s proven business acumen as a long-time chief executive of large, complex organizations and his extensive knowledge and experience in the cable television, telecommunications, media and programming industries are a valuable resource to our board in evaluating the challenges and opportunities of our global business and our strategic planning and strengthen our board’s collective qualifications, skills and attributes.

Name & Positions	Experience
Other Positions: CableLabs® (Chairman Emeritus) The Cable Center (honorary board member)

Michael T. Fries

Vice Chairman

Class II Director

Age: 59

Director since: June 2005

Public Company Directorships:

Sunrise Communications Group AG
(since November 2020, delisted April 2021), subsidiary of the Company

Lions Gate Entertainment Corp.
(since November 2015)

Grupo Televisa S.A.B.

(since April 2015)

Liberty Latin America Ltd.

(Chairman since December 2017)

Other Positions:

Cablelabs®—Board member

World Economic Forum—Digital Communications Governor & Steering Committee member

The Paley Center for Media—trustee

YouTube—Advisory Board Member

Mr. Fries has over 30 years of experience in the cable and media industry. He is the Chief Executive Officer and President of Liberty Global, a position he has held since 2005, and is the Vice Chairman of the Liberty Global board. As an executive officer of Liberty Global and co-founder of its predecessor, Mr. Fries has overseen the company’s growth into a world leader in converged broadband, video and mobile communications. With approximately 34,000 employees across our consolidated and joint venture companies, 85 million broadband, video and mobile retail and wholesale subscribers and more than $7.5 billion in consolidated revenue and more than $19 billion of revenue generated by the company’s Virgin Media — O2 and VodafoneZiggo joint ventures, Liberty Global is dedicated to building Tomorrow’s Connections Today by investing in the infrastructure that empowers customers and deploying the advanced technologies that nations and economies need to thrive. Additionally, Liberty Global’s investment arm includes a portfolio of more than 50 companies across content, technology and infrastructure, including strategic stakes in companies like Plume, ITV, Lions Gate, Univision and the Formula E racing series. Mr. Fries also serves as the Executive Chairman of Liberty Latin America Ltd., a leading broadband, video, telephony and mobile communications company operator in Chile, Puerto Rico, the Caribbean and other parts of Latin America.

Throughout his career, Mr. Fries has received several recognitions, including induction into the Cable Hall of Fame and the Broadcasting & Cable Hall of Fame, Entrepreneur of the Year in Media & Communications (Ernst & Young) and Industry Leader of the Year (Digital TV Europe).

Mr. Fries’ significant executive experience building and managing converged video, broadband, mobile and entertainment platforms, in-depth knowledge of all aspects of our current global business and responsibility for setting the strategic, financial and operational direction for our company contribute an insider’s perspective to our board’s consideration of the strategic, operational and financial challenges and opportunities of our business, and strengthen our board’s collective qualifications, skills and attributes.

Andrew J. Cole

Class III Director

Age: 55

Director since: June 2013

Other Positions:

Arundel Capital (director)

Glow Financial Services (executive chairman)

GB News Ltd (non-executive director)

My Views Media Inc (director)

Mr. Cole has served as the chief executive officer of Glow Financial Services Ltd., a private U.K. company, since July 2014. Glow Financial Services is a full service provider of handset and home device financing for wireless carriers and cable companies. Until July 2014, he was the chief executive director of the European division of Asurion Corp., a private entity. He assumed that role in May 2009, after serving as chief marketing officer and senior vice president at Asurion Corp. from April 2007. Asurion Corp. is the world’s largest technology protection company. Mr. Cole has over 20 years of experience working in the telecommunications and media industry with a particular depth of experience in the mobile sector. He has consulted with Verizon, Sprint, AT&T, BT, Warner Music, Disney, Google and with Steve Jobs on the iPhone® in 2005-06 when he was president of CSMG Adventis, a strategic consultancy firm that focused on the telecommunications media and entertainment markets, from October 2005 to April 2007.

Name & Positions	Experience

Mr. Cole’s extensive background in the telecommunication and media industry and his particular knowledge and experience in the mobile sector as well as his expertise in marketing and strategy contributes to our board’s evaluation of our mobile business and acquisition and divestiture opportunities and strategies and our capital structure and strengthens our board’s collective qualifications, skills and attributes.

Miranda Curtis CMG

Class I Director

Age: 66

Director since: June 2010

Public Company Directorships:

Sunrise Communications

Group AG (since November 2020), subsidiary of the Company

Liberty Latin America Ltd. (since December 2017)

Marks & Spencer plc (February 2012 to January 2018)

Ms. Curtis has over 30 years of experience in the international media and telecommunications industry, starting with the international distribution of programming for the BBC before moving to the cable industry. Her most recent positions were as an executive officer of our predecessor LGI and its predecessor where she served as President of Liberty Media International Inc. and, subsequently, as President of Liberty Global Japan. In these positions, she oversaw cable and programming investments in Europe and Asia. In particular, she was responsible for the negotiation, oversight and management of a joint venture with Sumitomo Corporation that led to the formation of J:COM, the largest multiple cable system operator in Japan, and Jupiter TV Co., Ltd., a leading provider of content services to the Japanese cable and satellite industries, as well as other content ventures in Europe and Asia. In early 2010, Ms. Curtis retired from her officer positions with our company following the sale of substantially all of our investments in Japan.

Throughout her career, Ms. Curtis has received several recognitions, including most recently being appointed as a Companion of the Most Distinguished Order of Saint Michael and Saint George (CMG) in The Queen’s 2020 Birthday Honours List, in recognition of her service to gender equality globally.

Ms. Curtis’ significant business and executive background in the media and telecommunication industries and her particular knowledge of, and experience with all aspects of international cable television operations and content distribution contribute to our board’s consideration of operational developments and strategies and strengthen our board’s collective qualifications, skills and attributes.

John W. Dick Class I Director Age: 84 Director Since: June 2005 Other Positions: O3B Networks Ltd. (Chair October 2007 to August 2016)

Mr. Dick has over 40 years of experience as a founder, director and chairman of public and private companies in a variety of industries, including real estate, automotive, telecommunications, oil exploration and international shipping based in a number of countries and regions, including the U.S., Canada, Europe, Australia, Russia, China and Africa.

Mr. Dick’s extensive business background in a variety of industries and countries and his particular knowledge as an experienced board member of various entities that have evaluated and developed business opportunities in international markets contribute to our board’s consideration of strategic options and strengthen our board’s collective qualifications, skills and attributes.

Name & Positions	Experience

Marisa D. Drew

Class III Director

Age 57

Director since: March 2022

Public Company Directorships:

Sunrise Communications Group AG (from November 2020 to April 2021), subsidiary of the company

Other Positions:

City of London Corporation (non-executive director)

FCA Markets Practitioners Panel (member)

Aspen Institute UK (advisory board member)

Milken Institute Center for Strategic Philanthropy (advisory board member)

UN High Level Working Group for Humanitarian Aid (co-chair) and UN Oceans Panel (advisory council)

The Wharton School (EMEA advisory board member)

Room-to-Read (EMEA advisory board member)

Ms. Drew has over 35 years of experience in the investment banking industry. Until recently moving to global bank Standard Chartered as its Chief Sustainability Officer, she was the Chief Sustainability Officer and Global Head of Sustainability Strategy, Advisory and Finance at Credit Suisse. Prior to this role, she served in a variety of senior roles at Credit Suisse in her 19 years at the bank, including as Co-Head of the Investment Banking and Capital Markets Division for Europe, the Middle East and Africa and as Global Co-Head of Global markets Solutions. Prior to joining Credit Suisse, Ms. Drew worked for Merrill Lynch, where she helped to form its European Leveraged Finance Group. Ms. Drew has been routinely recognized as one of the most influential and powerful women in the European financial industry. She has also been recognized by Sustainability Magazine as one of the Top 10 CSOs of a Global Corporation and as one of the 100 Global Visionary Leaders by Meaningful Business and Ernst and Young.

Ms. Drew was recently appointed as a director of our board on March 17, 2022.

Ms. Drew’s deep experience in international investment banking, debt and equity capital markets and mergers and acquisitions, along with her prominent experience in the emerging and important area of ESG (environmental, social and governance) sustainability provides strength to our board’s collective qualifications, skills and attributes.

Paul A. Gould

Class II Director

Age: 76

Director since: June 2005

Public Company Directorships:

Discovery, Inc. (since September 2008)

Liberty Latin America Ltd. (since December 2017)

Ampco-Pittsburgh Corp. (March 2002 to May 2018)

Radius Global Infrastructure (since February 2020)

Other Positions:

O3B Networks Ltd. (October 2007 to August 2016)

International Monetary Fund (Advisory Committee)

Mr. Gould has over 40 years of experience in the investment banking industry. He is a managing director of Allen & Company, LLC, a position that he has held for over six years and is a senior member of Allen & Company’s mergers and acquisitions advisory practice. In that capacity, he has served as a financial advisor to many Fortune 500 companies, principally in the media and entertainment industries. Mr. Gould joined Allen & Company in 1972. In 1975, he established Allen Investment Management, which manages capital for endowments, pension funds and family offices.

Mr. Gould’s extensive background in investment banking and as a public company board member and his particular knowledge and experience as a financial advisor for mergers and acquisitions and in accounting, finance and capital markets contribute to our board’s evaluation of acquisition, divestiture and financing opportunities and strategies and consideration of our capital structure, budgets and business plans, provide insight into other public company board practices and strengthen our board’s collective qualifications, skills and attributes.

Name & Positions	Experience

Richard R. Green

Class III Director

Age: 84

Director since: December 2008

Public Company Directorships:

Shaw Communications Inc. (since July 2010)

Liberty Broadband Corporation (since November 2014)

GCI Liberty Inc. (from March 2018 to December 2020)

Other Positions:

The Cable Center (honorary board member)

Federal Communications Commission’s Technical Advisory Council (member)

Space Science Institute (director)

Jones/NCTI, Inc. (director)

Society of Motion Pictures and Television Engineers (fellow)

Center for Medical Interoperability (director)

For over 20 years, Mr. Green served as president and chief executive officer of Cable Television Laboratories, Inc., a non-profit cable television industry research and development consortium (CableLabs®) before retiring in December 2009. While at CableLabs®, Mr. Green oversaw the development of DOCSIS technology, the establishment of common specifications for digital voice and the deployment of interactive television, among other technologies for the cable industry. Prior to joining CableLabs®, he was a senior vice president at PBS (1984 – 1988), where he was instrumental in establishing PBS as a leader in high definition television and digital audio transmission technology, and served as a director of CBS’ Advanced Television Technology Laboratory (1980 – 1983), where he managed and produced the first high definition television programs in December 1981, among other accomplishments. Mr. Green is the author of over 55 technical papers on a variety of topics. Mr. Green was previously a professor and the director of the Center for Technology Innovation at the University of Denver.

Mr. Green’s extensive professional and executive background and his particular knowledge and experience in the complex and rapidly changing field of technology for broadband communications services contribute to our board’s evaluation of technological initiatives and challenges and strengthen our board’s collective qualifications, skills and attributes.

Larry E. Romrell

Class II Director

Age: 82

Director since: June 2005

Public Company Directorships:

Liberty Media Corporation (since September 2011)

Qurate Retail, Inc.
(since December 2011)

Liberty TripAdvisor Holdings, Inc.
(since August 2014)

Mr. Romrell has over 30 years of experience in the telecommunications industry. He was an executive vice president of TCI from January 1994 to March 1999, when it was acquired by AT&T Corporation, and a senior vice president of TCI from 1991 to 1994. Prior to becoming an executive officer at TCI, Mr. Romrell held various executive positions at WestMarc Communications, Inc. for almost 20 years.

Mr. Romrell’s extensive business background and his particular knowledge and experience in telecommunications technology and board practices of other public companies contribute to our board’s consideration of operational and technological developments and strategies, provide insight into other public company board practices and strengthen our board’s collective qualifications, skills and attributes.

Name & Positions	Experience

Daniel E. Sanchez

Class III Director

Age: 59

Director since: March 2022

Public Company Directorships:

Lions Gate Entertainment Corp (from December 2016 to May 2021)
Discovery, Inc. (since May 2017)

Liberty Latin America Ltd. (since December 2019)

Starz (from January 2013 until December 2016)

Other Positions:

MediaBloq (advisory board member)

MM Blockchain Advisory Services (advisory board member)

Mr. Sanchez engaged in the private practice of law for over three decades, representing individual and business clients in a variety of non-litigation areas. Mr. Sanchez retired from the practice of law in 2020. Mr. Sanchez is the nephew of our chairman, John C. Malone. He is a member of the Development Committee of the Smithsonian Museum of the American Latino and is active in Latinos for Education.

Mr. Sanchez was recently appointed as a director of our company on March 17, 2022.

Mr. Sanchez’ extensive legal and investing background and knowledge, his specific business experience in media and telecommunications, along with his numerous directorship appointments on public company boards in the telecommunications industry, contribute to our board’s understanding of the potential strategic and operational challenges that we face as well as any opportunities that the company may want to avail itself of and strengthens our board’s collective qualifications, skills and attributes.

J. David Wargo

Class I Director

Age: 68

Director since: June 2005

Public Company Directorships:

Strategic Education, Inc. (from March 2001 to April 2019)

Discovery, Inc. (from September 2008 to April 2022)

Liberty TripAdvisor Holdings, Inc. (since August 2014)

Liberty Broadband Corporation (since March 2015)

Vobile Holdings Ltd. (since January 2018)

Mr. Wargo has over 40 years of experience in investment research, analysis and management. He is the founder and president of Wargo & Company, Inc., a private company specializing in investing in the communications industry since 1993. Mr. Wargo is a co-founding member of Peters Creek Entertainment LLC from 2010 and is a co-founding member of Asia Vision LLC from 2015. Mr. Wargo is a co-founder and was a member of New Mountain Capital, LLC from 2000 to 2008.

Mr. Wargo’s extensive background in investment analysis and management and as a public company board member and his particular knowledge of, and experience with, finance and capital markets contribute to our board’s consideration of our capital structure and evaluation of investment and financial opportunities and strategies, provide insight into other public company board practices and strengthen our board’s collective qualifications, skills and attributes.

Board Diversity

Our board and the nominating and corporate governance committee considers diversity in its decisions concerning our board composition, as our directors believe diverse backgrounds and viewpoints enhance the quality of our board. The current demographic background of our board is set forth below.

Board Diversity Matrix[1]

Total Number of Directors	11

	Female	Male

Part I: Gender Identity

Directors	2	9

Part II: Demographic Background

Hispanic or Latinx	1

White	6

Did Not Disclose Demographic Background	4

[1]	Table does not include the responses of David Rapley, whose retirement is effective as of the 2022 AGM.

MANAGEMENT OF LIBERTY GLOBAL

Executive Officers

The following lists the executive officers of our company, their ages and a description of their business experience, including positions held with Liberty Global and its predecessors.

Name	Positions
Michael T. Fries, 59

Chief Executive Officer, President and Vice Chairman of the Board.

Mr. Fries was a founding member of the management team that launched the company’s international expansion 30 years ago and has served in various strategic and operating capacities since that time. He was appointed Chief Executive Officer of the company in 2005 and serves as a member of its two-person Executive Committee along with Chairman, John C. Malone, as well as being a director on our Board (see full biography on page 22).

Charles H.R. Bracken, 55

Executive Vice President and Chief Financial Officer.

Mr. Bracken joined our corporate offices in Europe in March 1999. He became Chief Financial Officer in 2017, having been Co-Chief Financial Officer since 2004. Previously he was the Chief Financial Officer for the Europe operations of our predecessor. Prior to joining Liberty Global, he worked for Goldman Sachs, JP Morgan and the European Bank for Reconstruction and Development. Mr. Bracken is a director of our subsidiary Telenet Group Holding N.V. and of Liberty Latin America Ltd.

Bryan H. Hall, 59

Executive Vice President, General Counsel and Secretary.

Mr. Hall has been General Counsel since January of 2012. Previously he was General Counsel of Virgin Media Inc. in London from 2004-2011 and was a partner in the corporate department at Fried Frank Harris Shriver & Jacobson LLP in New York.

Enrique Rodriguez, 59

Executive Vice President and Chief Technology Officer.

Mr. Rodriguez has held this position since July 2018. He previously served as the President and Chief Executive Officer and a member of the Board of Directors of TiVo Corporation (TiVo) from November 2017 to July 2018. Prior to joining TiVo, Mr. Rodriguez was Executive Vice President and Chief Technology Officer of AT&T Entertainment Group from August 2015 to November 2017. From January 2013 to July 2015, he served as Executive Vice President, Operations and Products for Sirius XM and was Group Vice President of Sirius XM from October 2012 to January 2013. Prior to his employment with Sirius XM, Mr. Rodriguez was the Senior Vice President and General Manager of Cisco Systems’ Service Provider Video Technology Group.

Name	Positions
Andrea Salvato, 54

Senior Vice President and Chief Development Officer.

Mr. Salvato has held this position since January 2012, having previously been Managing Director, Corporate Development, since 2005. In this capacity, he is responsible for overseeing Liberty Global’s mergers and acquisitions and business development activities, the development and management of our venture investment portfolio as well as Liberty Global’s central content function. Prior to joining Liberty Global, he served as a Managing Director at JPMorgan Chase’s investment banking division where he focused on advising telecommunications and media clients, including the European operations of Liberty Global’s predecessor. Mr. Salvato served as a director of our subsidiary Sunrise Communications Group AG from November 2020 through April 2021.

The executive officers named above will serve in these capacities until their respective successors have been duly elected and have been qualified or until their earlier death, resignation, disqualification or removal from office. There are no family relationships between any of our directors on the one hand and executive officers on the other hand, by blood, marriage or adoption.

EXECUTIVE OFFICERS AND DIRECTORS COMPENSATION

We are an international converged broadband internet, video, fixed-line telephony and mobile services company. We are focused on building fixed-mobile convergence champions, and we are constantly striving to enhance and simplify our customers’ lives through quality services and products that give them the freedom to connect, converse, work and be entertained anytime, anywhere they choose. To that end, we deliver market-leading products through next-generation networks that, as of December 31, 2021, connect retail and wholesale customers subscribing to 85 million broadband internet, video, fixed-line telephony and mobile services across our brands, including customers served through our 50/50 joint ventures with Vodafone PLC in the Netherlands (VodafoneZiggo) and Telefónica S.A. in the U.K (Virgin Media O2). Following the successful sale of our Polish operations in April 2022, our primary consolidated business operations are located in Ireland, Belgium, Switzerland and Slovakia. Additionally, our global investment arm, Liberty Global Ventures, has investments in more than 75 companies and funds in the fields of content, technology and infrastructure, including strategic stakes in companies such as Plume Design, Inc., ITV plc, Lions Gate Entertainment Corp, Univision Holdings Inc., the Formula E racing series and several regional sports networks. Our businesses operate in an environment marked by intense competition, extensive regulation and rapid technological change. We place great importance on our ability to attract, retain, motivate and reward talented executives who, faced with these challenges, can execute our strategy to drive shareholder value through strong organic growth, technology innovation, product convergence and prudent capital structure management.

In this section, we provide an overview of our compensation process and philosophy, and describe how our executive compensation packages are designed, including greater detail on individual elements of the packages. We also provide detail on the performance under our most recent executive compensation awards and historical context on key decisions and changes that were made with respect to our executives’ compensation packages and other compensation-related matters.

Named Executive Officers. Compensation information is provided for our NEOs — Michael T. Fries, our CEO and also the vice chairman of our board of directors; Charles H.R. Bracken, our chief financial officer; and our three other most highly compensated executive officers at the end of 2021: Bryan H. Hall, our general counsel and secretary, Enrique Rodriguez, our chief technology officer, and Andrea Salvato, our chief development officer. After the information on our NEOs, we also provide information relating to the compensation of our non-executive directors.

International Regulations. We are subject to the disclosure requirements of the SEC in the U.S. and the Companies Act in the U.K. In some respects the disclosure requirements in these jurisdictions overlap or are otherwise similar and in other respects they are different, requiring distinct disclosures. The Compensation Discussion and Analysis section below includes disclosures required by the SEC and in certain respects the Companies Act, and the Directors’ Remuneration Report in Appendix A to this proxy statement includes disclosure required by the Companies Act. The Directors’ Remuneration Report will also form part of the U.K. Report and Accounts and should be read in conjunction with the —Compensation Discussion and Analysis section below.

The Directors’ Remuneration Report is provided in response to U.K. regulations regarding disclosure of our directors’ compensation. These regulations require, among other things, a binding shareholder vote on our compensation policy for our directors, including our CEO (who is an executive director), at least once every three years and an annual advisory vote on our prior year’s compensation paid to our directors. These regulations are in addition to the regulations we are subject to as a NASDAQ listed company with respect to, among other things, submitting our compensation policy for our NEOs to an advisory vote of our shareholders at least once every three years. At our 2020 AGM, our shareholders approved our compensation policy for our directors pursuant to U.K. regulations and our compensation policy for our NEOs as required under U.S. SEC and NASDAQ regulations. Most recently, at our 2021 AGM, our shareholders approved the 2020 compensation paid to our directors as required under U.K. regulations.

Executive Summary

Our compensation program plays a key role in promoting our company’s operating and financial success and provides incentives for our management team to execute our financial and operational goals.

The primary goals of our executive compensation program are to:

•	motivate our executives to maximize their contributions to the success of our company;

•	attract and retain the best leaders for our business; and

•	align executives’ interests to create shareholder value.

2021 Business Highlights

We invest in the infrastructure and digital platforms that empower our customers to make the most of the video, internet and communications revolution. Our substantial scale and commitment to innovation enable us to develop market-leading products delivered through next-generation fixed and mobile networks. Our 2021 operating and financial performance was reported publicly on the basis of our continuing operations. For information regarding rebased growth, Adjusted EBITDA, Adjusted EBITDA less property and equipment additions (Adjusted EBITDA less P&E Additions (formerly OFCF)) and Adjusted Free Cash Flow (Adjusted FCF) calculations, including required reconciliations, please see our February 17, 2022 earnings release for the year ended December 31, 2021 (Year End Earnings Release).

In 2021, we successfully executed our operating, financial and strategic objectives for the year. Perhaps most importantly, we completed our joint venture transaction between Virgin Media and O2 in the U.K. while making notable progress with our integration efforts at our Swiss operations through Sunrise UPC (Sunrise UPC). We also continued to strengthen our other operating companies by making substantial capital investments in our networks’ speed and capacity in both Belgium and the Netherlands so that we are well-positioned to execute on our growth plans and take advantage of commercial opportunities.

In summary our business highlights for 2021 were as follows:

Transaction Highlights

Transformative Transaction	✓ Successfully completed our joint venture transaction between Virgin Media and O2, creating a leading fixed-mobile converged champion in the U.K.

Sale of Polish Operations	✓ Entered into an agreement to sell our Polish operations at an attractive valuation, and the transaction was successfully closed in early 2022

Integration and Synergies

✓ Continued to deliver on our integration plans in our Swiss operations at Sunrise UPC, driving potential synergy realization in our fully-converged national champion

✓ Continued to deliver on our integration plans in our U.K. operations at Virgin Media-O2 (the VMO2 JV), driving potential synergy realization

Financial Highlights

Free Cash Flow Generation	✓ Exceeded our 2021 Adjusted FCF guidance while achieving all other 2021 financial guidance targets, even after increasing the guidance at our third-quarter earnings call

Stock Buybacks	✓ Repurchased approximately $1.6 billion of our shares of capital stock, exceeding our initial guidance for buybacks of $1.4 billion

Growing Ventures Portfolio

✓ Benefited from a year-over-year increase of approximately $1.1 billion in our Ventures portfolio, driven primarily by an increase in the value of our existing investments, with the value of the portfolio reaching approximately $3.5 billion at the end of 2021; our Ventures investments are strategic, aligned to our overall business and have the potential to create significant incremental liquidity and value over the long term

General Financial

✓ Ended the year with $5.3 billion of liquidity for the Full Company (as defined in our Year End Earnings Release), with approximately 94% of the maturity dates on our long-term debt due during or after 2027

✓ Realized a blended, fully-swapped borrowing cost of 3.4% at year-end 2021

Operational Highlights

Strong Growth

✓ Achieved strong broadband and postpaid mobile growth, with over one million aggregate subscriber additions across our consolidated and non-consolidated entities, which drove stable to growing revenues across our converged national champions

Speed Increases	✓ Achieved 1Gbps speed availability across our entire footprints in each of the U.K., Belgium, Switzerland and Ireland, with 100% coverage in the Netherlands expected to be realized in 2022

Fixed-Mobile Convergence

✓ Increased fixed-mobile convergence penetration in each of the U.K., Belgium, Switzerland and the Netherlands, including the launch of converged products and propositions such as “Volt” in the U.K., “Sunrise WE” in Switzerland and “ONE” in Belgium

Compensation Structure—Pay for Performance

We place great importance on our ability to attract, retain and motivate talented executives who can be responsive to new and different opportunities for our company and thereby create value for our customers and shareholders. We believe that our executive compensation program plays a key role in that endeavor. Each of our NEOs received a salary, an annual performance bonus award and a multi-year incentive award in 2021 as part of their total compensation packages. In 2021, our NEOs and other members of senior management received a long-term incentive grant covering the 2021 and 2022 performance years (see below description of the 2021-2022 LTIP), designed to incentivize senior management to deliver increased value to shareholders. In general, we seek to design compensation packages for individual executives based on the scope of the executive’s responsibilities, the executive’s overall influence and impact on our company’s financial and operational performance, the executives’ performance history, and a determination of what is competitive compensation in the market for similar roles, if such data is available. We continue to refine our compensation programs to strengthen the link between executive and shareholder interests.

Compensation Discussion and Analysis

Overview of Compensation Process

The compensation committee of our board of directors was established for the purposes of assisting our board in discharging its duties with respect to compensation of our executive officers and the administration of our incentive plans. The committee is responsible for identifying our primary goals with respect to executive compensation, implementing compensation programs designed to achieve those goals, subject to appropriate safeguards to avoid unnecessary risk taking, and monitoring performance against those goals and associated risks. The chair of our compensation committee reports to our board of directors on annual compensation decisions, the administration of existing programs and the development of new programs. The members of our compensation committee are “independent directors” (as defined under the NASDAQ rules) and “non-employee directors” (as defined in Rule 16b-3 of the SEC’s rules under the Exchange Act).

Compensation decisions with respect to our executive officers, including our NEOs, are made by our compensation committee. Our CEO is actively engaged in providing input to the compensation committee on compensation decisions for members of our senior management team in a variety of ways, including recommending annual salary increases, annual performance goals and the level of target and/or maximum performance awards for the executive team and evaluating their performance. With the assistance of our human resources and legal teams, our CEO is also involved in formulating the terms of proposed performance or incentive award programs for consideration by the compensation committee, evaluating alternatives and recommending revisions. Other senior officers, within the scope of their respective job responsibilities, participate in gathering and presenting to the compensation committee various legal, tax and accounting analyses relevant to compensation and benefits decisions. Decisions with respect to our CEO’s compensation are made in private sessions of the compensation committee without the presence of management.

In making its decisions, the compensation committee ultimately relies on the general business and industry knowledge and experience of its members and the compensation committee’s own evaluation of company and NEO performance. From time to time, the compensation committee may retain a compensation consultant to assist it in evaluating proposed changes in compensation programs or levels of compensation and to provide comparative data. At the 2020 annual general meeting, shareholders representing a majority of our shares entitled to vote and present at such meeting approved, on an advisory basis, the compensation of our NEOs, as disclosed in the proxy statement for such meeting. As a result of that vote, the compensation committee did not implement significant changes to the overall executive compensation program.

The compensation committee engages third party consultants directly on an as-needed basis. Historically it has engaged Pearl Meyer & Partners and Deloitte in these capacities, on an independent basis, but it did not engage any consultants during 2021. With respect to comparators and peers, given the multinational nature of its business, but taking into account the company’s NASDAQ listing, the compensation committee evaluates compensation based upon U.S., U.K. and continental European comparators and peers. Benefits for example are generally based upon the prevailing practice in the country in which the executive lives and works. The compensation committee does not specifically target compensation levels at any particular percentile of a comparator group.

Compensation Philosophy and Goals

The compensation committee has three primary objectives with respect to executive compensation—motivation, retention and value creation for our shareholders.

✓	Motivate our executives to maximize their contributions to the company’s success

◾	Establish a mix of financial and operational performance objectives based on our annual budgets and, where appropriate, our medium-term outlook to balance short- and long-term goals and risks

◾	Establish individual and department performance objectives tailored to each executive’s role and responsibilities in our company to ensure individual and department accountability

◾	Pay for performance that is in alignment with the established objectives

◾	Inspire leadership, balanced against risk management

✓	Attract and retain top caliber employees

◾	Offer compensation that we believe is competitive with the compensation paid to similarly situated employees of companies in our industry and companies with which we compete for talent

◾	Include vesting requirements and forfeiture provisions in our multi-year equity awards, including a service period during which earned performance awards and other awards are subject to forfeiture

✓	Align executives’ interest with shareholders

◾

Emphasize equity-based long-term compensation, the actual value of which depends on increasing the share value for our shareholders, as well as meeting financial and individual performance objectives among others

◾	Require our executive officers to achieve and maintain significant levels of share ownership

Summary of Key Executive Compensation Principles

Issue	Description
Mix of Performance-Based Pay

Substantial Performance-Based Compensation. Executive compensation is designed to include performance-based incentives, providing incentives to over-perform and also including risks associated with under-performance.

◾  The percentage of performance-based compensation out of total compensation is 95% for our CEO and 72% for our other NEOs on average during 2021 (see below graphic “2021 Total Average Direct Compensation Opportunity—”).

◾  Additionally, 64% of our CEO’s and 48% of our other NEOs’ total compensation granted in 2021 is directly tied to the company’s share price appreciation in the form of SARs, with no compensation being earned unless the share price exceeds the strike prices of the awards granted.

Issue	Description

Align Incentives with Shareholders

Equity-based Compensation. Executives have a substantial portion of their total compensation paid in shares of the company or in SARs, directly aligning their compensation with the interests of shareholders.

◾  The percentage of equity-based compensation out of total compensation was 64% for our CEO and 68% for our other NEOs on average during 2021 (see below graphic “2021 Total Average Direct Compensation Opportunity—”).

◾  Further, 100% of our CEO’s equity-based compensation, and 48% of our other NEOs’ equity-based compensation, granted in 2021 is in the form of SARs, with no compensation being earned unless the share price exceed the strike prices of the awards granted.

Substantial Investments in the Business	Share Ownership Policy. The company maintains a share ownership policy requiring the CEO to maintain share ownership at 5x salary and the other NEOs at 4x salary. Our NEOs have substantial tenure at the company and all have significant levels of ownership above their required guidelines.

Limit Dilution	Use of Share Appreciation Rights in lieu of Options. The issuance of SARs, where employees receive shares of the company only to the extent that there is appreciation above the strike price, results in less dilution to shareholders than issuance of options.

Clawbacks, Recoupment	Clawbacks. The company has a compensation clawback or recoupment policy which requires clawback or recoupment of awards in the event of misstatements of financial results and other occurrences.

Third Party Consultants for the Compensation Committee	Independent Third-Party Consultants. The compensation committee directly engages third-party consultants on an as-needed basis.

Investor Feedback	Incorporating Shareholder Feedback. The company communicates with its shareholders on its executive compensation arrangements, and is responsive to feedback. For example, the design of the 2021-2022 LTIP (as defined below), which included a heavy weighting in SARs for the CEO and the NEOs, was designed as a product of communications with shareholders.

Limit Risk-taking	Hedging and Pledges. While we do not provide for blanket restrictions on using company shares as collateral for loans, or other hedging, our NEOs had no pledging or hedging arrangements in place as of year-end 2021. The lack of an outright hedging prohibition can encourage executives to hold a greater position in our company’s shares than they might otherwise, should their need for financial flexibility arise.

The following charts illustrate the compensation committee’s and the company’s philosophy of providing the opportunity to reward the NEOs and other senior management for contributing to annual and long-term financial, operational and share price performance, with an emphasis on a substantial portion of total compensation delivered in the form of long-term performance-based incentive awards. The charts show the percentage of the NEOs’ 2021 target total compensation that is allocable to base salary, target annual performance bonus awards and multi-year incentive awards in the form of SARs, RSUs and the Ventures Incentive Plan (VIP).

2021 Total Average Direct Compensation Opportunity for our CEO

2021 Total Average Direct Compensation Opportunity for all other NEOs

In approving the level of each compensation element for our executive officers each year, the compensation committee considers a number of factors, including:

•	the responsibilities assumed by the individual executive and the significance of their role to the achievement of our financial, strategic and operational objectives;

•	the experience, overall effectiveness and demonstrated leadership ability of the individual executive;

•	the performance expectations set for our company and for the individual executive and the overall assessment by the compensation committee of actual performance;

•	from time to time, comparative pay data for similarly situated employees of companies in our industry and companies with which we compete for talent; and

•	retention risks at specific points in time with respect to individual executives.

In summary, the chart below shows the basic components of the annual bonus award and the 2021-2022 LTIP (as defined below).

	Annual Incentive Award	2021-2022 LTIP
Compensation Element	Annual Bonus	RSUs	SARs	VIP
Program	• Settlement in Cash and Shares	• 3-year installment vesting • Share settlement	• 50% after year 2; 50% after year 3 • Share settlement	• 3-year cliff vesting • Share or cash settlement

Incentive Alignment	Specific yearly measurements incentivizing specific short-term business goals such as revenue targets, EBITDA targets and other metrics; individual performance is also an element	Short- and Long-term alignment with shareholders, with incentive to increase stock appreciation	Short- and Long-term alignment with shareholders, with incentive to increase stock appreciation	Incentives to increase valuation of key portfolio of investments

Long-Term Contracts

The compensation committee believes that long-term fixed contracts with senior executives promote stability in management and achievement of Liberty Global’s strategic objectives. The contracts include customary non-compete and non-solicitation clauses after an executive’s employment term is ended and provide for customary notice periods from the executive should he or she resign from service. Notice may be six months or more in European contracts. Our CEO and the other NEOs are subject to employment agreements, which are described below in —Employment and Other Agreements.

Setting Executive Compensation

To achieve these compensation objectives, the compensation packages provided to members of our senior management, including our NEOs, include three main components: base salary, annual performance bonus awards and multi-year incentive awards. These three main components of compensation were also made available to approximately 1,080 employees across our global operations. In addition, certain members of senior management, including our NEOs, may participate in our Deferred Compensation Plan (as defined below). The relative weighting of the components, the design of the performance and incentive awards and the overall value of the compensation package for individual employees varies based on the employee’s role and responsibilities.

For members of our senior management, including our NEOs, the total value of the compensation package is most heavily weighted to performance and incentive awards because of the significance of each officer’s roles and responsibilities to the overall success of our company. Further, multi-year equity incentive awards are the largest component of our executive compensation program, serving the goals of retention as well as alignment with shareholders’ interests. The compensation committee’s objective is for a substantial majority of each executive officer’s total direct compensation (that is, base salary plus target annual performance bonus award plus target annual equity incentive) to be comprised of the target value of his or her multi-year equity incentive awards.

Elements of Our Compensation Packages

The implementation of our compensation philosophy and goals includes awarding the NEOs a base salary, an annual performance bonus and a long-term, or multi-year, incentive grant. These elements are described below more generally and for 2021 specifically.

Base Salary

General. Base salary represents the least variable element of our executives’ compensation and is provided as an economic consideration for each executive’s level of responsibility, expertise, skills, knowledge, experience and value to the organization. Generally, decisions with respect to increases in base salaries are based on increased responsibilities, company-wide budgets and increases in the cost of living. Salaries have to take into account multiple factors such as ability to attract and retain an executive, market data, place of living, exchange rates, relative salaries among senior management, benefits, complexity of the position and salary at prior place of employment, among other considerations.

2021 Base Salaries. In February 2021, consistent with the annual salary increases for corporate-level employees in general, our compensation committee approved a 2.2% increase in the base salaries for certain NEOs, resulting in a base salary of £881,000 ($1,211,996) for Mr. Bracken, $1,123,000 for Mr. Hall, and $1,074,000 for Mr. Rodriguez. These increases were in-line with the aggregate budget authorization of 2.2% for our corporate-level employees based in Europe and in the U.S. Mr. Salvato’s base salary was increased to £726,000 ($998,762), representing an increase of 6.0%. The 2021 salary increases for our corporate employees, including our NEOs, became effective on April 1, 2021.

At Mr. Fries’ direction, he did not receive a salary increase in 2021, and, as a result, his salary remained unchanged at $2,563,000. In 2020, Mr. Fries donated approximately $1.0 million of his salary to the company’s COVID-19 relief fund.

Annual Performance Bonus Awards

General. Annual performance bonus awards granted pursuant to the Liberty Global 2014 Incentive Plan (as amended and restated effective June 11, 2019) (the 2014 Incentive Plan) are one of the variable components of our executive officers’ compensation packages designed to motivate our executives to achieve our annual business goals and reward them for superior performance.

Generally, at the outset of each fiscal year, the compensation committee approves the terms of the annual performance bonus program for the current year, including the individual performance goals for our CEO and each of the other NEOs for the coming year. Annual bonus target amounts for each NEO are subject to review each year by the compensation committee. In Mr. Fries’ case, his annual bonus target amounts are set by the terms of his employment agreement, as is common for similarly situated executives. The compensation committee adjusts the company-wide targets and the individual performance objectives of each NEO for each year in order to provide appropriate “stretch” targets to incentivize performance.

The compensation committee, together with our CEO, reviews and determines the achievement of company performance metrics as well as individual performance objectives of senior management, including the NEOs, and accordingly makes annual performance bonus payout determinations during the first compensation committee meetings following the end of each fiscal year. The compensation committee also determines, in private session, whether our CEO has met his individual performance goals for the year and the amount to be paid to him with respect to his annual bonus.

In connection with our annual performance bonus program, we have encouraged increased share ownership among senior management, including our NEOs, in our various countries and corporate operations, aligning incentives among employees and shareholders. As a result, the compensation committee has implemented a shareholding incentive plan (SHIP) that allows senior management to elect to receive up to 100% of their annual bonus in ordinary shares of Liberty Global in lieu of cash. A participant who elects to receive shares in respect to all or a portion of their annual bonus will also receive RSUs equal to 12.5% of the gross number of shares earned under the annual bonus. The RSUs will vest approximately one year after the grant date, provided the participant holds all of the shares issued in lieu of an annual bonus cash payment through that period. The number of ordinary shares granted will be based on the closing prices of our Liberty Global Class A and Liberty Global Class C shares on the date the bonus is paid and delivered on a 1:2 ratio between our Liberty Global Class A and

Liberty Global Class C shares. The compensation committee may also elect to issue Liberty Global Class B shares under the SHIP. Additionally, the compensation committee has instituted a policy that certain employees who choose not to participate in the SHIP, including NEOs, will nonetheless be paid the portion of their annual performance bonus payout amounts that is above in company shares pursuant to the SHIP. Employees who elect to participate in the SHIP will have their annual bonus paid according to their election.

Design of 2021 Annual Bonus Program. In approving the 2021 annual performance bonus program (the 2021 Annual Bonus Program) the compensation committee followed the general design of the 2020 annual performance bonus program. The 2021 target achievable performance bonus awards for our NEO’s were $2.5 million for each of Messrs. Hall, Rodriguez and Salvato and $3.0 million for Mr. Bracken. As provided in Mr. Fries’ employment agreement, his target achievable award was $15.5 million.

The key elements of the 2021 Annual Bonus Program were:

•	Each participant’s target achievable performance bonus was based on achievement against four performance metrics, including two financial and two operational performance metrics:

◾	2021 budgeted revenue on a proportionate basis (30%);

◾	2021 budgeted Adjusted EBITDA less P&E Additions on a proportionate basis (50%);

◾	target average customer relationship net promoter score (rNPS) on a proportionate basis (10%); and

◾	specified target goals and objectives of each participant’s department (10%).

•

Based on the achievement of these company financial and operational performance metrics (except the department performance metric which was capped at 100%), a payout of up to 145% of the target bonus amount was available for over-performance against budget or target.

•

Additionally, individual performance is reviewed by the compensation committee, which could reduce or increase the total 2021 annual bonus from 0% to a maximum of 150% of the total company performance payout (or up to a maximum of 217.5% of the participant’s target bonus).

The same general design was also implemented with similar performance metrics and weightings for the 2021 bonus programs for approximately 1,460 employees in our central offices in the U.K., the U.S. and the Netherlands.

Payout Calculation Methodology: Financial

	Potential Payout % re: Achievement of 2021 Budget
2021 Budget Achievement	Revenue (30%Weighting)	Adjusted EBITDA less P&E Additions (50%Weighting)	Payout (% of Weighted Portion of Target Bonus Amount) (1)
Over-Performance	≥ 102.5%	≥ 110.0%	150.0%
On-Target Performance	100.0%	100.0%	100.0%
Minimum Performance	98.0%	92.0%	0%

(1)

Percentages shown represent the payout that would result if specified performance levels were achieved for Revenue and Adjusted EBITDA less P&E Additions budget, with a minimum payout of 0% in revenue and Adjusted EBITDA less P&E Additions if the minimum performance threshold is not met. Payout percentages for percentage achievement of revenue and Adjusted EBITDA less P&E Additions budgets, which fall in between these points would be determined by straight-line interpolation.

Payout Calculation Methodology: rNPS

	Potential Payout % re: Achievement of 2021 Target
Achievement of rNPS Target	rNPS Target	Payout (% of Weighted Portion of Target Bonus Amount) (1)
Over-Performance	+2.5 points above Target	150.0%
Target	-2.5 to 0	100.0%
Minimum Performance	-7.5 points below Target	0%

(1)

Percentages shown represent the payout that would result if specified performance levels were achieved for rNPS targets. Payout percentages for percentage achievement of rNPS target, which fall in between points specified in the table would be determined by straight-line interpolation.

Department Performance Metric

The department performance metric for 2021 was based on goals and objectives submitted by each member of senior management, including our NEOs. These goals and objectives were reviewed and approved by our CEO and the compensation committee. Maximum payout of the department metric is 100% of the weighted portion (10%) and no additional payout for over-performance.

The compensation committee considered the following when it approved this design for the 2021 Annual Bonus Program:

•	increased weighting of Adjusted EBITDA less P&E Additions versus prior years would provide greater impact on the company’s focus on generating Adjusted FCF

•	using the average rNPS score for the year avoids short term decision making

•

the department metric promotes engagement, encourages collaboration amongst employees and ensures that each department is focused on key projects and initiatives that are aligned to the overall strategic priorities of the company

•	including an over-performance provision would provide continuing incentive for above budget achievement

•	its overall discretion to reduce or increase bonuses based on individual performance during the performance period

2021 Annual Bonus Program Performance. At its meeting in February 2022, the compensation committee reviewed the actual revenue and Adjusted EBITDA less P&E Additions for 2021 based on our audited 2021 financial results and our rNPS score. It also considered whether to exercise its discretion to increase or reduce the amount payable to any of our NEOs while considering input received from the CEO for his direct reports. The exercise of the compensation committee’s discretion was in each case based on its assessment of our 2021 financial performance, the performance of the NEO’s department against specific goals and the individual NEO’s performance overall as compared to his 2021 performance goals, taking into account the payout schedules for the performance metrics and individual performance.

Financial, Operational and Departmental Performance

The compensation committee first considered the percentage of budgeted revenue and budgeted Adjusted EBITDA less P&E Additions achieved in 2021. For this purpose, the 2021 budget was adjusted in accordance with the terms of the 2021 Annual Bonus Program and for certain other unbudgeted events that the compensation committee, in its discretion and consistent with past practice, determined distorted performance against the financial performance metrics. These revisions included adjustments: (1) to reflect consistent foreign currency exchange translations, (2) for certain strategic capital allocation decisions, (3) for the impacts of certain acquisitions and dispositions and related matters and (4) for the impacts of certain strategic operational matters. In the aggregate, these adjustments resulted in a net increase of budgeted revenue to $15.8 billion and a net decrease of budgeted Adjusted EBITDA less P&E Additions to $2.6 billion. Actual adjusted 2021 revenue was 100.9% of the adjusted budget and actual adjusted 2021 Adjusted EBITDA less P&E Additions was 104.6% of the adjusted budget on a consolidated basis. The rNPS score was below the target zone but above the minimum performance level. In summary, all adjustments made were consistent with the terms of the program and past practice.

The compensation committee reviewed the achievements of each department against such department’s stated goals and objectives. The department performance goals consisted of achievement of each department’s 2021 operating and capital expenditure budgets, driving employee engagement and an inclusive culture, and additional qualitative measures tailored to each department’s role within our company.

•

Finance & Treasury: drive development of new growth areas for the company and its operations including property, energy initiatives, and infrastructure planning; and develop talent in the finance department

•

Legal & Regulatory: provide outstanding legal advice, drive and support on transactions including M&A, finance, derivatives, minority investments, ventures and other transactions; facilitate synergy realization and create integrated legal teams in U.K. and Swiss operations; continue progress and driving scale in programming and procurement contracting arenas and key agreements

•

Technology & Innovation (T&I): drive the 2021 T&I priorities and deliverables including entertainment, connectivity and networks roadmaps, maintain quality rNPS targets across the operating companies; boost agility and effectiveness of the operating model; deliver on cybersecurity improvement initiatives; and mange investments in tomorrow’s growth areas

•

Mergers & Acquisitions and Development: focus on key transactions in key countries such as the United Kingdom and explore strategic opportunities; drive investment in technology, content and infrastructure ventures

In the evaluation of each department’s performance in 2021, the compensation committee considered the various achievements by each department, including how these actions affected the performance of our company’s operations. The compensation committee determined that the departments of each NEO met their overall goals and objectives for 2021 and approved a payout of 100% of the department component of the overall annual bonus.

The compensation committee approved the percentage payout for performance against financial, operational and departmental metrics for each of the NEOs as set forth in the table below.

2021 Annual Performance Bonus Results
% Payout for Revenue Performance (30%)	% Payout for Adjusted EBITDA less P&E Additions Performance (50%)	% Payout for rNPS Performance (10%)	% Payout for Department Performance (10%)	Weighted Aggregate % of Target Bonus
118.9%	122.8%	60.8%	100%	113.2%

Individual Performance and Special Contributions

At its February 14, 2022 meeting, the compensation committee considered each NEO’s performance against individual performance goals. The individual performance goals consisted of numerous qualitative measures, which included strategic, financial, transactional, organizational and/or operational goals tailored to the individual’s role within our company. Over achievement of individual performance goals can increase the amount of the bonus earned.

Our CEO’s performance goals included both financial and operational targets, functional objectives in each of the core departments and support our board in fulfilling its responsibilities, as well as personal development. The financial metrics focused on driving costs efficiencies based on our 2021 budget. In the evaluation of his 2021 performance, the compensation committee considered the various performance objectives that had been assigned to Mr. Fries and our company’s accomplishments as compared to those objectives. Overall, the compensation committee determined that Mr. Fries demonstrated outstanding leadership of the company in all respects and exceeded his objectives for 2021. In this regard, the compensation committee noted that we had a number of significant accomplishments in 2021 under the leadership of Mr. Fries, including the closing of the substantial and complex joint venture transaction between Virgin Media and O2, the signing of an agreement to sell our Polish operations and achieving 1Gbps capability across the VMO2 JV’s footprint. In addition, various key initiatives were accomplished under his leadership, including delivery on customer propositions, increased collaboration across businesses, setting of the strategic vision for our company, progress in delivering fixed-mobile convergence across our footprint, expansion of the company’s Ventures arm and cost efficiencies through transformation and procurement savings. The compensation committee also considered Mr. Fries’ responsibilities with respect to overall corporate policy-making and management, in-depth knowledge of our multi-national operations and complex finances, the regulatory and organizational complexities in which we compete, as well as his strong leadership capabilities in delivering key long-term strategic objectives in a challenging global economy and his handling of unanticipated additional responsibilities. Mr. Fries provided key leadership, hands-on expertise where it mattered and motivational support in managing the senior executive team and employees in general.

With respect to the individual performance of our other NEOs, the compensation committee reviewed their performance with our CEO, giving deference to our CEO’s evaluation of their performance against their respective 2021 performance goals. The members of the compensation committee also have frequent interaction with each of these executives at meetings of the board of directors and events planned for the directors, and those interactions assist in informing their judgment. The individual performance goals for the other NEOs related to their respective functional or operational areas of responsibility. Mr. Bracken’s goals related to finance and treasury; Mr. Hall’s goals related to legal and regulatory; Mr. Rodriguez’s goals related to technology and innovation; and Mr. Salvato’s goals related to mergers & acquisitions and development, each as articulated in more detail above regarding the respective departmental objectives under Financial, Operational and Departmental Performance. In each case, the compensation committee also considered how these goals were affected by the size and complexity of our company. In light of our company’s accomplishments, as highlighted above in “Executive Summary-2021 Business Highlights,” the compensation committee and Mr. Fries determined that each executive met or exceeded their objectives for 2021 and had outstanding performance taking into account all the variables, the continuing pandemic and the competitive landscape.

The compensation committee considered the company’s financial, operational and departmental performance, as well as each NEO’s individual performance, overall contributions and the CEO’s recommendation in determining the earned bonus amounts.

The compensation committee determined that Mr. Fries over-performed on his individual objectives, but at Mr. Fries’ direction, the committee was asked to allocate a portion of his additional earned bonus amount to other executives in the executive leadership team. Amounts paid to the NEOs are shown below.

Name	2021 Earned Bonus Amount (1)	Portion of Bonus Paid in Cash	Portion of Bonus Paid in Shares (2)
Michael T. Fries	$17,038,646	$15,500,000	$1,538,646
Charles H.R. Bracken	3,694,577	3,000,000	694,577
Bryan H. Hall	2,978,814	2,500,000	478,814
Enrique Rodriguez	3,128,814	782,204	2,346,610
Andrea Salvato	3,128,814	2,500,000	628,814

(1)	Final payouts of approved bonus awards were subject to further adjustments due to rounding, exchange rates and other factors.

(2)	A portion of the bonus paid in shares of the company are subject to the SHIP, as further described herein.

The compensation committee approved payment of 2021 earned bonus amounts to our executive officers, including our NEOs, and certain other officers and key employees in the form of cash up to 100% of such NEO’s, officer’s or key employee’s target bonus amount, with any over-performance paid in shares on a 1:2 ratio between our Liberty Global Class A and Liberty Global Class C shares, or according to their election in the SHIP, if applicable. Mr. Hall had previously elected to participate in our deferred compensation plan with respect to the cash portion that he would receive. Mr. Rodriguez had previously elected to participate in our SHIP and that election meant that, after tax, he received more ordinary shares than described above. Mr. Fries elected to receive Liberty Global Class B shares for the share portion of his bonus award and elected to pay tax withholding on such shares in cash. The number of ordinary shares actually granted were based on each executive’s, SHIP election, the amount of above-target annual performance bonus earned (including any additional payout for individual performance) and the closing prices of our Liberty Global Class A and Liberty Global Class C shares on March 14, 2022. All ordinary shares granted as part of the 2021 Annual Bonus payout were treated as SHIP election shares and, accordingly, the respective employee received a grant of “premium” RSUs for the number of shares representing 12.5% of the shares actually issued to them in the 2021 Annual Bonus Program. As per the SHIP, the premium RSUs will vest on March 1, 2023, if the NEO retains the ordinary shares received in the 2021 Annual Bonus Program until that vesting date.

The amounts paid to our NEOs under the 2021 Annual Bonus Program in shares and cash are reflected in the Summary Compensation Table below under the “Stock Awards” and “Non-Equity Incentive Plan Compensation” columns, respectively.

Long-Term Incentive Awards

General. Multi-year conventional and performance-based long-term incentive awards, mainly based in equity, have historically represented a significant portion of our executives’ compensation. These awards ensure that our executives have a continuing stake in our company’s success, align their interests with our shareholders and also encourage retention through vesting requirements and forfeiture provisions. The compensation committee sets a target annual long-term incentive value for each executive each year.

In 2021, the compensation committee put in place a combined 2021-2022 long-term incentive plan. The combined plan shifted some grants from 2022 into 2021, meaning that the NEOs will not receive awards in 2022. The plan also shifted the mix of long-term incentive awards for our NEOs substantially more heavily toward SARs, which only pay-out if the company’s share price increases past the strike price. These changes increase the risk/reward ratio of the prior long-term incentive plans and amplify the focus of the management team on share price performance, further aligning each executive’s reward to shareholder interests. See below under —2021-2022 Long Term Incentive Plan for more detail.

RSUs and SARs utilized in the company’s long-term incentive awards are generally issued in ordinary shares of the company at a ratio of one-third Class A and two-thirds Class C shares. The RSUs and SARs are subject to forfeiture or acceleration in connection with certain termination of employment or change-in-control events and are subject to annual time-vesting as determined by the compensation committee for a particular grant year. The SARs have a standard term of ten years before expiration.

Additionally in 2021, the compensation committee adopted the new VIP as a component of the long-term incentive plan, giving the NEOs and certain eligible employees the option to allocate 10% of such employee’s annual target long-term incentive value to the VIP. The VIP is based upon performance of the company’s Ventures portfolio of investments over a three-year period. This new VIP component of the long-term incentive plan is designed to incentivize management’s efforts in driving growth and value with respect to the Ventures portfolio investments, which have increasing scale and importance within the company’s business. Performance is based upon changes (positive or negative) against the valuation of the portfolio over the performance period, which valuation is performed by a third-party auditor using detailed valuation principles. The earned portion of the VIP will be paid after the end of the performance period, either in company shares or cash at the option of the company.

In adopting its general approach to equity incentive compensation, the compensation committee has made the following observations:

•	Organizational risks of incentive compensation should be reduced through:

◾	using multiple equity vehicles (RSUs and SARs) with different performance, retention, risk and reward profiles;

◾	spreading target incentive compensation over multiple and overlapping performance/service periods and permitting changes to the performance metrics, weighting and targets from grant to grant;

◾	SARs and RSUs, provide a retention mechanism and strong alignment with shareholder interest; and

◾	forfeiture and reduction of equity award provisions ensure accountability by the executive for his or her own performance against personally tailored performance goals.

2021-2022 Long-Term Incentive Plan. In April 2021, the compensation committee established a new three-year, long-term incentive plan covering the three-year period ending May 1, 2024 (2021-2022 LTIP), with the objectives of amplifying the risk/reward nature of the long-term incentive grant and further aligning executive reward to shareholder interests, namely share price appreciation.

The 2021-2022 LTIP for our CEO and our other NEOs included a single grant made in April 2021 for each NEO’s regular annual long-term incentive target value for 2021 plus 90% of the NEO’s annual long-term incentive target value for 2022. The remaining 10% of each NEO’s 2022 target long-term incentive value was granted in the 2022 VIP. No other grants will be made in 2022 under the 2021-2022 LTIP. As a result of the combination of grants from two years into a single year, in 2022 there will be no RSUs or SARs granted under the Plan, as shown in the tables below (although Mr. Salvato has a small grant in 2022 due to his increased responsibilities).

The 2021-2022 LTIP is very heavily weighted in SARs in order to provide increased focus on share price performance, which directly aligns the interests of the NEOs with shareholders, as a SAR’s value is completely dependent upon share appreciation. The components of the 2021-2022 LTIP for our CEO and the other NEOs are set forth below.

Two-Year Combined LTIP (2021 & 2022): Incentives are aligned with Shareholders

The table and graphic below show target LTIP values awarded as well as the grant and vesting schedule for the 2021-2022 LTIP awards. With respect to our CEO, the 2021-2022 LTIP is 90% weighted in SARs.

2021-2022 LTIP Target Value Granted
	RSUs		SARs		VIP		Aggregate 2-Year Target LTIP Value ($)
NEO	2021 ($)	2022 ($)	2021 ($)	2022 ($)	2021 ($)	2022 ($)

Michael T. Fries	0	0	35,550,000	0	1,900,000	2,050,000	39,500,000

Charles H.R. Bracken	3,240,000	0	7,560,000	0	600,000	600,000	12,000,000

Bryan H. Hall	2,160,000	0	5,040,000	0	400,000	400,000	8,000,000

Enrique Rodriguez	2,700,000	0	6,300,000	0	500,000	500,000	10,000,000

Andrea Salvato	2,700,000	270,000	6,300,000	180,000	500,000	550,000	10,500,000

2021-2022 LTIP Grant and Vesting Schedule

The table below shows the grant dates (G) and vesting dates (V) for each of the components of the 2021- 2022 LTIP.

The RSU awards and the SAR awards granted pursuant to the 2021-2022 LTIP to our NEOs are reflected in the Summary Compensation Table below under the “Stock Awards” and “Option Awards” columns, respectively.

Extension of SARs Granted in 2014 and 2015. In April 2021, the compensation committee and the board of directors extended the expiration date of SARs and director options granted in 2014 and 2015 from the seventh anniversary to the tenth anniversary of the original grants to align with current company and industry practice and to further incentivize the achievement of the company’s objectives. There was no change to the exercise prices of the 2014 and 2015 SARs and director options. They have exercise prices ranging from $32.37 to $34.44 (for 2014) and $42.01 to $44.46 (for 2015) in Class A ordinary shares and from $30.81 to $33.06 (for 2014) and $40.52 to $41.41 (for 2015) in Class C ordinary shares. For the company’s executive officers, the exact number of SARs and their exercise prices are shown in Form 4 filings previously made.

Share Ownership Policy

Our compensation committee has established an Executive Share Ownership Policy, as amended and restated, for our executive officers and senior officers. This policy helps to ensure that our officers have a significant stake in our long-term success and are aligned with our shareholders. The guidelines for ownership of our ordinary shares based on an individual’s level in our company a as follows:

Position	Guideline
Chief Executive Officer	5 times base salary
Executive Vice Presidents	4 times base salary
All other members of the Executive Leadership Team	3 times base salary

Executive and senior officers, who were subject to the policy at the time of adoption, were to be in compliance with the ownership guidelines within two years of the policy’s effective date. New executive and senior officers must comply within four years of the date they become subject to the policy. Each of the following are counted toward officer compliance with the policy: (1) shares owned jointly with and separately by the officer’s spouse and minor children, (2) 50% of the value of vested ordinary shares held in the officer’s account in the 401(k) Plan, (3) 50% of the value of vested and in-the-money options and SARs and/or using a valuation methodology generally consistent with the Black-Scholes valuation methodology for vested options and SARs and (4) 50% of the value of any earned but unvested RSUs.

As of April 1, 2022, the value of the ordinary shares owned by our CEO, as calculated in accordance with the policy, significantly exceeded five times his base salary. In addition, at such date, all employees subject to the policy were in compliance with the terms of the policy.

Deferred Compensation Plan

Under the Liberty Global Deferred Compensation Plan (the Deferred Compensation Plan), our executive and other officers who are U.S. taxpayers and who are designated as participants by our compensation committee may elect to defer payment of certain of their compensation as described under —Deferred Compensation Plan below. We do not have a pension or other defined benefit-type plan to offer our executive and senior officers. For these U.S.-based executive officers and employees, Liberty Global contributes to its defined contribution 401(k) Plan, but such contributions are capped by U.S. law. Accordingly, the Deferred Compensation Plan was adopted by the compensation committee to provide a tax-efficient method for participants who are U.S. taxpayers to accumulate value, thus enhancing our ability to attract and retain senior management. The compensation committee noted in adopting the Deferred Compensation Plan that the corporate tax deduction on the deferred compensation may not be taken until payments to participants are made, but that we will have use of the cash in the interim. Although our compensation committee deemed the Deferred Compensation Plan to be an important benefit to participants, it is not included in any quantitative valuation with the three main components of our compensation packages, because participation in the plan, and to what extent, is at each participant’s discretion.

Other Benefits

We do not offer perquisites and other personal benefits on a general basis to our executive officers. The personal benefits we have provided are limited in scope and fall into the following principal categories: participation in our 401(k) policy (for U.S.-based NEOs) or our Pension Plan (for U.K.-based NEOs), limited personal use of our corporate aircraft; an annual auto allowance or use of a company auto for our executive officers; reasonable legal expenses in connection with employment agreements; an executive health plan; and charitable giving by Liberty Global.

Each of our U.S.-based employees, including U.S.-based NEOs, may contribute to our 401(k) plan. Under our 401(k) plan, the company will match an employee’s contribution 100% up to the lesser of 10% of the employee’s base salary or the applicable federal limit.

As part of the defined contribution retirement benefit available to all our U.K.-based employees, including all U.K.-based NEOs, the company makes matching contributions to the Liberty Global Group Pension Plan on the employee’s behalf, subject to statutory maximums. The company’s contributions are on a 1 to 1 basis, up to 10% of the employee’s base salary. Any such company contributions above the statutory maximum are paid to the employee as a taxable cash allowance.

Under our aircraft policy, our CEO, other executive officers and certain senior officers, with our CEO’s approval, may use our corporate aircraft for personal travel, subject to reimbursing us for the incremental costs incurred, plus applicable taxes. The annual flight hours for Mr. Fries’ personal use of our aircraft is 120 hours per year without cost reimbursement. Mr. Bracken’s personal use of our aircraft is 25 hours per year without cost reimbursement. Also under our aircraft policy, our CEO and, with his approval, our other executive officers and certain senior officers may have family members or other personal guests accompany them on our corporate aircraft while traveling on business without reimbursing us for the incremental cost attributable to the personal guest.

The taxable income of an officer will include imputed income equal to the value of the personal use of our aircraft by him and by his personal guests determined using: (a) a method based on the Standard Industry Fare Level rates, as published by the U.S. Internal Revenue Service (IRS) (in the case of U.S. taxpayers) or (b) as agreed with the U.K. tax authority periodically, a cost base valuation for personal use and the marginal cost for guests (in the case of U.K. taxpayers). Income is imputed only to the extent that the value derived by such applicable method exceeds the amount the officer pays us for such personal use.

The methods we use to determine our incremental cost attributable to personal use of our corporate aircraft are described in the notes to the Summary Compensation Table below. Because our aircraft are used primarily for business travel, this methodology excludes fixed costs that do not change based on usage, such as salaries of pilots and crew, purchase costs of aircraft, and costs of maintenance and upkeep.

Annual auto allowances for employees are a standard benefit in Europe, and in order to align basic compensation with executives in the U.S., we have extended this allowance to some U.S. based executives. We also provide an executive health plan for our executive and senior officers to proactively manage and improve their health. The benefits of this program include a complete medical history review, annual physical examinations, comprehensive laboratory testing, diagnostic testing and consultations with specialists. Our NEOs also participate in various benefit plans offered to all salaried employees in the applicable country of employment. Our CEO generally reviews and directs the charitable giving by our company.

We provide reimbursement of reasonable legal expenses to some executives, including NEOs, in connection with the negotiation and execution of their employment agreements, on a case-by-case basis.

Recoupment Policy

The terms of our annual performance bonus awards for executive officers provide that if our consolidated financial statements for any of the years relevant to the determination of whether the applicable performance metrics have been met are required to be restated at any time as a result of an error (whether or not involving fraud or misconduct) and our compensation committee determines that if the financial results had been properly reported their awards would have been lower, then each participant will be required to refund and/or forfeit the excess amount of his or her award.

Post-Employment Benefits and Change in Control

Each of our NEOs are entitled to post-employment benefits under their employment agreements. See —Employment and Other Agreements below. Otherwise, they are entitled to the same benefit of accelerated vesting of all or part of conventional equity awards made under the Liberty Global 2005 Incentive Plan (as amended and restated effective June 7, 2013) (the 2005 Incentive Plan) and the 2014 Incentive Plan on certain termination-of-employment events as other holders of such awards. Similarly, the 2005 Incentive Plan and the 2014 Incentive Plan provide the same treatment to all holders of conventional equity awards granted under these plans upon the occurrence of certain change-in-control events. Accordingly, the existence of these potential post-employment and change-in-control benefits has not influenced our compensation committee’s decisions with respect to executive compensation.

In designing the terms for the RSU awards, our compensation committee determined that only a limited set of events would warrant automatic acceleration of awards thereunder. The terms of the RSU awards do not guarantee that any portion of an award will be deemed earned upon termination of employment, except for death, nor that vesting of earned awards will be accelerated upon termination of employment, except for death or disability. Awards will only be accelerated upon specified change-in-control events if the awards are not continued on the same terms and conditions or, in the case of certain corporate reorganization transactions, there will not be an assumption or continuation of the awards on equivalent terms. For details regarding the acceleration of our CEO’s awards in connection with a change-in-control event please see the description of the Fries Agreement under —Employment and Other Agreements.

The compensation committee believes these limited acceleration events related to a change in control provide appropriate protection to participants and serve to maintain morale and aid retention during the disruptive circumstances of a change in control. The compensation committee can accelerate vesting of an individual’s award or amend an individual’s award agreements when appropriate under the circumstances.

For additional information on post-employment benefits and change-in-control provisions, see —Potential Payments upon Termination or Change in Control below.

Timing of Equity Awards

The compensation committee approves the annual equity incentive awards around April 1 of each year. This timing allows the awards to be aligned with long-range benchmarking, annual performance reviews, annual bonus determinations and our company’s financial reporting calendar. The current practice is for the exercise price or base price of option and SAR grants to be set at the closing prices of the applicable class of our ordinary shares on the grant date, which is the date of the compensation committee meeting on or around April 1 of the same year.

For purposes of determining the number of Liberty Global Class A and Liberty Global Class C RSUs and SARs to be granted each year for the target annual equity values of our executive officers and other key employees, our compensation committee adopted a policy of using the average of the closing prices of such shares for a five-day trading period ending on the second trading day preceding the date of the committee meeting at which the grants are approved.

Compensation Committee Report

The compensation committee has reviewed the Compensation Discussion and Analysis above and discussed it with management. Based on such review and discussions, the compensation committee recommended to our board of directors that the Compensation Discussion and Analysis be included in this proxy statement.

Submitted by the Members of the

Compensation Committee:

Andrew J. Cole

Paul A. Gould

Richard R. Green

Larry E. Romrell (chairman)

Summary Compensation Table

The Summary Compensation Table below sets forth information concerning the compensation of our named executive officers for fiscal years 2021, 2020 and 2019.

CEO & NEO Compensation Generally

The Summary Compensation table below includes in the “total” compensation column for the CEO and each NEO future unearned compensation in the form of equity awards that are subject to time vesting, which may not be paid (if at all) for several years, and the figures assume certain levels of stock appreciation. These amounts are aggregated into a single year lump sum amount, which was not in fact paid during the year in question.

Grant Date Fair Value. The Summary Compensation Table below uses grant date fair values for the equity awards which assumes 100% performance and vesting, as well as stock appreciation, and may not reflect actual compensation received or realized. Market conditions could significantly impact actual outcomes.

Exchange Rates. Our U.K. based NEOs received all or a portion of their respective salaries, perquisites and employee benefits in British pounds, which have been converted for this presentation to U.S. dollars based upon the average exchange rate in effect during each respective year (0.7271 for 2021, 0.7796 for 2020 and 0.7835 for 2019).

Combined 2021-2022 Awards. In 2021, the NEOs were granted awards under the 2021-2022 LTIP, which generally combined the 2021 and 2022 target long-term incentive grants to the NEOs in a single grant made in April 2021. Accordingly, no additional equity awards will be granted to the NEOs under the 2021-2022 LTIP in 2022. See —Elements of Our Compensation—Long-Term Incentive Awards—2021-2022 Long-Term Incentive Plan above for a detailed discussion of the 2021-2022 LTIP. The RSU portion of the 2021-2022 LTIP is reflected in the Stock Awards column and the SAR portion of the 2021-2022 LTIP is reflected in the Option Awards column of the Summary Compensation Table below.

Name and Principal Position	Year	Salary ($)		Bonus ($)	Stock Awards ($)(2)	Option Awards ($)(3)	Non- Equity Incentive Plan Compen- sation ($)(4)		Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(5)	All Other Compen- sation ($)(6)	Total ($)
Michael T. Fries Chief Executive Officer & President	2021	2,563,000		0	1,538,646	41,656,748	15,500,000		0	728,515	61,986,909	(1)
	2020	1,547,245	(7)	0	16,850,467	15,537,111	10,291,627		0	725,880	44,952,330
	2019	2,369,915		5,000,000	79,183,083	20,195,050	15,263,387		147,672	1,094,986	123,254,093	(1)

Charles H.R. Bracken EVP & Chief Financial Officer	2021	1,205,462		0	3,937,423	9,386,737	3,000,000		0	166,359	17,695,981
	2020	1,016,034		250,000	4,649,673	4,170,606	1,587,152		0	136,982	11,810,447
	2019	1,066,688		0	6,898,921	5,159,343	2,925,482		0	122,810	16,173,244

Bryan H. Hall EVP & General Counsel	2021	1,116,723		0	2,788,778	6,427,803	2,500,000	(8)	240,379	35,721	13,109,404
	2020	1,009,832		150,000	3,650,822	3,219,891	1,627,152		165,383	35,696	9,858,776
	2019	1,066,000		0	6,310,501	3,439,569	1,462,741		227,434	20,191	12,526,436

Enrique Rodriguez EVP & Chief Technology Officer	2021	1,067,985	(9)	0	5,326,550	6,759,976	782,204		48,621	20,637	14,005,973
	2020	965,675		150,000	5,313,993	2,106,385	590,480		12,682	20,637	9,159,852
	2019	1,018,750		0	7,683,115	4,299,467	635,974		0	20,137	13,657,443
Andrea Salvato	2021	984,661		0	3,331,147	6,790,497	2,500,000		0	120,994	13,727,299
SVP & Chief Development Officer	2020	742,849		500,000	3,383,069	2,051,344	1,149,722		0	101,530	7,928,514
	2019	592,534		0	4,762,161	3,354,625	2,340,386		0	83,596	11,133,302

(1)

The 2021 Total amount includes “Option Awards” for the 2021-2022 LTIP, which combined two years’ of long-term incentive awards and includes additional share-based compensation expense associated with extending the term of the 2014 and 2015 SARs from seven years to ten. Because no additional “Option Awards” were granted in 2022, Mr. Fries’ total compensation for 2022 will be reported as significantly lower in the following year’s Summary Compensation Table. A similar impact will apply to our other NEOs. The following table discloses the constituent amounts included in the “Options Awards” column in the above table.

NEO Name	Two-Year Combined Equity Grant ($)		Extension of 2014 & 2015 SARs ($)	2021 Option Awards Total ($)	Additional Option Awards Granted in 2022 ($)
	2021	2022
Michael T. Fries	37,832,305	0	3,824,444	41,656,749	0
Charles H.R. Bracken	8,111,975	0	1,274,762	9,386,737	0
Bryan H. Hall	5,407,976	0	1,019,827	6,427,803	0
Enrique Rodriguez	6,759,976	0	0	6,759,976	0
Andrea Salvato	6,344,360	0	446,137	6,790,497	180,000

As previously disclosed, with respect to the 2019 “Total” amount, the figure includes one-time compensation awards related to the renewal of Mr. Fries’ employment agreement and certain, special long-term incentive grants in 2019. Mr. Fries’ recurring compensation for 2019, which excludes such one-time compensation amounts and incorporates only his base salary, annual cash bonus, long term equity incentive grants and other recurring benefits, was $44,790,933.

(2)

The dollar amounts shown in the “Stock Awards” column reflect the grant date fair value of the equity determined in accordance with Topic 718 of the Financial Accounting Standards Board’s Accounting Standards Codification (FASB ASC 718), and there can be no assurance that these grant date fair values will ever be realized by an NEO. For 2021, the Stock Awards column shows: (i) Target 2021 RSUs granted under our 2021 long-term equity incentive program, which RSU awards are scheduled to vest, subject to forfeiture or acceleration under certain circumstances, in three equal installments, on May 1 of 2022, 2023 and 2024, and (ii) shares of the company’s stock issued in 2021 to the NEO for the SHIP portion of his 2020 annual performance bonus awards and premium RSUs issued to the NEOs representing 12.5% of the gross number of ordinary shares issued under SHIP.

(3)

The dollar amounts shown in the “Option Awards” column reflect the grant date fair value of the equity determined in accordance with FASB Topic 718. The “Option Awards” for 2021 column also reflects the incremental compensation expense associated with the extension of SARs issued in 2014 and 2015, each determined in accordance with FASB ASC 718. The incremental fair value associated with extending the expiration date for such SARs is $3,824,444 for Mr. Fries, $1,274,762 for Mr. Bracken, $1,019,827 for Mr. Hall and $446,137 for Mr. Salvato. Additional information on the extension of SARs can be found in note 15 of the Notes to Consolidated Financial Statements in our annual report on Form 10-K, filed with the Securities and Exchange Commission on February 17, 2022, as amended on March 30, 2022.

(4)

The dollar amounts in the “Non-Equity Incentive Plan Compensation” column reflect the cash portion of the NEO’s annual performance bonus awards (minus the individual performance component, if applicable) earned by the NEOs during the years indicated. These amounts do not reflect premium bonus amounts earned by the applicable NEO for over-performance during the year. Such premium amounts are included in the Stock Awards column of the above table. The company split the award between shares and cash prior to deductions for applicable withholdings, which withholding amounts are included in the amounts in the above table.

(5)

The dollar amounts shown in the “Change in Pension Value and Nonqualified Deferred Compensation Earnings” column reflect the above-market value of accrued interest on compensation previously deferred by the applicable NEO under our Deferred Compensation Plan. The above-market value of accrued interest is that portion of the accrued interest equal to the amount that exceeds 120% of the applicable federal long-term rate (with compounding) at the time the interest rate under the Deferred Compensation Plan was set.

(6)	The following table provides additional information about the 2021 amounts that appear in the “All Other Compensation” column in the Summary Compensation Table above:

Name	Company Contribution Under 401(k) Plan	Company Contribution Under U.K. Defined Contribution Plan	Auto Allowance	Misc. (a)	Total
Michael T. Fries	$0	0	$0	$728,515	$728,515
Charles H.R. Bracken	0	116,593	19,937	29,829	166,359
Bryan H. Hall	19,500	0	15,000	1,221	35,721
Enrique Rodriguez	19,500	0	0	1,137	20,637
Andrea Salvato	0	98,439	19,937	2,618	120,994

(a)	Amounts include the following:

•	Premiums for term life insurance for each of Messrs. Fries, Bracken, Hall, Rodriguez and Salvato, limited event tickets for Messrs. Fries and Hall and our standard director holiday gift for Mr. Fries.

•

Our aggregate incremental cost attributable to personal use of our aircraft or having a personal guest on a business flight by each of the following NEOs is: Mr. Fries ($479,721) and Mr. Bracken ($26,623). Aggregate incremental cost for personal use of our aircraft is determined on a per flight basis and includes fuel, oil, lubricants, hourly costs of aircraft maintenance for the applicable number of flight hours, in-flight food and beverage services, trip-related hangar and tie down costs, landing and parking fees, travel expenses for crew and other variable costs specifically incurred. Aggregate incremental cost for a personal guest is determined based on our average direct variable costs per passenger for fuel and in-flight food and beverage services, plus, when applicable, customs and immigration fees specifically incurred.

•	Contributions to several charitable and non-profit organizations made by Liberty Global at the request of Mr. Fries in an aggregate amount of $246,000.

(7)	Amount does not include that portion of Mr. Fries’ 2020 salary that he contributed to the company’s COVID-19 relief fund, as previously disclosed.

(8)

Mr. Hall elected to defer $2,000,000 of his 2021 annual performance bonus awards pursuant to our Deferred Compensation Plan at the time such awards were paid in 2022. The amount deferred accrues interest at the rate of 8.0% per annum compounded daily until paid in full.

(9)

Mr. Rodriguez elected to defer $640,791 of his 2021 salary pursuant to our Deferred Compensation Plan. The deferred amount accrues interest at the rate of 8.0% per annum compounded daily until paid in full.

Grants of Plan-Based Awards

The table below sets forth certain information concerning the grants of equity-based awards under the 2014 Incentive Plan and the annual performance bonus awards granted to our named executive officers during the year ended December 31, 2021, as described below under —Narrative to Summary Compensation and Grants of Plan-Based Awards Table. The actual amount of the 2021 annual performance bonus award approved for each NEO is reflected in the “Stock Awards” column of the Summary Compensation Table above for the portion paid in shares and RSUs and in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table above for the portion paid in cash.

				Estimated Possible Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All other Stock Awards; Number of Shares of Stock or Units (#)(3)	All other Option Awards; Number of Securities Underlying Options (#)(4)	Exercise or Base Price of Option Awards ($/sh)	Grant Date Fair Value of Stock & Option Awards ($)
Name	Grant Date		Board/ Committee Action Date	Threshold ($)	Target ($)(2)	Maximum ($)(2)	Threshold ($)	Target ($)(2)	Maximum ($)(2)

Michael T. Fries	03/14/2022		02/16/2021	—	15,500,000	15,500,000

Liberty Global Class A	03/14/2022		10/20/2021				—	6,070,833	6,829,688

Liberty Global Class C	03/14/2022		10/20/2021				—	12,144,667	13,659,375

N/A	04/13/2021		04/13/2021				—	1,900,000

Liberty Global Class C	04/13/2021		04/13/2021								5,378,211	$25.68	$37,832,305

Liberty Global Class A	04/13/2021	(1)	04/13/2021								201,746	$32.37	$811,107

Liberty Global Class C	04/13/2021	(1)	04/13/2021								401,446	$30.81	$1,759,022

Liberty Global Class A	04/13/2021	(1)	04/13/2021								157,121	$42.01	$406,791

Liberty Global Class C	04/13/2021	(1)	04/13/2021								316,802	$40.52	$847,524

Charles H.R. Bracken	03/14/2022		02/16/2021	—	3,000,000	3,000,000

Liberty Global Class A	03/14/2022		10/20/2021				—	1,175,000	1,321,875

Liberty Global Class C	03/14/2022		10/20/2021				—	2,350,000	2,643,750

N/A	04/13/2021		04/13/2021				—	600,000

Liberty Global Class A	04/13/2021		04/13/2021				—			42,033			$1,084,031

				Estimated Possible Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All other Stock Awards; Number of Shares of Stock or Units (#)(3)	All other Option Awards; Number of Securities Underlying Options (#)(4)	Exercise or Base Price of Option Awards ($/sh)	Grant Date Fair Value of Stock & Option Awards ($)
Name	Grant Date		Board/ Committee Action Date	Threshold ($)	Target ($)(2)	Maximum ($)(2)	Threshold ($)	Target ($)(2)	Maximum ($)(2)

Liberty Global Class C	04/13/2021		04/13/2021				—			84,066			$2,158,815

Liberty Global Class A	04/13/2021		04/13/2021								383,561	$25.79	$2,715,758

Liberty Global Class C	04/13/2021		04/13/2021								767,122	$25.68	$5,396,217

Liberty Global Class A	04/13/2021	(1)	04/13/2021								67,243	$32.37	$270,346

Liberty Global Class C	04/13/2021	(1)	04/13/2021								133,804	$30.81	$586,291

Liberty Global Class C	04/13/2021	(1)	04/13/2021								52,376	$42.01	$135,603

Liberty Global Class A	04/13/2021	(1)	04/13/2021								105,606	$40.52	$282,522

Bryan H. Hall	03/14/2022		02/01/2021	—	2,500,000	2,500,000

Liberty Global Class A	03/14/2022		10/20/2021				—	979,167	1,101,563

Liberty Global Class C	03/14/2022		10/20/2021				—	1,958,333	2,203,125

N/A	04/13/2021		04/13/2021				—	400,000

Liberty Global Class A	03/12/2021		03/12/2021				—			1,934			49,704

Liberty Global Class C	03/12/2021		03/12/2021				—			3,868			98,363

Liberty Global Class A	04/13/2021		04/13/2021				—			28,022			722,687

Liberty Global Class C	04/13/2021		04/13/2021				—			56,044			1,439,210

Liberty Global Class A	04/13/2021		04/13/2021								255,707	25.79	1,810,503

Liberty Global Class C	04/13/2021		04/13/2021								511,414	25.68	3,597,473

Liberty Global Class A	04/13/2021	(1)	04/13/2021								53,794	32.37	216,275

Liberty Global Class C	04/13/2021	(1)	04/13/2021								107,043	30.81	469,032

Liberty Global Class C	04/13/2021	(1)	04/13/2021								41,903	42.01	108,488

Liberty Global Class A	04/13/2021	(1)	04/13/2021								84,490	40.52	226,032

Enrique Rodriguez	03/14/2022		02/16/2021	—	2,500,000	2,500,000

Liberty Global Class A	03/14/2022		10/20/2021				—	979,167	1,101,563

Liberty Global Class C	03/14/2022		10/20/2021				—	1,958,333	2,203,125

N/A	04/13/2021		04/13/2021				—	500,000

Liberty Global Class A	03/12/2021		03/12/2021				—			3,626			93,188

Liberty Global Class C	03/12/2021		03/12/2021				—			7,252			184,418

Liberty Global Class A	04/13/2021		04/13/2021				—			35,027			903,346

				Estimated Possible Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All other Stock Awards; Number of Shares of Stock or Units (#)(3)	All other Option Awards; Number of Securities Underlying Options (#)(4)	Exercise or Base Price of Option Awards ($/sh)	Grant Date Fair Value of Stock & Option Awards ($)
Name	Grant Date		Board/ Committee Action Date	Threshold ($)	Target ($)(2)	Maximum ($)(2)	Threshold ($)	Target ($)(2)	Maximum ($)(2)

Liberty Global Class C	04/13/2021		04/13/2021				—			70,054			1,798,987

Liberty Global Class A	04/13/2021		04/13/2021								319,634	25.79	2,263,131

Liberty Global Class C	04/13/2021		04/13/2021								639,268	25.68	4,496,845

Andrea Salvato	03/14/2022		02/16/2021	—	2,500,000	2,500,000

Liberty Global Class A	03/14/2022		10/20/2021				—	979,167	1,101,563

Liberty Global Class C	03/14/2022		10/20/2021				—	1,958,333	2,203,125

N/A	04/13/2021		04/13/2021				—	500,000

Liberty Global Class A	04/13/2021		04/13/2021				—			35,027			903,346

Liberty Global Class C	04/13/2021		04/13/2021				—			70,054			1,798,987

Liberty Global Class A	04/13/2021		04/13/2021								319,634	25.79	2,124,779

Liberty Global Class C	04/13/2021		04/13/2021								639,268	25.68	4,219,580

Liberty Global Class A	04/13/2021	(1)	04/13/2021								23,535	32.37	94,621

Liberty Global Class C	04/13/2021	(1)	04/13/2021								46,831	30.81	205,200

Liberty Global Class C	04/13/2021	(1)	04/13/2021								18,328	42.01	47,452

Liberty Global Class A	04/13/2021	(1)	04/13/2021								36,955	40.52	98,864

(1)

These SARs with a grant date of April 13, 2021 reflect the 2014 and 2015 SAR extensions as more fully described in —Compensation Discussion and Analysis—Elements of Our Compensation Packages—Equity Incentive Awards—Extension of SARs Granted in 2014 and 2015 above.

(2)

Pursuant to the SHIP, our NEOs could elect to receive up to 100% of their annual bonus in ordinary shares of Liberty Global in lieu of cash. NEOs who elected to receive shares in respect to their annual bonus also received RSUs equal to 12.5% of the gross number of shares earned under the 2021 Annual Bonus Program as more fully described in —Compensation Discussion and Analysis—Elements of Our Compensation Packages—Annual Performance Bonus Awards above. Additionally, the compensation committee approved a new policy, beginning in 2021, whereby any earned bonus amounts up to the target bonus amount for each NEO will be paid in cash, with any over-performance paid in ordinary shares under the SHIP. The RSUs will vest on March 1, 2023, provided the NEO holds all of the shares issued in respect to the 2021 Annual Bonus Program through that period. With respect to all NEOs, such amounts consist of awards under the 2021 VIP granted on April 13, 2021, reflecting target values of $1,900,000 for Mr. Fries, $600,000 for Mr. Bracken, $400,000 for Mr. Hall, and $500,000 each for Messrs. Rodriguez and Salvato

(3)

With respect to Messrs. Hall and Rodriguez, consists of a grant of RSUs on March 12, 2021 in connection with 12.5% of the gross number of shares earned under the 2020 Annual Bonus Program. As each NEO held their 2020 Annual Bonus Program shares, these awards fully vested on March 1, 2022.

(4)

With respect to all NEOs, consists of (i) the grant date fair value at the time of the grant of SAR awards to our NEOs in 2021, and (ii) other than Mr. Rodriguez the incremental compensation expense associated with the extension of SARs issued in 2014 and 2015 from a seven-year term to a ten-year term, both determined in accordance with FASB ASC 718. The table assumes vesting and performance at 100% of their grant date fair values. The dollar amounts for the SAR awards granted April 13, 2021, reflect risk-free interest rates of between .35% and .67%, a volatility rate ranging from 32.4% to 33.8% and an expected term ranging from 3.1 to 4.3 years for all NEOs. The SARs granted on April 13, 2021 are subject to annual time vesting over a two-year service period vesting on May 1 of both 2023 and 2024 in equal installments. All SAR awards granted before 2019 have a seven-year term. All SAR awards granted after 2018 have a ten-year term. For the 2014 and 2015 SARs that were extended, the incremental fair value associated was $3,824,444 for Mr. Fries, $1,274,762 for Mr. Bracken, $1,019,827 for Mr. Hall and $446,137 for Mr. Salvato.

Narrative to Summary Compensation Table and Grants of Plan-Based Awards Table

The amounts reported for 2021 in the Summary Compensation Table include salary, annual performance bonuses, equity incentive grants, benefits and perquisites as more fully described in —Elements of Our Compensation Packages above and —Employment and Other Agreements below. The following discussion focuses on the annual performance bonus award component of 2021 total compensation reflected in the Grants of Plan-Based Awards Table above. Additional information with respect to the other components of 2021 compensation is provided in the notes to the Summary Compensation Table above. Also discussed are vesting and forfeiture provisions applicable to the 2021 RSU awards granted in 2021. For information on the effect of a termination or change in control on the 2021 RSU awards, see —Potential Payments Upon Termination or Change in Control below.

The maximum achievable amount of the 2021 annual performance bonus awards for each of our NEOs is shown in the Grants of Plan-Based Awards Table under the “Estimated Possible Payouts Under Non-Equity Incentive Plan Awards” column. Because the compensation committee has discretion to pay no award, no “threshold” or minimum amounts are reflected in the Grants of Plan-Based Awards Table. The amount each NEO actually earned of his 2021 annual performance bonus award is reflected in the Summary Compensation Table under “Stock Awards” column for the portion paid in ordinary shares and in the “Non-Equity Incentive Plan Compensation” column for the portion paid in cash. Participants in the 2021 Annual Bonus Program, including the NEOs, could elect all or a portion (in 25% increments) or none of their award paid in shares, with the remainder, if any, paid in cash. Additionally, the compensation committee approved payment of 2021 annual performance bonuses to our executive officers, including our NEOs, and certain other officers and key employees in the form of cash up to 100% of target value and any over-performance in ordinary shares of Liberty Global as more fully described in —Compensation Discussion and Analysis above.

Under the 2021 Annual Bonus Program, our NEOs who received a portion of their 2021 annual bonus payment in ordinary shares also received Liberty Global Class A and Liberty Global Class C RSUs equal to 12.5% of the gross number of shares earned under the 2021 Annual Bonus Program. The RSUs will vest on March 1, 2023, provided the NEO holds all of the shares issued in respect of the 2021 Annual Bonus Program through that period. The 2021 bonus award portion delivered in shares was valued using the closing prices of our Liberty Global Class A and Liberty Global Class C shares as of market close on March 14, 2022. The number of such shares were delivered on a 1:2 basis between our Liberty Global Class A and Liberty Global Class C shares.

Outstanding Equity Awards at Fiscal Year-End

The table below sets forth certain information concerning options, SARs and restricted shares or RSUs held by our NEOs at year-end 2021.

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards; Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards; Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)

Michael T. Fries

Liberty Global Class A	42,988	0		29.45	5/1/2023	146,084	(2)	4,052,370

	971,587	0		27.71	6/24/2023	143,867	(6)	3,990,871

	201,746	0		32.37	5/1/2024

	157,121	0		42.01	5/1/2025

	211,882	0		32.81	5/1/2023

	227,832	0		35.69	5/1/2024

	257,352	36,765	(1)	29.88	5/1/2025

	522,284	0	(2)	25.97	3/7/2029

	246,956	148,175	(3)	24.90	4/1/2029

	172,456	344,912	(4)	16.05	4/1/2030

Liberty Global Class B	0	0		0

Liberty Global Class C	42,788	0		29.05	5/1/2023	292,168		8,206,999

	85,596	0		27.13	5/1/2023	287,734	(6)	8,082,448

	967,468	0		27.34	6/24/2023

	1,933,985	0		25.84	6/24/2023

	401,446	0		30.81	5/1/2024

	316,802	0		40.52	5/1/2025

	423,764	0		31.65	5/1/2023

	455,664	0		34.80	5/1/2024

	514,704	73,530	(1)	28.94	5/1/2025

	1,044,568	0	(2)	25.22	3/7/2029

	493,913	296,349	(3)	24.15	4/1/2029

	344,912	689,824	(4)	15.12	4/1/2030
	0	5,378,211	(5)	25.68	4/13/2031

Charles H.R. Bracken
Liberty Global Class A	37,610	0		29.45	5/1/2023	38,955	(2)	1,080,612
	170,684	0		27.71	6/24/2023	49,326	(6)	1,368,303
	67,243	0		32.37	5/1/2024	42,033	(7)	1,165,995
	52,376	0		42.01	5/1/2025
	60,536	0		32.81	5/1/2023
	166,666	0		37.45	2/21/2024
	56,958	0		35.69	5/1/2024
	68,627	9,804	(1)	29.88	5/1/2025

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards; Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards; Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)

	139,275	0	(2)	25.97	3/7/2029
	59,269	35,562	(3)	24.90	4/1/2029
	0	118,256	(4)	16.05	4/1/2030
	0	383,561	(5)	25.79	4/13/2031
Liberty Global Class C	74,888	0		27.13	5/1/2023	77,910	(2)	2,188,492
	37,435	0		29.05	5/1/2023	98,651	(6)	2,771,107
	169,960	0		27.34	6/24/2023	84,066	(7)	2,361,414
	339,754	0		25.84	6/24/2023

	133,804	0		30.81	5/1/2024

	105,606	0		40.52	5/1/2025

	121,072	0		31.65	5/1/2023

	333,334	0		36.32	2/21/2024

	113,916	0		34.80	5/1/2024

	137,254	19,608	(1)	28.94	5/1/2025

	278,550	0	(2)	25.22	3/7/2029

	118,538	71,124	(3)	24.15	4/1/2029

	0	236,511	(4)	15.12	4/1/2030

	0	767,122	(5)	25.68	4/13/2031
Bryan H. Hall

Liberty Global Class A	45,660	0		29.45	5/1/2023	25,970	(2)	720,408

	170,684	0		27.71	6/24/2023	32,884	(6)	912,202

	53,794	0		32.37	5/1/2024	1,934	(8)	53,649

	41,903	0		42.01	5/1/2025	28,022	(7)	777,330

	48,430	0		32.81	5/1/2023

	45,566	0		35.69	5/1/2024

	45,751	6,536	(1)	29.88	5/1/2025

	92,850	0	(2)	25.97	3/1/2029

	39,513	23,708	(3)	24.90	4/1/2029

	39,418	78,837	(4)	16.05	4/1/2030

	0	255,707	(5)	25.79	4/13/2031

Liberty Global Class C	45,448	0		29.05	5/1/2023	51,940	(2)	1,458,995
	90,917	0		27.13	5/1/2023	65,767	(6)	1,847,395
	169,960	0		27.34	6/24/2023	3,868	(8)	108,652
	339,754	0		25.84	6/24/2023	56,044	(7)	1,574,276
	107,043	0		30.81	5/1/2024
	84,490	0		40.52	5/1/2025
	96,860	0		31.65	5/1/2023
	91,132	0		34.80	5/1/2024
	91,502	13,072	(1)	28.94	5/1/2025
	185,700	0	(2)	25.22	3/7/2029
	79,026	47,416	(3)	24.15	4/1/2029
	78,836	157,674	(4)	15.12	4/1/2030
	0	511,414	(5)	25.68	4/13/2031

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards; Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards; Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)

Enrique Rodriguez

Liberty Global Class A	58,318	13,459	(9)	28.97	8/1/2025	32,463	(2)	900,524

	116,063	0	(2)	25.97	3/7/2029

	49,391	29,635	(3)	24.90	4/1/2029	41,105	(6)	1,140,253

	49,273	98,546	(4)	16.05	4/1/2030	3,626	(8)	100,585

	0	319,634	(5)	25.79	4/13/2031	35,027	(7)	971,649

Liberty Global Class C	116,637	26,917	(9)	27.81	8/1/2025	64,926	(2)	1,823,771

	232,126	0	(2)	25.22	3/7/2029

	98,782	59,270	(3)	24.15	4/1/2029	82,210	(6)	2,309,279

	98,546	197,092	(4)	15.12	4/1/2030	7,252	(8)	203,709

	0	639,268	(5)	25.68	4/13/2031	70,054	(7)	1,967,817

Andrea Salvato
Liberty Global Class A	13,444	0		29.45	5/1/2023	25,970	(2)	720,408

	65,647	0		27.71	6/24/2023	32,884	(6)	912,202

	23,535	0		32.37	5/1/2024	35,027	(7)	971,649

	18,328	0		42.01	5/1/2025

	30,272	0		32.81	5/1/2023

	28,480	0		35.69	5/1/2024

	45,751	6,536	(1)	29.88	5/1/2025

	92,850	0	(2)	25.97	3/7/2029

	39,513	23,708	(3)	24.90	4/1/2029

	39,418	78,837	(4)	16.05	4/1/2030

	0	319,634	(5)	25.79	4/13/2031

Liberty Global Class C	13,381	0		29.05	5/1/2023	51,940	(2)	1,458,995

	26,769	0		27.13	5/1/2023	65,767	(6)	1,847,395

	65,369	0		27.34	6/24/2023	70,054	(7)	1,967,817

	130,674	0		25.84	6/24/2023

	46,831	0		30.81	5/1/2024

	36,955	0		40.52	5/1/2025

	60,544	0		31.65	5/1/2023

	56,960	0		34.80	5/1/2024

	91,502	13,072	(1)	28.94	5/1/2025

	185,700	0	(2)	25.22	3/7/2029

	79,026	47,416	(3)	24.15	4/1/2029

	78,836	157,674	(4)	15.12	4/1/2030

	0	639,268	(5)	25.68	4/13/2031

(1)	Vests in 2 equal remaining quarterly installments from February 1, 2022 to May 1, 2022.

(2)	Represents SARS or RSUs, as the case may be, vested pursuant to the 2019 Challenge Grant that was earned by each of our NEOs. These SARSs or RSUs vested in full on March 7, 2022.

(3)	Vests in 6 equal remaining quarterly installments from February 1, 2022 to May 1, 2023.

(4)	Vests in 2 equal remaining annual installments from May 1, 2022 to May 1, 2023.

(5)	Vests in 2 equal annual installments on each of May 1, 2023 and May 1, 2024.

(6)	Vests in 2 equal remaining annual installments from May 1, 2022 to May 1, 2023.

(7)	Vests in 3 equal remaining annual installments from May 1, 2022 to May 1, 2024.

(8)	Represents premium RSUs granted to the applicable officer for electing to receive their 2020 annual bonus in RSUs, which premium RSUs vested on March 1, 2022.

(9)	Vests in 3 equal remaining quarterly installments from February 1, 2021 to August 1, 2022.

Option/SAR Exercises and Shares Vested

The table below sets forth certain information concerning each exercise of options or SARs and vesting of restricted shares, or RSUs held by our named executive officers during the year ended December 31, 2021.

	Option/SAR Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)

Michael T. Fries

Liberty Global Class A	0	0	215,527	5,862,294

Liberty Global Class B	0	0	0	0

Liberty Global Class C	0	0	431,054	11,711,707

Charles H.R. Bracken

Liberty Global Class A	0	0	59,124	1,605,944

Liberty Global Class C	0	0	118,250	3,211,219

Bryan H. Hall

Liberty Global Class A	0	0	39,416	1,070,631

Liberty Global Class C	0	0	78,833	2,140,803

Enrique Rodriguez

Liberty Global Class A	0	0	49,270	1,338,286

Liberty Global Class C	0	0	98,541	2,675,998

Andrea Salvato

Liberty Global Class A	0	0	39,416	1,070,631

Liberty Global Class C	0	0	78,833	2,140,803

(1)	Value reflects the aggregate amount of awards for the applicable class of shares that vested in 2021.

Deferred Compensation Plan

We have a Deferred Compensation Plan pursuant to which officers of Liberty Global or its subsidiary LGI, who are U.S. taxpayers, may elect to defer all or any portion of his or her (1) annual performance bonus paid in cash, (2) annual salary up to limits specified by the compensation committee (currently 90%) and (3) award, if any, under a current or future multi-year performance award arrangement.

Cash compensation deferred under the Deferred Compensation Plan was credited with interest at the rate of 8.0% per year, compounded daily (the credited interest fund). In setting the interest rate, our compensation committee reviews data on the implied yields of our significant bank debt and outstanding bonds, as well as credit market conditions. The compensation committee reserved the right to change the interest rate in the future, provided that any decreases in the rate will apply only to deferred elections that become irrevocable after the new rate is set. Deferred equity awards will not be credited with interest, but will be adjusted for splits, combinations, dividends or distributions. If the compensation committee approves the establishment of one or more phantom investment funds for purposes of the Deferred Compensation Plan, a participant may, but will not be obligated to, elect one or more of such phantom investment funds as the measurement fund for the purpose of calculating notional earnings, losses and other relevant amounts to be credited to or deducted from all or a portion of his or her deferred compensation instead of the credited interest fund.

The Deferred Compensation Plan provides our compensation committee with the discretion to terminate the Deferred Compensation Plan within 12 months of certain change-in-control events and distribute each participant’s account balance. Otherwise, the amount of compensation deferred will be distributed in a lump sum or in up to three installments upon the date or dates selected by the participant, or in up to five equal annual installments, or in a lump sum when the participant experiences a separation of service with the employer. At the participant’s request, if the compensation committee determines that such participant has suffered a financial hardship, it may authorize immediate distribution of all or a portion of his or her account balance. The compensation committee has reserved the right to terminate the Deferred Compensation Plan at any time. Such an optional termination will not result in accelerated distributions.

Messrs. Hall and Rodriguez, each a U.S. taxpayer, have deferred compensation under the Deferred Compensation Plan. The table below sets forth certain information concerning the deferred compensation of these officers at year end 2021.

Name	Executive Contribution in Last FY ($)		Aggregate Earnings in Last FY (1)($)	Aggregate Withdrawals / Distributions ($)	Aggregate Balance at Last FYE ($)

Bryan H. Hall	1,735,389	(2)	352,480	1,102,817	4,502,283	(3)
Enrique Rodriguez	640,791	(4)	61,917	0	1,106,023	(5)

(1)	Of these amounts, the following were reported in the Summary Compensation Table as above-market earnings that were credited to the NEO’s account during 2021:

Name	Amount ($)
Bryan H. Hall	240,379
Enrique Rodriguez	48,621

(2)	None of Mr. Hall’s salary was contributed in 2021. All amounts contributed were from Mr. Hall’s annual performance bonus award.

(3)

Includes salary contributed as follows: $784,500 in 2018, $799,500 in 2019 and $706,883 in 2020. Also, includes annual performance bonus award amounts of $570,180, $731,371 and $1,735,389 contributed in 2018, 2020 and 2021.

(4)	Represents salary of $640,791 contributed in 2021.

(5)	Includes salary contributed as follows: $386,270 in 2020 and $640,791 in 2021.

Employment and Other Agreements

We have employment agreements with Mr. Fries to serve as our CEO, Mr. Bracken to serve as our chief financial officer, Mr. Hall to serve as our general counsel, Mr. Rodriguez to serve as our chief technology officer and Mr. Salvato to serve as our chief development officer. We have not adopted a severance policy covering our executive officers other than as specified in their employment agreements, if applicable.

Michael T. Fries

Introduction. On April 30, 2019, we entered into a new five-year term employment agreement (the Fries Agreement) with our CEO, the term of which ends on April 30, 2024, but will automatically renew for successive one-year terms until terminated by the company or Mr. Fries on 180 days’ notice. Mr. Fries has presided over significant growth in our geographic scale, technology and product leadership, residential and B2B subscriber base, revenue, operating cash flow and market capitalization. Under his leadership, we have disposed of our businesses in six European countries at an aggregate enterprise value of $31.0 billion and received net cash proceeds of $16.0 billion in 2019, acquiring Sunrise Communications Group in 2020, and creating a joint venture between Virgin Media’s U.K. operations and Telefonica’s U.K. mobile operations, creating a fixed-mobile leader in the U.K. in 2020. Mr. Fries is uniquely qualified to lead and provide continuity to our company with three decades of industry experience, an in-depth knowledge of our continuing operating businesses, a demonstrated ability to allocate capital prudently and in the best interests of shareholders and a track record of significant value creation in core markets.

As a resident of Denver, Colorado, the terms of the Fries Agreement are based on U.S. customs and standards as we are competing with U.S. companies for senior management personnel based in the U.S. In accordance with applicable U.K. law, our shareholders approved our director compensation policy at the annual general meeting held in 2021 and provided providing authority for the compensation committee to renew and amend the terms of the Fries Agreement.

Summary of the Fries Agreement. Mr. Fries’ salary is $2,563,000 million and is subject to annual increase at the discretion of the compensation committee. Pursuant to the Fries Agreement, Mr. Fries was entitled to an annual performance bonus award opportunity with a target amount of $15.5 million for 2021, which increases by $250,000 each year. The bonus award is not guaranteed and is dependent upon our company achieving the performance metrics in the year in question and Mr. Fries achieving his individual objectives established by the compensation committee, which may contain qualitative and quantitative goals. Mr. Fries may elect to receive his annual bonus payment in Liberty Global Class A, Class B and/or Class C shares in lieu of cash under the shareholding incentive program of our annual performance bonus plan.

Mr. Fries participates in our equity compensation programs on the same basis as other executives of our company. Pursuant to these programs, Mr. Fries is entitled to receive grants of annual equity awards (the Annual Equity Awards). The Annual Equity Awards granted to Mr. Fries may be in the form of PSUs, SARs or other forms of equity as determined by the compensation committee, with the terms and conditions substantially the same as those for our other senior executive officers. In 2021, the target value of the Annual Equity Awards is $19.0 million, increasing by $1.5 million per year during the term of the Fries Agreement. The compensation committee may, however, determine the actual target value of Annual Equity Awards each year in its sole discretion and may reduce this amount subject to the terms of the Fries Agreement. With respect to any shares to be vested, granted or deliverable pursuant to the annual performance bonus award, our company’s annual equity award programs or other equity awards, Mr. Fries has the right to change the class of such ordinary shares to Liberty Global Class A or Liberty Global Class C shares on an equivalent value basis.

In addition to participating in U.S. employee benefit plans and arrangements sponsored by our company for the benefit of its senior executive group, Mr. Fries is entitled to use our company’s aircraft for up to 120 hours of personal use per year, in accordance with the terms of an aircraft time sharing agreement with our company.

Termination for Death or Disability. If Mr. Fries’ employment is terminated as a result of his death or disability (as defined in the Fries Agreement), Mr. Fries or his heirs, as applicable, will be entitled to receive: (1) his accrued but unpaid base salary; (2) any annual performance bonus award for a completed year that was earned but not paid; (3) any accrued but unused vacation leave pay; (4) any accrued vested benefits under our company’s employee welfare and tax-qualified retirement plans, in accordance with the terms of those plans; and (5) reimbursement of any un-reimbursed business expenses (Accrued Benefits).

In addition, (1) we will pay Mr. Fries or his heirs, as applicable, an amount equal to a pro rata portion of the annual performance bonus award Mr. Fries would have received for the calendar year of his termination (the Pro-Rata Bonus); (2) any options, SARs and other awards will fully vest, with options and SARs remaining exercisable until the earlier of three years from Mr. Fries’ termination or the original expiration of such award; (3) if Mr. Fries’ termination is during a period with respect to any award that was granted as part of an Annual Equity Award, Mr. Fries will vest in a pro-rata portion of such awards as provided in the applicable award agreement; and

(4) Mr. Fries’ family may elect to continue to receive coverage under our company’s group health benefits plan subject to the terms of such plan or receive COBRA continuation of the group health benefits with premiums paid or reimbursed by our company.

Termination for Cause or Resignation without Good Reason. If Mr. Fries is terminated for cause (as defined in the Fries Agreement) or resigns (other than for good reason (as defined in the Fries Agreement)), he will be entitled to receive the Accrued Benefits but no other amounts under the Fries Agreement.

Termination Without Cause or Resignation for Good Reason. If Mr. Fries’ employment is involuntarily terminated by us without cause, or if Mr. Fries voluntarily terminates his employment for good reason, Mr. Fries will be entitled to receive: (1) the Accrued Benefits; (2) the Pro-Rata Bonus, subject to achievement of the applicable performance metric; (3) an amount equal to one-twelfth (1/12) of the average annual base salary Mr. Fries was earning in the calendar year of the termination and the immediately preceding calendar year, multiplied by the applicable number of months in the Severance Period (as defined below), paid in substantially equal payments over the course of the Severance Period; and (4) an amount equal to one-twelfth (1/12) of the average annual performance bonus award paid to Mr. Fries for the immediately preceding two years (regardless when paid), multiplied by the number of months in the Severance Period, paid in substantially equal payments over the course of the Severance Period. In addition, any options, SARs and other awards will fully vest, with options and SARs remaining exercisable until the earlier of three years from Mr. Fries’ termination or the original expiration of such award, and other awards shall be settled in accordance with the terms of the applicable award agreement, and Mr. Fries and his family may elect to continue to receive coverage under our company’s group health benefits plan subject to the terms of such plan or receive COBRA continuation of the group health benefits previously provided to Mr. Fries and his family with premiums paid or reimbursed by our company. The “Severance Period” is a period of 24 months commencing on the termination of Mr. Fries’ employment.

Mr. Fries will continue to earn awards that were granted as part of an Annual Equity Award, if and to the extent the performance metrics are satisfied, as certified by the compensation committee, as if Mr. Fries’ employment had not terminated. If the termination is prior to the grant date for all Annual Equity Awards that would have been granted during the term in which Mr. Fries’ termination took place, then we shall pay to Mr. Fries additional amounts equal to the Applicable Percentage (as defined below) of the target value of the Annual Equity Awards that would have been made during such term, with lump sum cash payments being made in the first 90 days of the applicable grant years. The Applicable Percentage is the percentage of the Annual Equity Award value that is made in the form of PSUs (or other full value equity awards) and shall not be less than 50%.

Further, if Mr. Fries’ termination is prior to the grant date for all Annual Equity Awards that would have been granted during the term in which Mr. Fries’ termination took place, then in respect of options, SARs or other share-based appreciation awards (other than full value equity awards) that would have been granted (the Ungranted Appreciation Awards), we will be obligated to pay to Mr. Fries, on each date such awards that would have vested and based on certain assumptions included in the Fries Agreement (including, taking into account the Applicable Percentage as described above), a lump sum cash amount equal to (1) the number of shares underlying the Ungranted Appreciation Awards that would have vested on the applicable vesting date, multiplied by (2) the excess of the closing share price on the applicable assumed vesting date over the closing share price on the assumed grant date.

If Mr. Fries remains employed by our company (or our successor) for six months following a change in control (as defined in the Fries Agreement), then the unvested SARs and RSUs will fully vest. If Mr. Fries’ employment is involuntarily terminated by us without cause or if Mr. Fries voluntarily terminates his employment for good reason, either of which occurs within 13 months following a change in control, then Mr. Fries shall be treated as if his employment was terminated without cause or for good reason except that the Severance Period shall be the lesser of: (1) 36 months; or (2) the number of full calendar months remaining until the expiration of the term of the Fries Agreement in which Mr. Fries’ termination took place, but in no event shall the Severance Period be less than 24 months.

Pursuant to the Fries Agreement, Mr. Fries is subject to customary restrictive covenants, including those relating to non-solicitation, non-interference, non-competition and confidentiality, during the term of the Fries Agreement and, depending on the circumstances of termination, for a period of up to two years thereafter.

Mr. Fries agreed to waive any rights he would have under any agreement to a gross-up for any taxes associated with a parachute payment.

Charles H.R. Bracken. Our Executive Vice President and Chief Financial Officer, Mr. Bracken, entered into his Executive Service Agreement on December 15, 2004 by one of our predecessor companies. He has been Chief Financial Officer since 2017 and was Co-Chief Financial Officer before that since 2005.

The Executive Service Agreement has an indefinite term and may be terminated by either party upon six months’ notice or by us at any time upon shorter notice. Mr. Bracken will be entitled to his salary and benefits for any unexpired portion of the six months’ notice period at the date his employment terminates. His equity awards will also continue to vest during such six-month notice period. Mr. Bracken’s employment may also be terminated immediately upon notice for cause. If we terminate Mr. Bracken’s employment other than for cause or disability, Mr. Bracken will also be entitled to a lump sum severance payment equivalent to his base salary and benefits for six months. In the event Mr. Bracken becomes disabled and the disability continues for a specified period, we may reduce future payments under the Executive Service Agreement to the amount reimbursed by its disability insurer for the duration of Mr. Bracken’s disability or, under certain circumstances, terminate his employment as described above.

Mr. Bracken’s salary, which is £903,000 for 2022, is subject to annual review and, in the discretion of our compensation committee, upward adjustment. Mr. Bracken also receives an auto allowance and may participate in the Liberty Global Group Pension Plan for U.K. employees and group life assurance, permanent ill health insurance (equivalent to disability insurance) and medical and dental insurance schemes. Mr. Bracken must also be made whole for any non-U.K. tax liability he may incur with respect to his salary and other amounts due him and for any additional U.K. tax or social security cost he incurs with respect to business expenses or reimbursement paid by us for work performed by him outside the U.K.

The Executive Service Agreement includes restrictions on Mr. Bracken’s (1) use or disclosure of trade secrets for so long as they are trade secrets, (2) use or disclosure of confidential or proprietary information during the term of his employment and for two years after termination of his employment and (3) competition with and solicitation of executives or certain employees of Liberty Global, or any subsidiary of Liberty Global or its parent entities, for a period of six months after termination of his employment.

Bryan H. Hall. Mr. Hall has been our Executive Vice President and General Counsel since January 2012. We entered into an Employment Agreement with him on May 21, 2020 (the Hall Agreement). The term is indefinite, but either party may provide at least 30 days’ prior written notice to the other party of their respective intention to terminate Mr. Hall’s employment. Under the Hall Agreement, Mr. Hall’s base salary, which is $1,151,000 for 2022, is subject to annual increase at the discretion of the compensation committee.

Mr. Hall is eligible to earn an annual bonus each year, which bonus is reviewed annually and may be adjusted by the compensation committee. There is no guaranteed bonus amount. The actual amount paid will depend on achieving certain qualitative and quantitative performance objectives, as determined by the compensation committee. Mr. Hall also receives an annual automobile allowance of $15,000, subject to adjustment in line with the policy for equivalent level executives.

If Mr. Hall’s employment is terminated by us without cause, by him for good reason (as defined in the Hall Agreement), or by his death or disability (as defined in the Hall Agreement), Mr. Hall or his heirs, as applicable, will be entitled to receive: (1) his accrued but unpaid base salary, automobile allowance, and unused vacation pay; (2) any vested benefits under our company’s employee welfare and tax-qualified retirement plans in accordance with the terms of those plans; and (3) reimbursement of business expenses (collectively Hall Accrued Benefits). In addition, we will pay him (1) an amount equal to the prorated portion of any annual bonus he would have received for the calendar year of his termination, provided he was employed for at least nine months of such year (such nine month provision does not, however, apply in the case of death); (2) a severance equal to one times his annual base salary in substantially equal payments over the 12-month period commencing on the 60th day following the date of termination; provided, however, such severance amount shall be reduced by the amount of disability benefits he receives pursuant to any employee benefit plans maintained by our company at the time of disability; and (3) except in the case of death, he and his family will continue to receive coverage under our company’s health benefits with premiums paid or reimbursed by our company for a period of up to one year. Furthermore, any unvested equity awards previously granted to Mr. Hall that are scheduled to vest within six months after his termination, will continue to vest through such six-month period, unless he would receive more favorable treatment under the terms of a grant award agreement and except for termination in the case of death.

If Mr. Hall is terminated for cause (as defined in the Hall Agreement) or resigns (other than for good reason), he will be entitled to receive the Hall Accrued Benefits but no other amounts under the Hall Agreement.

Mr. Hall is subject to customary restrictive covenants, including those relating to non-solicitation, noninterference, non-competition and confidentiality, during the term of the Hall Agreement and, depending on the circumstances of termination, for a period of up to one year thereafter.

Enrique Rodriguez. In 2018, we entered into an employment agreement with Mr. Rodriguez in connection with his appointment as our Executive Vice President and Chief Technology Officer (the Rodriguez Agreement). The Rodriguez Agreement provides for an indefinite term, which continues until we provide at least 30 days’, or Mr. Rodriguez provides at least 90 days’, prior written notice to the other party of their respective intention to terminate his employment with our company. Under the Rodriguez Agreement, Mr. Rodriguez’s base salary, which is $1,101,000 for 2022, is subject to annual increase at the discretion of the compensation committee.

Mr. Rodriguez is eligible to earn an annual bonus each year, which bonus is reviewed annually and may be adjusted by the compensation committee. There is no guaranteed bonus amount. The actual amount paid will depend on achieving certain qualitative and quantitative performance objectives, as determined each year by the compensation committee.

Mr. Rodriguez may participate in our equity compensation programs on the same basis as other executives of our company, with the target equity value subject to annual adjustment as determined by the compensation committee.

If Mr. Rodriguez’s employment is terminated by us without cause, by him for good reason (as defined in the Rodriguez Agreement), or his death or disability (as defined in the Rodriguez Agreement), Mr. Rodriguez or his heirs, as applicable, will be entitled to receive: (i) his accrued but unpaid base salary and unused vacation pay through the date of termination; (ii) any accrued vested benefits under our company’s employee welfare and tax-qualified retirement plans in accordance with the terms of those plans; and (iii) reimbursement of business expenses (collectively Rodriguez Accrued Benefits). In addition, we will pay him (a) an amount equal to the prorated portion of any annual bonus he would have received for the calendar year of his termination, provided he was employed for at least nine months of such year (such nine month provision does not, however, apply in the case of death); (b) a severance equal to one times his annual base salary in substantially equal payments over the 12-month period commencing on the 60th day following the date of termination; provided, however, such severance amount shall be reduced by the amount of disability benefits he receives pursuant to any employee benefit plans maintained by our company at the time of disability; and (c) except in the case of death, he and his family will continue to receive coverage under our company’s health benefits with premiums paid or reimbursed by our company for a period of up to one year.

If Mr. Rodriguez is terminated for cause (as defined in the Rodriguez Agreement) or resigns (other than for good reason), he will be entitled to receive Rodriguez Accrued Benefits but no other amounts under the Rodriguez Agreement.

Pursuant to the Agreement, Mr. Rodriguez is subject to customary restrictive covenants, including those relating to non-solicitation, noninterference, non-competition and confidentiality, during the term of the Rodriguez Agreement and, depending on the circumstances of termination, for a period of up to one year thereafter.

Andrea Salvato. Mr. Salvato has been our Senior Vice President and Chief Development Officer since 2012. We entered into an Executive Service Agreement with him on May 5, 2005 with one of our predecessor companies.

The Executive Service Agreement has an indefinite term and may be terminated by either party upon six months’ notice or by us at any time upon shorter notice. Mr. Salvato will be entitled to his salary and benefits for any unexpired portion of the six months’ notice period at the date his employment terminates. His equity awards will also continue to vest during such six-month notice period. Mr. Salvato’s employment may also be terminated immediately upon notice for cause. If we terminate Mr. Salvato’s employment other than for cause or disability, Mr. Salvato will also be entitled to a lump sum severance payment equivalent to his base salary and benefits for six months, subject to his signing a release. In the event Mr. Salvato becomes disabled and the disability continues for a specified period, we may reduce future payments under the Executive Service Agreement by the amount reimbursed by its disability insurer for the duration of Mr. Salvato’s disability or, under certain circumstances, terminate his employment as described above.

Mr. Salvato’s salary, which is £744,000 for 2022, is subject to annual review and, in the discretion of our compensation committee, upward adjustment. Mr. Salvato also receives an auto allowance and may participate in the Liberty Global Group Pension Plan for U.K. employees and group life assurance, permanent ill health insurance (equivalent to disability insurance) and medical and dental insurance schemes. Mr. Salvato must be made whole for any non-U.K. tax liability he incurs with respect to his salary and other amounts due him and for any additional U.K. tax or social security cost he may incur with respect to business expenses or reimbursement paid by us for work performed by him outside the U.K.

The Executive Service Agreement includes restrictions on Mr. Salvato’s (1) use or disclosure of trade secrets for so long as they are trade secrets, (2) use or disclosure of confidential or proprietary information during the term of his employment and for two years after termination of his employment and (3) competition with and solicitation of executives or certain employees of Liberty Global and its subsidiaries for a period of six months after termination of his employment.

Potential Payments upon Termination or Change in Control

The Termination of Employment Table and the Change in Control Table set forth below reflect the potential payments to our NEOs in connection with termination of their employment or a change in control of Liberty Global as of December 31, 2021. The Termination of Employment Table assumes that a change in control has not occurred. The Change in Control Table assumes that a change in control has occurred as of December 31, 2021. Certain of our plans and agreements provide benefits upon the occurrence of a change in control without regard to whether employment is terminated, whereas others have a “double trigger” requiring employment to be terminated for benefits to be realized. These are separately reflected in the Change in Control Table.

The amounts provided in the tables are based on the assumptions stated below. The actual amounts may be different at the time of termination or change in control, as the case may be, due to various factors. In addition, we may enter into new arrangements or modify these arrangements from time to time.

•

The amounts in the tables for unvested SARs that vest on an accelerated basis or continue to vest are based on the spread between the base price of the award and the applicable closing market price on December 31, 2021. Restricted shares or RSUs that would vest on an accelerated basis or continue to vest are valued using the applicable closing market price on December 31, 2021. On December 31, 2021, the closing market price for each class of our ordinary shares was as follows:

•	Liberty Global Class A $27.74

•	Liberty Global Class B $28.16

•	Liberty Global Class C $28.09

•

The amounts for Messrs. Bracken and Salvato assume they receive a lump sum payment in cash of salary and benefits instead of six months’ notice of termination under their employment agreements. Also, to the extent compensation to these executive officers is paid in British pounds, it has been converted to U.S. dollars based upon the average exchange rate in effect during 2021.

•

Under the Fries Agreement, if a termination occurs without cause or by Mr. Fries for good reason, he will also receive an amount equal to the Applicable Percentage and the value of the Ungranted Appreciation Awards. In 2021, the target annual grant value increased by $1.5 million to $19 million.

As of December 31, 2021, each of our NEOs had, under the 2014 Incentive Plan, unvested SARs and unvested RSU awards. The termination provisions of the employment agreements of Messrs. Fries, Bracken, Hall, Rodriguez and Salvato are described under —Employment and Other Agreements above. The 2014 Incentive Plan is described under Incentive Plans below. In addition to such descriptions, additional information on the termination and/or change-in-control provisions of these plans and agreements is provided below.

Termination of Employment

The availability of our benefits varies with the reason employment terminates as described below.

Voluntary Termination. The executive would retain his vested equity grants under the incentive plans, which must be exercised within the period following termination prescribed by the applicable plan. There would be no other payments or benefits.

Retirement. No benefits are payable to any of our NEOs in the event of retirement; however, under the 2014 Incentive Plan a person who retires with a combined age and years of service of 70 or greater will vest an additional year of unvested SARs and RSUs granted under this plan from the date of retirement. Messrs. Bracken and Fries each meet this requirement. Such benefit is reflected in the “Retirement” column in the Termination of Employment Table below.

Termination for Cause. The executive would not receive any payment or benefit and typically would forfeit all unexercised equity awards, whether or not vested; provided, however, Mr. Fries would still receive his annual performance bonus award for a prior completed year not yet paid. The definition of “cause” varies among the plans and agreements, but generally includes (1) insubordination, dishonesty, incompetence or other misconduct, (2) failure to perform duties and (3) a felony conviction for fraud, embezzlement or other illegal conduct. For purposes of such a termination within 12 months following a change-in-control event, in the case of the 2020 RSUs, “cause” is defined to mean only a felony conviction for fraud, embezzlement or other illegal conduct.

Termination Without Cause. Certain of the employment agreements provide for benefits in the case of termination by our company without cause. See —Employment and Other Agreements above. Under the 2014 Incentive Plan, the employee would be entitled to accelerated vesting of a pro rata portion of that amount of each award that would have vested on the next vesting date, based on the number of full months of the current vesting period that employment continued prior to termination. For the benefits payable under the applicable employment agreement and the value of the prorated vesting of awards, if any, see the “By Company Without Cause” column in the Termination of Employment Table below.

Death. In the event of death, the 2014 Incentive Plan provides for vesting in full of any outstanding options or SARs and the lapse of restrictions on any restricted share or RSU awards. The value of all these benefits is in the “Death/Disability” column in the Termination of Employment Table. No amounts are shown for payments pursuant to life insurance policies, which we make available to all our salaried employees.

Disability. In the event of termination of employment due to disability, the equity incentive plans provide for vesting in full of any outstanding options or SARs and the lapse of restrictions on any restricted share or RSU awards. The value of all these benefits is in the “Death/Disability” column in the Termination of Employment Table. No amounts are shown for payments pursuant to short-term and long-term disability policies, which we make available to all our employees. For purposes of the 2014 Incentive Plan “disability” means the inability to engage in any substantial gainful activity by reason of any medically determinable condition that has lasted or can be expected to last for a continuous period of at least 12 months or can be expected to result in death.

Resignation for Good Reason. The employment agreements for Messrs. Fries, Hall and Rodriguez provide for benefits in the case of resignation for good reason. See —Employment and Other Agreements above. Otherwise, no payment or benefit is required upon resignation for good reason absent a change in control. The benefits payable under the Fries Agreement, Hall Agreement and Rodriguez Agreement for good reason resignations are the same as the benefits payable upon a termination without cause. See the “By Company Without Cause” column in the Termination of Employment Table below.

Termination of Employment

Name	By Company Without Cause	Death or Disability	Retirement

Michael T. Fries

Options/SARs Accelerated	$31,451,312	$31,451,312	$7,548,473

2019 Challenge PRSUs	12,259,369	12,259,369	0

2020 RSUs	12,073,319	12,073,319	6,036,617

2021 VIP	1,900,000	1,900,000	633,333

Severance Payment	53,564,990	53,564,990	0

Benefits (1)	110,124	110,124	0

Total	$111,359,114	$111,359,114	$14,218,423

Charles H.R. Bracken
Options/SARs Accelerated	$2,136,131	$8,473,848	$2,479,112
2019 Challenge PRSUs	0	3,269,104	0

2020 RSUs	1,379,803	4,139,410	2,069,663

2021 RSUs	858,018	3,527,409	1,175,803

2021 VIP	200,000	200,000	200,000

Salary	605,831	0	0

Severance Payment	605,831	0	0

Benefits (2)	71,259	0	0

Total	$5,856,873	$19,609,771	$5,924,578

Bryan H. Hall
Options/SARs Accelerated	$2,145,077	$5,649,226	$0

2019 Challenge PRSUs	0	2,179,402	0

2020 RSUs	1,379,799	2,759,597	0

2021 RSUs	783,869	2,351,606	0

2021 SHIP Premium	162,301	162,301	0

2021 VIP	133,333	133,333	0

Severance Payment	4,110,537	4,110,537	0

Benefits (3)	36,174	36,174	0

Total	$8,751,090	$17,382,176	$0

Name	By Company Without Cause	Death or Disability	Retirement

Enrique Rodriguez

Options/SARs Accelerated	$1,780,941	$7,069,065	$0

2019 Challenge PRSUs	0	2,724,295	0

2020 RSUs	1,149,844	3,449,532	0

2021 RSUs	715,005	2,939,466	0

2021 SHIP Premium	253,578	253,578	0

2021 VIP	166,667	166,667	0

Severance Payment	4,196,799	4,196,799	0
Benefits (3)	26,031	26,031	0

Total	$8,288,865	$20,825,433	$0

Andrea Salvato
Options/SARs Accelerated	$1,529,356	$6,082,012	$1,652,729
2019 Challenge PRSUs	0	2,179,402	0
2020 RSUs	919,866	2,759,597	1,379,757
2021 RSUs	715,005	2,939,466	979,794
2021 VIP	166,667	166,667	166,667
Salary	499,244	0	0
Benefits (2)	61,888	0	0

Total	$3,892,026	$14,127,144	$4,178,947

(1)	Represents the estimated cost to maintain health benefits for him and/or his dependents during the 36-month period following his termination.

(2)	For Messrs. Bracken and Salvato, represents the estimated cost to maintain their employee benefits during their six-month notice period.

(3)

For Messrs. Hall and Rodriguez, represents the estimated cost to maintain health benefits for them and their dependents during the 12 months following their termination date, except no such cost shall be incurred in the case of death.

Change in Control

The 2014 Incentive Plan provides for various benefits either upon the occurrence of specified change-in-control events or upon termination of employment following a change-in-control event.

Change-in-Control Events. The change-in-control events vary under the relevant plans but generally fall into three categories:

1.

A person or entity, subject to specified exceptions, acquires beneficial ownership of at least 20% of the combined voting power of our outstanding securities ordinarily having the right to vote in the election of directors in a transaction that has not been approved by our board of directors. We refer to this change-in-control event as an “Unapproved Control Purchase”.

2.

During any two-year period, persons comprising the board of directors at the beginning of the period cease to be a majority of the board, unless the new directors were nominated or appointed by two-thirds of the continuing original directors. We refer to this change-in-control event as a “Board Change”.

3.

Our board of directors approves certain transactions such as (a) a merger, consolidation or binding share exchange that results in the shareholders of our company prior to the transaction owning less than a majority of the combined voting power of our capital stock after the transaction or in which our ordinary shares are converted into cash, securities or other property, subject to certain exceptions, (b) a plan of liquidation of our company, or (c) a sale of substantially all the assets of our company. We refer to this change-in-control event as a “Reorganization”.

Under the 2014 Incentive Plan, outstanding equity awards will vest in full upon the occurrence of an Unapproved Control Purchase or Board Change and immediately prior to consummation of a Reorganization, unless, in the case of a Reorganization, the compensation committee determines that effective provision has been made for the award to be assumed or replaced with an equivalent award.

Upon a change-in-control, the Fries Agreement provides that upon the six-month anniversary of such change-in-control event, where employment is continued, any outstanding options or SARs or other non-performance awards will vest in full.

Termination After Change in Control. Under the 2014 Incentive Plan, if a termination of employment occurs without cause or the employee resigns for good reason within 12 months of a Reorganization, then any outstanding SAR and RSU awards will vest and, in the case of SARs, become fully exercisable as of the date of termination of employment. Pursuant to the Fries Agreement, if a termination of employment occurs without cause or Mr. Fries resigns for good reason within 13 months of a change-in-control event then Mr. Fries will receive the benefits described above under —Employment and Other Agreements.

For purposes of the 2014 Incentive Plan, “good reason” for a participant to resign following a change-in-control event requires that one of the following has occurred without the consent of the participant: (1) a material diminution in the participant’s base compensation; (2) a material diminution of his official position or authority; or (3) a required relocation of his principal business office to a different country. In addition, the Fries Agreement defines good reason to also include a reduction in his target equity value for annual awards or in the amount of annual performance bonus awards he is eligible to earn, failure of the compensation committee for two consecutive years to grant Mr. Fries an annual equity grant with a target value that is greater than the previous year’s grant, relocation of Mr. Fries primary office to a location that is more than 35 miles away from his current primary office, failure to re-nominate or re-elect Mr. Fries to serve on the executive committee of our board or removal from our board, ceasing to be a member of the executive committee, non-renewal of the Fries Agreement and a material breach of the Fries Agreement. Following a change-in-control event, good reason under the Fries Agreement also includes failure to increase Mr. Fries’ total target direct compensation such that it equals or exceeds the 75th percentile of chief executive officers at peer companies of the successor entity. For all NEOs, additional procedural requirements apply for a resignation to qualify as being for “good reason”.

The “Employment Terminated” columns assume that the executive’s employment is terminated as of December 31, 2021, without cause and include the incremental benefits that would result from such a termination under the employment agreements and the equity incentive plans as described under —Potential Payments upon Termination or Change in Control—Termination of Employment above.

Change In Control

	Unapproved Control Purchase/Board Change – Plan Benefits Continued		Reorganization–Plan Benefits Continued	Change in Control – Plan Benefits Not Continued

Name	Employment Terminated	Employment Continues	Employment Terminated	Employment Continues

Michael T. Fries
Options/SARs Accelerated	$31,451,312	$31,451,312	$31,451,312	$31,451,312
2019 Challenge PRSUs	12,259,369	12,259,369	12,259,369	12,259,369
2020 RSUs	12,073,319	12,073,319	12,073,319	12,073,319
Severance Payment	61,022,796	0	61,022,796	0
2021 VIP	1,900,000	1,900,000	1,900,000	1,900,000
Benefits (1)	110,124	0	110,124	0

Total	$118,816,920	$57,684,000	$118,816,920	$57,684,000

	Unapproved Control Purchase/Board Change – Plan Benefits Continued		Reorganization–Plan Benefits Continued	Change in Control – Plan Benefits Not Continued

Name	Employment Terminated	Employment Continues	Employment Terminated	Employment Continues

Charles H.R. Bracken
Options/SARs Accelerated	$8,473,848	$8,473,848	$8,473,848	$8,473,848
2019 Challenge PRSUs	3,269,104	3,269,104	3,269,104	3,269,104
2020 RSUs	4,139,410	4,139,410	4,139,410	4,139,410
2021 RSUs	3,527,409	3,527,409	3,527,409	3,527,409
2021 VIP	600,000	600,000	600,000	600,000
Salary	605,831	0	605,831	0
Severance Payment	605,831	0	605,831	0
Benefits (2)	71,259	0	71,259	0

Total	$21,292,692	$20,009,771	$21,292,692	$20,009,771

Bryan H. Hall
Options/SARs Accelerated	$5,649,226	$5,649,226	$5,649,226	$5,649,226
2019 Challenge PRSUs	2,179,402	2,179,402	2,179,402	2,179,402
2020 RSUs	2,759,597	2,759,597	2,759,597	2,759,597
2021 RSUs	2,351,606	2,351,606	2,351,606	2,351,606
2021 SHIP Premium	162,301	162,301	162,301	162,301
2021 VIP	400,000	400,000	400,000	400,000
Severance Payment	4,110,537	0	4,110,537	0
Benefits (3)	36,174	0	36,174	0

Total	$17,648,843	$13,502,132	$17,648,843	$13,502,132

Enrique Rodriguez
Options/SARs Accelerated	$7,069,065	$7,069,065	$7,069,065	$7,069,065
2019 Challenge PRSUs	2,724,295	2,724,295	2,724,295	2,724,295
2020 RSUs	3,449,532	3,449,532	3,449,532	3,449,532
2021 RSUs	2,939,466	2,939,466	2,939,466	2,939,466
2021 SHIP Premium	304,294	304,294	304,294	304,294
2021 VIP	500,000	500,000	500,000	500,000
Severance Payment	4,196,799	0	4,196,799	0
Benefits (3)	26,031	0	26,031	0

Total	$21,209,482	$16,986,652	$21,209,482	$16,986,652

Andrea Salvato
Options/SARs Accelerated	$6,082,012	$6,082,012	$6,082,012	$6,082,012
2019 Challenge PRSUs	2,179,402	2,179,402	2,179,402	2,179,402
2020 RSUs	2,759,597	2,759,597	2,759,597	2,759,597
2021 RSUs	2,939,466	2,939,466	2,939,466	2,939,466
2021 VIP	500,000	500,000	500,000	500,000
Salary	499,244	0	499,244	0
Benefits (2)	61,888	0	61,888	0

Total	$15,021,609	$14,460,477	$15,021,609	$14,460,477

(1)	Represents the estimated cost to maintain health benefits for him and/or his dependents during the 36-month period following his termination.

(2)	For Messrs. Bracken and Salvato, represents the estimated cost to maintain their employee benefits during their six-month notice period.

(3)	For Messrs. Hall and Rodriguez, represents the estimated cost to maintain health benefits for them and their dependents during the 12-month period following their termination.

CEO Pay Ratio

We are an international company whose consolidated entities employed, on a full-time basis, over 11,200 people as of December 31, 2021, in eight countries, with almost all of our workforce located outside of the U.S. in Europe. The overall structure of our compensation and benefit programs are broadly similar across our company to encourage and reward our employees who contribute to our success. We strive to ensure that every employee is paid at a level reflective of their job responsibilities and is competitive within our peer group and the respective local employment markets. Compensation rates are benchmarked and set to be competitive in the country in which the jobs are performed. We are committed to providing pay equity throughout our company, which we view as critical to our success in supporting a diverse workforce with opportunities for employees to develop, advance and contribute.

Under the rules adopted pursuant to the Dodd-Frank Act of 2010, we are required to provide the total compensation paid to our median employee, as well as the ratio of the total compensation paid to such median employee as compared to the total compensation paid to our CEO. For the year ended December 31, 2021, and in each case including the value of employer provided non-discriminatory health benefits, (1) the CEO’s total annual compensation was $62,023,623, and (2) our median employee’s total annual compensation was $135,977, which resulted in a ratio of 456:1 for CEO to median employee total annual compensation.

This pay ratio is a reasonable estimate calculated in a manner consistent with the SEC rules based on the methodology described below. The SEC rules for identifying the median compensated employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions and to make reasonable estimates and assumptions that reflect their compensation practices. As a result, the pay ratio reported by other companies may not be comparable to the pay ratio reported above, as other companies may have different employment and compensation practices and may utilize different methodologies, exclusions, estimates and assumptions in calculating their own pay ratios.

We identified the median employee by collecting the payroll data of our employee population on December 31, 2021, which consisted of salary and wages (including overtime) and annual bonus amounts. At that time, our employee population consisted of approximately 11,500 individuals, including temporary and part-time employees, consisting of 120 U.S. employees and 11,380 non-U.S. employees. At year-end 2021, we employed personnel in eight countries, including the U.S., the U.K., the Republic of Ireland, the Netherlands, Belgium, Switzerland, Poland and Slovakia, making determinations of the median employee subject to a variety of factors, including cost of living and currency. We annualized the compensation of all newly hired employees. We did not perform any other adjustments. After identifying the median employee, for purposes of the pay ratio, we calculated the median employee’s total annual compensation in accordance with the requirements of the Summary Compensation Table, plus we included the value of employer provided non-discriminatory health benefits in both the compensation of our CEO and the median employee.

Director Compensation

Set forth below is a description of the compensation for our non-executive directors. Such compensation is subject to review annually by our nominating and corporate governance committee and as provided in the directors’ compensation policy approved by our shareholders at the annual general meeting held in 2020. Our directors are also entitled to the benefit of our policy on personal usage of our aircraft described below under —Fees and Expenses.

Fees and Expenses

In 2021, each non-employee member of our board (other than Mr. Malone) received an annual retainer of $125,000. Effective as of April 2022, each director will receive an annual retainer equivalent of $130,000, which increase is in line with a general increase in the salary budget for our NEOs and our employee base. Each director who serves as the chair of the audit committee, the compensation committee or the nominating and corporate governance committee receives a fee for such service of $40,000, $25,000 and $10,000, respectively, for each full year of service in such position.

All annual director fees, including fees for chairpersons, are payable in arrears in four equal quarterly installments. Our directors may elect to have their quarterly fee installments paid in ordinary shares instead of cash. Such election for fees payable for a specific calendar quarter must be made not later than the last day of the immediately preceding calendar quarter and consists of a combination of Liberty Global Class A and Liberty Global Class C shares. The number of shares issued is based on the fair market value on the last trading day of the quarter for which the election is made. Any fractional share is paid in cash. Directors who are employees of Liberty Global, or its subsidiaries, do not receive any additional compensation for their service as directors. Currently, our CEO Mr. Fries is our only executive director.

Generally, the in-person board meetings are held at one of our corporate offices and each year at least one in-person meeting is held at the location of one of our operations. In addition, members of our board have periodic strategy retreats with certain members of senior management to review our strategies and goals. We reimburse our non-executive directors for travel, lodging and other reasonable expenses related to their service on our board, including the travel costs of a companion for one of our directors who is visually impaired. We also occasionally make our aircraft available to directors for attendance at meetings or other company-related events.

For the board meeting held at the location of one of our operations or other company-related events, we may provide extra activities for members of our board, including visits to company operations and meetings with local management and employees. We may also invite the spouse or a guest of each director to attend events associated with board meetings or other company-related events. In such case, we may provide for, or reimburse expenses of, the spouse’s or guest’s travel, food and lodging for attendance at these events and participation in related activities. If the spouse or guest travels on our aircraft for an event, the incremental cost for such personal passenger is determined based on our average direct variable cost per passenger for aircraft fuel and in-flight food and beverage services, plus, when applicable, customs and immigration fees specifically incurred. To the extent costs for these activities, including the incremental cost for traveling on our aircraft, and costs for any other personal benefits, for a director exceeds $10,000 for the year, they are included in the amounts in the table below.

From time to time, we provide our directors information on conferences and seminars that may be of interest to them as a director of Liberty Global. For directors who elect to attend these events, we cover the costs as part of our policy to keep members of our board informed on issues that relate to their duties as a director. In addition, we make available to members of our board, at their election, health insurance under our health insurance policies.

We do not pay any cash compensation to Mr. Malone, except that our independent directors have authorized the payment or reimbursement of personal expenses incurred by Mr. Malone of up to $750,000 per year relating to his ownership of our shares and his service as our chairman. These expenses include professional fees and other expenses incurred by Mr. Malone for estate or tax planning, regulatory filings and other services.

Equity Awards

As of the date of each annual general meeting of shareholders, each continuing non-executive director receives an equity award under the 2014 Liberty Global Nonemployee Director Incentive Plan (the 2014 Director Plan). Prior to March 2014, such awards were under the 2005 Liberty Global Inc. Nonemployee Director Incentive Plan (the 2005 Director Plan). On the date of each annual general meeting of shareholders held in 2020 and 2021, each non-executive director received equity grants with a combined grant date fair value of $187,500 awarded, at his or her election, either as (1) a grant of options for Liberty Global Class A shares and options for Liberty Global Class C shares, or (2) a grant of options for Liberty Global Class A shares and options for Liberty Global Class C shares for one-half the value and a grant of Liberty Global Class A RSUs and Liberty Global Class C RSUs for the remaining value. Effective April 2022, each non-executive director, other than Mr. Malone, will receive a combined grant date fair value award of $200,000, with the same election options as stated above.

The equity grant election must be made at least two business days prior to the applicable shareholders meeting. If no election is made, the director will receive the award of options. The option grants have a term of 10 years and vest as to one-third of the option shares on the date of the first annual general meeting of shareholders after the date of grant and as to an additional one-third of the option shares each on the date of the following two annual general meetings of shareholders thereafter, provided that the director continues to serve as a director immediately prior to the applicable vesting date. For purposes of determining the number of RSUs of a class to be granted, the grant date fair value of the options for the same class is determined using the same valuation methodology as we use to determine the value of option grants in accordance with FASB ASC 718 on the date of the applicable annual shareholders meeting. The awards of RSUs vest in full on the date of the first annual shareholders meeting after the date of grant.

In April 2021, the compensation committee and the board of directors extended the expiration date on SARs (which were granted to our executive director and other executives) and director options granted in 2014 and 2015 from the seventh anniversary to the tenth anniversary of the original grants to align with current company and industry practice and to further incentivize the achievement of the company’s objectives. There was no change to the exercise prices of the 2014 and 2015 SARs and director options. They have exercise prices ranging from $32.37 to $34.44 (for 2014) and $42.01 to $44.46 (for 2015) in Class A ordinary shares and from $30.81 to $33.06 (for 2014) and $40.52 to $41.41 (for 2015) in Class C ordinary shares. For our executive officers and directors, the exact number of SARs and their exercise prices are shown in Form 4 filings previously made.

A non-executive director receives a prorated grant of options for each of Liberty Global Class A shares and Liberty Global Class C shares with an annualized grant date fair value equal to $187,500 upon the date he or she is first elected or appointed to our board of directors. The grant date fair value of the options awarded is determined using the same valuation methodology as we use to determine the value of option grants in accordance with FASB ASC 718 on the date of election or appointment. The option grants have a term of 10 years and vest as to one-third of the option shares on the later to occur of (1) the six-month anniversary date of the date of grant or (2) the date of the first annual shareholders meeting after the date of grant. Thereafter the remaining option shares vest as to an additional one-third of the option shares on the date of each annual shareholders meeting, provided that the director continues to serve as a director immediately prior to the applicable vesting date. From March 3, 2014, all awards to our non-executive directors are granted under our 2014 Director Plan.

Although Mr. Malone is a non-executive director, he currently serves without cash compensation other than the reimbursement of certain expenses as described above. As chairman of our board, any compensation paid to him is subject to review and approval of our nominating and corporate governance committee. In 2019, our independent directors authorized annual awards of options to Mr. Malone with a combined grant date fair value equivalent to $2.0 million for so long as he continues to serve as chairman of the board and a non-executive director. The terms of the option awards are equivalent to those for our other non-executive directors, except that the annual vesting over three years occurs on each anniversary of the grant date rather than on the date of the annual general meeting of shareholders and grants may be either or a combination of Liberty Global Class A and Liberty Global Class C shares. In 2020 and 2021 the options were granted in Class C ordinary shares. Any such awards will be subject to review and approval by the compensation committee in connection with its annual equity grant approval process.

Deferred Compensation Plan

Under our Director Deferred Compensation Plan, our non-executive directors may elect to defer payment of up to 85% of their annual retainer, whether payable in cash or equity, and their annual equity awards to the extent payable in RSUs. Annual retainers that are deferred under the Director Deferred Compensation Plan in 2021 will be credited with interest at the rate of 8% per year, compounded daily until paid in full. Our board reserved the right to change the interest rate in the future, provided that any decreases in the rate will apply only to deferred elections made after the new rate is set. Annual retainers payable in shares and annual equity awards payable in RSUs that are deferred are not be credited with interest, but will be adjusted for splits, combinations, dividends or distributions.

The deferred annual retainers and deferred equity awards may be distributed in a lump sum or in a series of up to 10 equal annual installments upon a distribution event. A distribution event occurs when (1) the director ceases to be a member of our board or dies, (2) at the election of our board, within 12 months of certain change-in-control events, or (3) a specific date is selected by the director at the time he or she makes his deferral election.

Our board may terminate the Director Deferred Compensation Plan at its discretion, and such termination will not result in accelerated distributions.

2021 Compensation of Directors

The following table sets forth information concerning the compensation of our nonemployee directors for fiscal year 2021.

Name (1)	Fees Earned or Paid in Cash ($)		Option Awards ($)(2)(3)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(4)	All Other Compensation ($)		Total ($)
John C. Malone	0	(5)		0	751,546	(6)	3,223,760
Liberty Global Class A			151,132
Liberty Global Class C			2,321,082
Andrew J. Cole	125,000			20	1,608	(7)	411,107
Liberty Global Class A			93,287
Liberty Global Class C			191,192
Miranda Curtis	125,000			0	1,608	(7)	411,010
Liberty Global Class A			93,022
Liberty Global Class C			191,380
John W. Dick	63,596			0	1,608	(7)	411,010
Liberty Global Class A	20,530	(8)	93,022
Liberty Global Class C	40,874	(8)	191,380
Paul A. Gould	3,514	(9)		20,155	1,665	(7)	471,299	(10)
Liberty Global Class A	53,850	(8)	93,287
Liberty Global Class C	107,636	(8)	191,192
Richard R. Green	125,000			7,788	1,603	(7)	418,793
Liberty Global Class A			93,022
Liberty Global Class C			191,380
David E. Rapley	135,000	(11)		100,854	1,603	(7)	473,371
Liberty Global Class A			77,518
Liberty Global Class C			158,396
Larry E. Romrell	150,000			0	1,603	(7)	436,005
Liberty Global Class A			93,022
Liberty Global Class C			191,380
J. David Wargo	5,393	(9)		12,806	1,665	(7)	423,873	(12)
Liberty Global Class A	39,923	(8)	93,022
Liberty Global Class C	79,684	(8)	191,380

(1)

Mr. Fries, our CEO and president, is not included in this table because he is a named executive officer and does not receive any additional compensation as a director. For information on Mr. Fries’ compensation, please see —Summary Compensation above.

(2)

The dollar amounts in the table reflect (i) the grant date fair value of the option awards related to Liberty Global Class A shares and Liberty Global Class C shares at the time of grant on April 1, 2021 (in the case of Mr. Malone) and June 30, 2021 (in the case of the other non-employee directors) and (ii) the incremental compensation expense associated with the extension of options issued in 2014 and 2015 from a seven-year term to a ten-year term, both determined in accordance with FASB ASC 718. The June 30, 2021 options are subject to annual time vesting over a three-year service period with vesting commencing on the date of the company’s 2022 annual general meeting of shareholders and on the date of each annual general meeting of shareholders thereafter. In April 2021, the compensation committee extended the expiration date on options issued in 2014 and 2015 from a seven-year term to a ten-year term to align those historic awards with the ten-year awards provided currently. The incremental fair value associated with extending the expiration date for the options issued in 2014 is $20,841 for options granted to purchase Liberty Global Class A shares and $44,042 for options granted to purchase Liberty Global Class C shares, in each case for each of Ms. Curtis and Messrs. Cole, Dick, Gould, Green, Romrell, and Wargo. For the same directors, the fair value for the extension of the 2015 options is $10,170 for options granted to purchase Liberty Global Class A shares and $21,930 for options granted to purchase Liberty Global Class C shares. In the case of Mr. Rapley, the increase in fair value for options granted to purchase Liberty Global Class A shares in 2014 and 2015 was $10,421 and $5,086, respectively. The increase for Mr. Rapley’s options to purchase Liberty Global Class C shares granted in 2014 and 2015 was $22,023 and $10,965, respectively.

(3)	At December 31, 2021, our directors had the following awards outstanding:

Name	Class	Options (#)
John C. Malone	Liberty Global Class A	115,971
	Liberty Global Class C	1,235,481
Andrew J. Cole	Liberty Global Class A	54,616
	Liberty Global Class C	114,450
Miranda Curtis	Liberty Global Class A	60,054
	Liberty Global Class C	127,426
John W. Dick	Liberty Global Class A	60,054
	Liberty Global Class C	127,426
Paul A. Gould	Liberty Global Class A	56,605
	Liberty Global Class C	120,529
Richard R. Green	Liberty Global Class A	60,054
	Liberty Global Class C	127,426
David E. Rapley	Liberty Global Class A	53,056
	Liberty Global Class C	111,384
Larry E. Romrell	Liberty Global Class A	60,054
	Liberty Global Class C	127,426
J. David Wargo	Liberty Global Class A	60,054
	Liberty Global Class C	127,426

(4)

The dollar amounts shown in the “Change in Pension Value and Nonqualified Deferred Compensation Earnings” column reflect the above-market value of accrued interest, which is the portion of the accrued interest equal to the amount that exceeds 120% of the applicable federal long-term rate (with compounding) at the time the rate was set, on compensation previously deferred by such director under our Director Deferred Compensation Plan.

(5)

Mr. Malone serves without cash compensation. On April 1, 2021, our compensation committee granted Mr. Malone option awards for his services as chairman of the board, which options vest in three equal annual installments, commencing May 1, 2022.

(6)

Includes reimbursement for personal expenses related to the ownership of our shares and his service as our chairman ($750,000), holiday party gifts from us valued at approximately $1,237 and the related tax gross-up ($309).

(7)	Represents the amount paid as a tax gross-up on holiday party gifts from us valued at approximately $1,237.

(8)	Represents the dollar amount of fees paid in our Liberty Global Class A shares and Liberty Global Class C shares at the election of the director.

(9)

Amount includes $203 of Mr. Gould’s fees and $168 of Mr. Wargo’s fees, respectively, the payment of which each such director elected to defer pursuant to the Director Deferred Compensation Plan. Such deferred amounts accrue interest at the rate of 8% per annum, compounded daily until paid in full.

(10)

Amount includes the value of 1,699 Liberty Global Class A shares and 3,398 Liberty Global Class C shares, the issuance of which Mr. Gould elected to defer pursuant to the Director Deferred Compensation Plan.

(11)

Amount includes $114,750 of Mr. Rapley’s fees, the payment of which he elected to defer pursuant to the Director Deferred Compensation Plan. Such deferred amount accrues interest at the rate of 8% per annum compounded daily until paid in full to him.

(12)

Amount includes the value of 1,287 Liberty Global Class A shares and 2,574 Liberty Global Class C shares, the issuance of which Mr. Wargo elected to defer pursuant to the Director Deferred Compensation Plan.

INCENTIVE PLANS

In January 2014, our shareholders approved the 2014 Incentive Plan and the 2014 Director Plan (collectively, the 2014 Plans). In February 2015, our shareholders also approved an amendment to the 2014 Incentive Plan to permit sub-plans for the purpose of offering employees of certain of our operations the opportunity to participate in a save as you earn option scheme by applying for options to purchase Liberty Global Class C shares at a discount. A maximum of 2,500,000 Liberty Global Class C shares of the total shares available for grant under the 2014 Incentive Plan has been allocated for these sub-plans. In all other cases, we may generally grant non-qualified share options, SARs, restricted shares, RSUs, cash awards, performance awards or any combination of the foregoing under either of these incentive plans. Ordinary shares issuable pursuant to awards made under the 2014 Plans will be made available from either authorized but unissued shares or shares that have been issued but reacquired by our company. These awards may be granted at or above fair value in any class of our ordinary shares. The maximum number of ordinary shares of Liberty Global with respect to which awards may be issued under the 2014 Incentive Plan and the 2014 Director Plan is 155 million (of which no more than 50.25 million shares may consist of Class B ordinary shares) and 10.5 million, respectively, in each case, subject to anti-dilution and other adjustment provisions in the respective plan.

Awards under the 2005 Director Plan issued prior to June 2013 are fully vested and expire 10 years after the grant date. We assumed the Virgin Media 2010 Incentive Plan when we acquired Virgin Media in 2013. Awards under the Virgin Media 2010 Incentive Plan issued prior to the June 7, 2013 closing date have a 10-year term and are fully vested.

Awards (other than performance-based awards) under the 2014 Incentive Plan and the Virgin Media 2010 Incentive Plan issued after June 7, 2013 and under the 2005 Incentive Plan issued after June 2005, generally (1) vest 12.5% on the six-month anniversary of the grant date and then vest at a rate of 6.25% each quarter thereafter and (2) expire seven years after the grant date. Commencing with grants made in 2019, the term has been increased to 10 years. Awards (other than RSUs) issued after June 2005 and before June 2013 under the 2005 Director Plan generally vested in three equal annual installments, provided the director continues to serve as director immediately prior to the vesting date, and expire 10 years after the grant date. Awards (other than restricted shares and RSUs) issued in June 2013 under the 2005 Director Plan and thereafter under the 2014 Director Plan have the same terms as the prior awards, except they expire seven years after the grant date. Grants made on or after the date of the 2019 AGM will expire 10 years from date of grant. Additionally, in April 2020, the compensation committee determined to extend the expiration date on SARs and director options issued in 2013 from a seven-year term to a ten-year term to align those historic awards with the ten-year awards provided currently. Similarly, in 2021, the compensation committee extended the expiration date of outstanding SARs and director options issued in both 2014 and 2015 from seven years to 10 years. Restricted shares and RSUs granted under the 2014 Director Plan vest on the date of the first AGM following the grant date. These awards may be granted at or above fair value in any class of ordinary shares, except for shares acquired under a sharesave plan available to Virgin Media employees. On February 24, 2015, our shareholders approved amendments to the 2014 Incentive Plan to permit grants to employees of our subsidiary, Virgin Media, of options to acquire our Liberty Global Class C shares at a discount to the market value of such shares.

Although the 2014 Plans do not prohibit our compensation committee or board of directors from repricing outstanding options or SARs without shareholder approval, it is our policy that, except for anti-dilution adjustments provided by the 2014 Plans in connection with corporate transactions, the exercise or base price of ordinary shares for any outstanding option or SAR granted under the 2014 Plans will not be decreased after the date of grant nor will an outstanding option or SAR granted under the 2014 Plans be surrendered to our company as consideration for the grant of a new option or SAR with a lower exercise or base price, cash or a new award unless there is prior approval by our shareholders. Any other action that is deemed to be a repricing under any applicable rule of NASDAQ is prohibited unless there is prior approval by our shareholders.

The following table sets forth information as of December 31, 2021 with respect to our ordinary shares that are authorized for issuance under our equity incentive plans.

Equity Compensation Plan Information

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (1)(2)	Weighted average exercise price of outstanding options, warrants and rights (1)(2)	Number of securities available for future issuance under equity compensation plans (excluding securities reflected in the first column)
Equity compensation plans approved by security holders:
Liberty Global 2014 Incentive Plan (3):
Total ordinary shares available for issuance			49,290,093
Liberty Global Class A ordinary shares	23,434,839	$27.08
Liberty Global Class C ordinary shares	52,078,380	$26.24
Liberty Global 2014 Nonemployee Director Incentive Plan (4):
Total ordinary shares available for issuance			7,678,752
Liberty Global Class A ordinary shares	525,142	$30.73
Liberty Global Class C ordinary shares	2,045,716	$25.80
Liberty Global 2005 Incentive Plan (5):
Liberty Global Class A ordinary shares	2,659,898	$28.15
Liberty Global Class C ordinary shares	7,858,498	$26.72
Liberty Global 2005 Director Incentive Plan (5):
Liberty Global Class A ordinary shares	55,376	$27.10
Liberty Global Class C ordinary shares	173,258	$25.61
VM Incentive Plan (5):
Liberty Global Class A ordinary shares	25,914	$24.49
Liberty Global Class C ordinary shares	879,039	$24.29
Equity compensation plans not approved by security holders:
None	—		—

Totals:
Total ordinary shares available for issuance			56,968,845

Liberty Global Class A ordinary shares	26,701,169

Liberty Global Class C ordinary shares	63,034,891

(1)

This table includes (i) SARs and PSARs with respect to 22,650,134 and 3,455,102 Liberty Global Class A shares, respectively, and 53,058,054 and 6,910,208 Liberty Global Class C ordinary shares, respectively. Upon exercise, the appreciation of a SAR, which is the difference between the base price of the SAR and the then-market value of the respective underlying class of ordinary shares or in certain cases, if lower, a specified price, may be paid in shares of the applicable class of ordinary shares. Based upon the respective market prices of Liberty Global Class A and Class C ordinary shares at December 31, 2021 and excluding any related tax effects, 2,311,162 and 6,102,902 Liberty Global Class A and Liberty Global Class C ordinary shares, respectively, would have been issued if all outstanding and in-the-money SARs had been exercised on December 31, 2021. For further information, see note 15 to our consolidated financial statements.

(2)

In addition to the option, SAR and PSAR information included in this table, there are outstanding RSU and PSU awards under the various incentive plans with respect to an aggregate of 3,646,444 and 7,292,052, Liberty Global Class A and Liberty Global Class C ordinary shares, respectively.

(3)

The Liberty Global 2014 Incentive Plan permits grants of, or with respect to, Liberty Global Class A, Class B, or Class C ordinary shares subject to a single aggregate limit of 155 million shares (of which no more than 50.25 million shares may consist of Class B shares), subject to anti-dilution adjustments. As of December 31, 2021, an aggregate of 49,290,093 ordinary shares were available for issuance pursuant to the incentive plan. For further information, see note 15 to our consolidated financial statements.

(4)

The Liberty Global 2014 Nonemployee Director Incentive Plan permits grants of, or with respect to, Liberty Global Class A, Class B, or Class C ordinary shares subject to a single aggregate limit of 10.5 million shares, subject to anti-dilution adjustments. As of December 31, 2021, an aggregate of 7,678,752 ordinary shares were available for issuance pursuant to the Liberty Global 2014 Nonemployee Director Incentive Plan. For further information, see note 15 to our consolidated financial statements.

(5)

On January 30, 2014, our shareholders approved the Liberty Global 2014 Incentive Plan and the Liberty Global 2014 Nonemployee Director Incentive Plan and, accordingly, no further awards will be granted under the Liberty Global 2005 Incentive Plan, the Liberty Global 2005 Director Incentive Plan or the VM Incentive Plan.

RESOLUTIONS 1, 2, 3 and 4

Election of Directors

1.	To elect Andrew J. Cole as a director of Liberty Global for a term expiring at the annual general meeting to be held in 2025 or until a successor in interest is appointed.

2.	To elect Marisa D. Drew as a director of Liberty Global for a term expiring at the annual general meeting to be held in 2025 or until a successor in interest is appointed.

3.	To elect Richard R. Green as a director of Liberty Global for a term expiring at the annual general meeting to be held in 2025 or until a successor in interest is appointed.

4.	To elect Daniel E. Sanchez as a director of Liberty Global for a term expiring at the annual general meeting to be held in 2025 or until a successor in interest is appointed.

David E. Rapley, a Class III director, has chosen to retire from our board of directors, effective as of the 2022 AGM. Upon Mr. Rapley’s retirement, our board of directors will consist of eleven directors. Our other Class III directors, whose term will expire at the AGM, are Andrew J. Cole, Marisa D. Drew, Richard R. Green and Daniel E. Sanchez. These directors are nominated for re-election to our board to continue to serve as Class III directors, and we have been informed that each of them is willing to serve as a director of our company. The term of the Class III directors who are elected at the AGM will expire at the annual general meeting of our shareholders in the year 2025. Our Class I directors, whose term will expire at the annual general meeting of our shareholders in the year 2023, are Miranda Curtis, John W. Dick and J. David Wargo. Our Class II directors, whose term will expire at the annual general meeting of our shareholders in the year 2024 are Michael T. Fries, Paul A. Gould, John C. Malone and Larry E. Romrell.

If any nominee should decline re-election or should become unable to serve as a director of our company for any reason before re-election, a substitute nominee may be designated by our board of directors.

We provide biographical information with respect to the four nominees for election as directors and the seven directors of our company whose term of office will continue after the AGM, including the age of each person, the positions with our company or principal occupation of each person, individual skills and experiences, certain other directorships held and the year each person became a director of our company beginning on page 21. The number of our ordinary shares beneficially owned by each director, as of April 1, 2022, is set forth in this proxy statement under the caption Security Ownership of Certain Beneficial Owners and Management—Security Ownership of Management. As indicated in the biographies, our board believes the skills and experiences of each of our nominees, as well as our other directors, qualify them to serve as one of our directors.

Vote and Recommendation

We have majority voting for the election of directors. When a quorum is present, the affirmative vote of a simple majority of the votes cast by the holders of our voting shares (voting together as a single class) is required to elect Ms. Drew and Messrs. Cole, Green and Sanchez as Class III members of our board of directors, as provided in resolutions 1, 2, 3 and 4, respectively.

Our board of directors recommends a vote “FOR” the election of each nominee to our board of directors.

RESOLUTION 5

U.K. Advisory Vote on Director Compensation

5.

To approve, on an advisory basis, the annual report on the implementation of the directors’ compensation policy for the year ended December 31, 2021, contained in Appendix A of this proxy statement (in accordance with requirements applicable to U.K. companies).

In accordance with the Companies Act, we are providing our shareholders the opportunity to approve, on an advisory basis, the compensation paid to our directors for the year ended December 31, 2021. The annual report on the implementation of the directors’ compensation policy is set forth in Appendix A to this proxy statement beginning on page A-3. In accordance with the Companies Act, the implementation of the directors’ compensation policy has been approved by and signed on behalf of our board and will be delivered to the Registrar of Companies in the U.K. following the AGM.

We are asking our shareholders to indicate their support for the compensation packages we provided in 2021 as described in Appendix A under Annual Compensation Report. This vote is not intended to address any specific item of the report but rather the overall compensation packages for our directors.

The board of directors and the compensation committee believe that the policies and procedures outlined in the Appendix A are effective in achieving our compensation objectives and serve to attract and retain high quality executive and non-executive directors.

This vote is advisory and therefore is not binding on Liberty Global or our board of directors. The outcome of this advisory vote will not overrule any portion of the compensation packages made available to our directors in 2021 and will not create or imply any additional fiduciary duties or change to the fiduciary duties of our board. However, we value the opinion of our shareholders, and our board will consider the outcome of the vote when making future compensation packages available to directors, including our executive director.

Vote and Recommendation

The affirmative vote of a simple majority of the votes cast by the holders of our voting shares (voting together as a single class) is required to approve resolution 5.

Our board of directors unanimously recommends a vote “FOR” the approval of resolution 5.

RESOLUTIONS 6, 7 AND 8

Auditor Related Resolutions

6.	To ratify the appointment of KPMG LLP (U.S.) as Liberty Global’s independent auditor for the year ending December 31, 2022.

7.

To appoint KPMG LLP (U.K.) as Liberty Global’s U.K. statutory auditor under the U.K. Companies Act 2006 (to hold office until the conclusion of the next annual general meeting at which accounts are laid before Liberty Global).

8.	To authorize the audit committee of Liberty Global’s board of directors to determine the U.K. statutory auditor’s compensation.

As provided in its charter, the audit committee selects our independent auditor, approves in advance all auditing and permissible non-auditing services to be performed by our independent auditor and reviews the scope of our annual audit. The audit committee has evaluated the performance of KPMG LLP (U.S.) and has selected it as our independent auditor for the fiscal year ending December 31, 2022. In addition to our independent auditor, as a U.K. company, we are also required to have a U.K. statutory auditor. Our board has selected KPMG LLP (U.K.), the U.K. affiliate of KPMG LLP (U.S.), to serve as our statutory auditors under the Companies Act. We are asking our shareholders to ratify the selection of KPMG LLP (U.S.) as our independent auditor and to appoint KMPG LLP (U.K.) as our U.K. statutory auditor.

Even if the selection of KPMG LLP (U.S.) is ratified, the audit committee of our board in its discretion may direct the appointment of a different U.S. independent accounting firm at any time during the year if our audit committee determines to make such a change. In the event our shareholders fail to ratify the selection of KPMG LLP (U.S.), our audit committee will consider whether to select other auditors for the year ending December 31, 2022.

In accordance with the Companies Act, our audit committee approves, on an annual basis, the fees paid to our U.K. statutory auditors after authorization by our shareholders. Therefore, we are asking our shareholders to authorize our audit committee to determine the fee to be paid KPMG LLP (U.K.) as our U.K. statutory auditors in accordance with the audit committee’s procedures and applicable law.

Representatives of KPMG LLP (U.S.) and KMPG LLP (U.K.) are expected to be present at the AGM, will have the opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

Vote and Recommendation

The affirmative vote of a simple majority of the votes cast by the holders of our voting shares (voting together as a single class) is required to approve resolution 6 to ratify the selection of KPMG LLP (U.S.) as our independent auditors for the year ending December 31, 2022, to approve resolution 7 to appoint KPMG LLP (U.K.) as our U.K. statutory auditors under the Companies Act and to approve resolution 8 to authorize the audit committee to determine our U.K. statutory auditor’s fee.

Our board of directors recommends a vote “FOR” each of resolutions 6, 7 and 8.

Audit Fees and All Other Fees

The following table presents fees for professional audit services rendered by KPMG LLP and its international affiliates (including KPMG LLP (U.K.)) during the indicated periods for the audit of our consolidated financial statements and the separate financial statements of certain of our subsidiaries and for other services rendered by KPMG LLP and its international affiliates.

Fees billed in currencies other than U.S. dollars were translated into U.S. dollars at the average exchange rate in effect during the applicable year.

	Year ended December 31,
	2021	2020
	in thousands
Audit fees (1)	$10,148	$11,799
Audit related fees (2)	19	195

Audit and audit related fees	$10,167	$11,994

(1)

Audit fees include fees for the audit and quarterly reviews of our 2021 and 2020 consolidated financial statements, audit of internal controls over financial reporting, statutory audits, audits required by covenants and fees billed in the respective periods for professional consultations with respect to accounting issues, offering memoranda, registration statement filings and issuances of consent.

(2)

Audit-related fees for 2021 and 2020 include fees for audit services performed in connection with the application of SEC rules and regulations and other assurance and attestation services not required by statute or regulation.

Our audit committee has considered whether the provision of services by KPMG LLP to our company other than auditing is compatible with KPMG LLP maintaining its independence and does not believe that the provision of such services is incompatible with KPMG LLP maintaining its independence. Our audit committee approved the provision of all the services described in the table above.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Auditor

Our audit committee adopted a policy regarding the pre-approval of all audit and certain permissible audit-related and non-audit services provided by our independent auditor. Pursuant to this policy, our audit committee has pre-approved the engagement of our independent auditor to provide:

•

audit services as specified in the policy, including (a) financial statement audits for us required by statute or regulatory authority, excluding the audit of our annual financial statements, (b) financial statement audits of our subsidiaries required by statute or regulatory authority, (c) services associated with registration statements, periodic reports and other documents filed with the SEC, such as consents, comfort letters and responses to comment letters, (d) attestations required by statute or regulatory authority and (e) consultations with management as to the accounting or disclosure treatment of transactions or events and the actual or potential impact of final or proposed rules of applicable regulatory and standard setting bodies (when such consultations are considered “audit services” under the SEC rules promulgated pursuant to the Exchange Act);

•

audit-related services as specified in the policy, including (a) due diligence services relating to potential business acquisitions and dispositions, (b) financial statement audits of employee benefit plans, (c) consultations with management with respect to the accounting or disclosure treatment of transactions or events and the actual or potential impact of final or proposed rules of applicable regulatory and standard setting bodies (when such consultations are considered “audit-related services” and not “audit services” under the SEC rules promulgated pursuant to the Exchange Act), (d) attestation services not required by statute or regulation, (e) closing balance sheet audits pertaining to dispositions, (f) assistance with implementation of the requirements of SEC, International Accounting Standards Board or Public Company Accounting Oversight Board rules or listing standards promulgated pursuant to the Sarbanes-Oxley Act, (g) services associated with offering memoranda and other documents filed with, or required by, applicable regulators, such as consents, comfort letters and responses to comment letters, (h) internal control reviews and assistance with internal control reporting requirements and (i) financial statement audits of our subsidiaries and affiliates not required by statute or regulatory authority but required by contract or other internal reasons;

•

tax services as specified in the policy, including (a) planning, advice and compliance services in connection with the preparation and filing of U.S. federal, state, local or international taxes, (b) review or preparation of U.S. federal, state, local and international income, franchise and other tax returns, (c) assistance with tax audits and appeals before the IRS or similar local and foreign bodies, (d) tax advice regarding statutory, regulatory or administrative developments, (e) expatriate tax assistance and compliance, (f) mergers and acquisitions tax due diligence assistance and (g) tax advice and assistance regarding structuring of mergers and acquisitions; and

•	non-audit services as specified in the policy, currently limited to assistance with environmental and sustainability reporting.

Notwithstanding the foregoing general pre-approval, our audit committee approval is specifically required for (1) any individual project involving the provision of pre-approved audit and audit-related services that is expected to result in fees in excess of $150,000 and (2) any individual projects involving any other pre-approved service described above that is expected to result in fees in excess of $75,000. In addition, any engagement of our independent auditors for services other than the pre-approved services requires the specific approval of our audit committee. Our audit committee has delegated the authority for the foregoing approvals to its chairman, provided that the fees for any individual project for which such approval is requested are not, in the reasonable judgment of the chairman, likely to exceed $200,000. At each audit committee meeting, the chairman’s approval of services provided by our independent auditors is subject to disclosure to the entire audit committee. Our pre-approval policy prohibits the engagement of our independent auditor to provide any services that are subject to the prohibition imposed by Section 201 of the Sarbanes-Oxley Act. All services provided by our independent auditor during 2021 were approved in accordance with the terms of the policy in place.

Audit Committee Report

The audit committee reviews Liberty Global’s financial reporting process on behalf of its board of directors. Management has primary responsibility for establishing and maintaining adequate internal controls, for preparing financial statements and for the public reporting process. Liberty Global’s independent auditor, KPMG LLP, is responsible for expressing opinions on the conformity of Liberty Global’s audited consolidated financial statements with accounting principles generally accepted in the U.S. (GAAP) and on the effectiveness of Liberty Global’s internal control over financial reporting.

The audit committee has reviewed and discussed with management and KPMG LLP, Liberty Global’s most recent audited consolidated financial statements, as well as management’s assessment of the effectiveness of Liberty Global’s internal control over financial reporting and KPMG LLP’s evaluation of the effectiveness of Liberty Global’s internal control over financial reporting. The audit committee has also discussed with KPMG LLP the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board and the SEC.

The audit committee has received the written disclosures and the letter from the independent auditors required by applicable requirements of the Public Company Accounting Oversight Board that relate to the auditors’ communications with the audit committee concerning independence from Liberty Global and its subsidiaries and has discussed with Liberty Global’s independent auditors their independence.

Based on the reviews and discussions referred to above, the audit committee recommended to Liberty Global’s board of directors that the audited financial statements be included in Liberty Global’s Annual Report on Form 10-K for the year ended December 31, 2021, which was filed with the SEC on February 17, 2022 and amended on Form 10-K/A on March 30, 2022.

Submitted by the Members of the Audit Committee:

Miranda Curtis
John W. Dick
Paul A. Gould (chairman)
J. David Wargo

RESOLUTION 9

U.K. Vote to Waive Preemptive Rights

9.

To empower Liberty Global’s board of directors generally, in accordance with section 570 of the Companies Act, to allot equity securities (as defined in section 560 of the Companies Act) for cash pursuant to the authority conferred under section 551 of the Companies Act by resolution 10 passed at the Annual General Meeting of Liberty Global held on June 11, 2019, as if section 561(1) of the Companies Act did not apply to the allotment, provided that:

a.	this power is limited to the allotment of equity securities up to an aggregate nominal amount of 5% of aggregate nominal value of issued share capital; and

b.

unless previously renewed, varied or revoked by Liberty Global, this power will be effective until the date which is one year from the date of this resolution or at the end of the first annual general meeting of Liberty Global following the date of this resolution, whichever is sooner, save that Liberty Global’s board of directors may make offers or enter into agreements which would, or might, require equity securities to be allotted after its expiry and the directors may allot equity securities pursuant to such an offer or agreement as if this power had not expired.

This authority replaces all subsisting powers previously granted to Liberty Global’s board of directors for the purposes of section 570 of the Companies Act which, to the extent unused at the date of this resolution, are revoked with immediate effect, without prejudice to any allotment of shares or grant of rights already made, offered or agreed to be made under such powers.

Background—Preemptive Rights are Not Practical or Desirable for NASDAQ-listed Companies

This special resolution is atypical for NASDAQ-traded companies and U.S.-incorporated companies, as preemptive rights rarely apply to issuances of equity securities in the U.S. and for NASDAQ and NYSE-listed companies. As a NASDAQ-listed company, we believe that the custom and standards of NASDAQ should apply to our company to the extent consistent with our status as a company incorporated under the laws of England and Wales.

Preemptive rights require issuers to first offer newly-issued securities to existing equity shareholders in proportion to their holdings, unless the shareholders vote to waive those rights. As a result, preemptive rights can significantly reduce flexibility to use share capital to effect transactions or financings—it is customary for shareholders in England and Wales to waive the preemptive rights for large companies, but even if not waived, the method of issuing share capital in the U.K. is not as significantly impaired by the existence of preemptive rights as it is for a NASDAQ-listed company, where the existence of preemptive rights can impair the ability of the company to timely file a registration statement or offering memorandum and effect an offering of shares. Consequently, preemptive rights are particularly unusual for large, publicly-traded companies.

Preemptive Rights Under the Companies Act

Under the Companies Act, the issuance of equity securities that are to be paid for wholly in cash (except shares held under an employees’ share scheme) must be offered first to the existing equity shareholders in proportion to their holdings, unless a special resolution (i.e., at least 75% of votes cast) has been passed at a general meeting disapplying such preemption. This resolution 9 therefore seeks to disapply preemption rights for cash issues of equity securities up to an aggregate nominal amount of $255,458 (being approximately 5% of aggregate nominal value of issued share capital as at March 31, 2022). Because each share has a nominal value of $0.01, the company would have the ability to issue up to 25,545,817 shares without preemption rights applying.

Our articles of association previously authorized our board of directors, for a period up to five years from February 24, 2015, to allot shares in Liberty Global and to grant rights to subscribe for or to convert or exchange any security into shares of Liberty Global, for cash issues up to an aggregate nominal amount of $20.0 million, as if the rights of preemption applicable under the Companies Act did not apply. This authority expired on June 11, 2019 as a result of the passing of a resolution replacing it at the 2019 Annual General Meeting of the company, which authorized the allotment of equity securities up to an aggregate nominal amount of $20,000,000 (the 2019 Authority). The 2019 Authority will expire after a period of five years. For the purposes of section 570 of the Companies Act, the disapplication of preemption rights contained in this resolution 9 relates only to any allotment of equity securities under the power granted by the 2019 Authority.

Proposal—Limited Waiver

Our board of directors decided to seek a new disapplication of preemption rights to replace that prior authority but with a lower aggregate nominal value of $255,458, which is approximately 5% of the aggregate nominal value of the share capital issued as at March 31, 2022. The powers sought by this resolution 9 are in line with the 2015 Statement of Principles published by the Pre-Emption Group, the leading market guidance in the U.K. on the disapplication of preemption rights (and endorsed by the Investment Association).

If this resolution 9 is passed, it would allow our board of directors to allot shares in Liberty Global and to grant rights to subscribe for or to convert or exchange any security into shares of Liberty Global up to an aggregate nominal amount of $255,458 without first offering them to existing shareholders in proportion to their existing holdings. Resolution 9 will be required to be passed as a special resolution and, if passed, this power will expire, unless previously renewed, varied or revoked by Liberty Global at a general meeting, on the date which is one year from the date of the resolution granting the authority or, if sooner, of the first annual general meeting following the date of such resolution.

Summary

Shareholders previously voted to dis-apply preemptive rights for a period of up to one year, which will expire on the date of the AGM. This resolution 9 only disapplies preemptive rights for approximately 5% of the aggregate nominal value of the share capital issued as at March 31, 2022. Although the company has not had an equity issuance which would have triggered preemptive rights since becoming and England and Wales company, preemptive rights are not practical or sensible for a U.S. listed public company and should be dis-applied in order to allow the company flexibility to raise capital quickly.

Vote and Recommendation

The affirmative vote of at least 75% of the votes cast by the holders of our voting shares (voting together as a single class) is required to approve resolution 9.

Our board of directors unanimously recommends a vote “FOR” resolution 9.

RESOLUTION 10

U.K. Resolution to Permit Political Contributions

10.

To generally and unconditionally authorize Liberty Global and its subsidiaries (at any time during the period for which this resolution is effective) to make political donations to political parties, independent election candidates and/or political organizations other than political parties and/or to incur political expenditures of up to $1,000,000 (in the aggregate for all such companies taken together) under section 366 of the Companies Act.

This resolution is required periodically under the Companies Act and is customary for public companies in the U.K. in order to be able to make contributions to political organizations, political parties, independent election candidates or to incur political expenditure. This authorization is not required for NASDAQ-listed or U.S.-incorporated companies. It is a special technical requirement of companies organized under the laws of England and Wales.

For purposes of this resolution, the terms “political donations”, “political parties”, “independent election candidates”, “political organizations” and “political expenditures” have the meanings given to them in Part 14 of the Companies Act. Absent shareholder authorization obtained at a general meeting, the Companies Act prohibits political expenditures or making political donations to political parties, other political organizations other than political parties and independent election candidates. However, political donations and expenditures are broadly defined in the Companies Act and normal expenditures, such as payments to organizations concerned with matters of public policy, law reform and representation of the business community, and business activities, such as communications with governmental organizations and political parties at the local, national or European level, could be construed as political donations or expenditures and fall within the restrictions of the Companies Act. Our code of business conduct prohibits the use of company funds and assets for political contributions to political parties, political party officials and candidates for office without our general counsel’s approval.

Because of the broad definitions of political donations and expenditures, we are seeking shareholder authorization to make political donations to political parties, political organizations other than political parties, independent election candidates and incur political expenditures to allow Liberty Global and its subsidiaries (at any time during the period for which this resolution is effective) to do so and to avoid the possibility of inadvertently breaching the provisions of Part 14 of the Companies Act. This resolution 10 does not purport to authorize any particular political donation or political expenditure but is expressed in general terms as required by the Companies Act. If this resolution 10 is approved, our board of directors, in its sole discretion, will determine the timing, recipients and amount (subject to the limits below) of any political donation or political expenditure to be made or incurred, and any donations or expenditures that are made or incurred will remain subject to our code of business conduct.

It is proposed that Liberty Global and its subsidiaries (at any time during the period for which this resolution is effective) generally and unconditionally be authorized for purposes of Part 14 of the Companies Act to make or incur payments not to exceed $1.0 million in the aggregate for all such companies for political donations (including donations to political parties, political organizations other than political parties and independent election candidates) and political expenditures, during the period beginning on the date of the passing of this resolution and expiring at the next annual general meeting of Liberty Global. The maximum amount referred to in this paragraph may comprise sums in different currencies, which shall be converted at such rate as the directors of Liberty Global may in their absolute discretion determine to be appropriate.

Given recent events in Europe, and the U.K. in particular, concerning issues such as the independence vote in Scotland, the U.K. citizens’ vote in favor of an exit from the E.U. (Brexit), subsequent decisions in the U.K. and the impact of Brexit on our U.K., Irish and continental European operations, the company believes that although we have limited history of making political contributions or lobbying, it may make good business sense to have the flexibility to respond to political issues in the countries in which we do business. Consequently, having some reasonable ability to make a political contribution may help achieve outcomes favorable to the company. In 2021, the company did not use this authority for any political contributions.

Our board of directors has no present intention to make political donations or incur political expenditure, as those expressions are commonly understood, but Liberty Global believes it is in the interests of shareholders for our board of directors to have flexibility to make such donation and/or incur such expenditure if approved by the Liberty Global board of directors. Any political donation or political expenditure made or incurred under the authority of this resolution 10 will be disclosed in the annual report and accounts for the relevant financial year.

Vote and Recommendation

The affirmative vote of a simple majority of the votes cast by the holders of our voting shares (voting together as a single class) is required to approve resolution 10 to authorize Liberty Global and its subsidiaries (at any time during the period for which this resolution is effective), under Part 14 of the Companies Act, to make or incur payments or donations not to exceed $1.0 million in the aggregate for all such companies’ political donations and political expenditure (as provided under Part 14 of the Companies Act) during the period beginning on the date of the passing of this resolution and expiring at the next annual general meeting of Liberty Global.

Our board of directors unanimously recommends a vote “FOR” resolution 10.

RESOLUTION 11

Authorize Share Buybacks

11.

To approve the form agreements and counterparties pursuant to which Liberty Global may conduct the purchase of its ordinary shares in the capital of Liberty Global and authorize all or any of Liberty Global’s directors and senior officers to enter into, complete and make purchases of ordinary shares in the capital of Liberty Global pursuant to the form of agreements and with any of the approved counterparties, which approvals will expire on the fifth anniversary of the 2022 AGM.

Once approved, this authority replaces all subsisting powers previously granted to all or any of Liberty Global’s board of directors and senior officers which, to the extent unused at the date of this resolution, are revoked with immediate effect, without prejudice to any purchases of ordinary shares in the capital of Liberty Global already made or agreed to be made under such powers.

As a company organized under the laws of England and Wales, we are not permitted to repurchase our equity securities on NASDAQ unless the exact form of share repurchase agreement and the exact parties to those agreements are approved by shareholders. The approvals, if granted, will be valid for five years.

We approved the form of our share repurchase agreements and the list of potential counterparties at the 2021 AGM, and these form agreements have not changed. However, we believe the share buyback programs are sufficiently important for our shareholders that we should approve these programs every year to provide a rolling “evergreen” five-year validity, as many English companies do.

We are asking you to approve the form agreements and counterparties pursuant to which Liberty Global may conduct the purchase of its ordinary shares in the capital of Liberty Global and authorize all or any of Liberty Global’s directors and senior officers to enter into, complete and make purchases of ordinary shares in the capital of Liberty Global pursuant to the form of agreements and with any of the approved counterparties, which approvals will expire on the fifth anniversary of the 2022 AGM.

Liberty Global is focused on delivering long-term value creation for shareholders through organic growth, disciplined and opportunistic mergers, acquisitions and dispositions in combination with a levered-equity capital structure. A core part of this levered-equity approach is returning capital to shareholders through share repurchases. We have undertaken various forms of share repurchases since our predecessor LGI was established in 2005, and we anticipate that share repurchases will remain a core pillar of our long-term value creation strategy. Under the Companies Act, we are prohibited from purchasing our shares unless such purchases have been approved by our shareholders. Shareholders may approve two different types of such share purchases: “on-market” purchases or “off-market” purchases. “On-market” purchases may only be made on a “recognized investment exchange”, as defined in Section 693(5) of the Companies Act which does not include NASDAQ, the only exchange on which our shares are traded. As such, we may only conduct “off-market” purchases pursuant to a form of share repurchase contract that has been approved by our shareholders. Since becoming a U.K. incorporated company, we have sought, from time to time, shareholder approvals for buyback resolutions when the terms or identity of our counterparties have changed and our shareholders granted such an approval at our 2021 AGM. Shareholder authorization for share purchases may only be for a maximum period of up to five years.

Our share repurchases generally may be effected through “off-market” share repurchases, including (i) pursuant to Rule 10b5-1 and Rule 10b-18 plans; (ii) accelerated share repurchase programs; (iii) block trades with specified shareholders; and (iv) public self-tender offers, including fixed-price and Dutch auction tender offers, in each case, with the assistance of investment banks as counterparties. U.S. incorporated, NASDAQ-listed companies generally do not need to obtain shareholder approval for similar transactions. Our board of directors may authorize any, all or none of the foregoing share repurchase transactions, and the terms and conditions of any repurchase, including the timing, manner, quantum and other terms, will be undertaken in accordance with the New Master Put/Call Agreements (as defined below) and applicable law.

During the five-year share repurchase period contemplated by this resolution 11, our board of directors may determine, within the limits set forth by the share buyback authorization and in accordance with applicable law, the manner, timing and conditions, including amounts involved, of any share repurchases by establishing specific share repurchase programs (e.g., Rule 10b5-1 and/or Rule 10b-18 plans), accelerated share repurchases, block trades and/or self-tender offers. Any such share repurchases will depend on a variety of elements, including Liberty Global’s business plans, financial performance and market conditions, and they will be subject to applicable corporate laws, securities laws and stock exchange rules. There cannot be any assurance as to the timing or volume of shares, if any, ultimately repurchased under any share repurchase transaction. Our board of directors believes that the proposed share repurchase resolution constitutes an additional instrument for capital allocation and reflects its confidence in the fundamentals and long-term outlook of Liberty Global, while providing additional flexibility to manage capital and generate value for shareholders.

Further details of any proposed share repurchase transactions, including detailed terms and conditions, a precise price range, volume and participant instructions, will be sent to shareholders if our board of directors determines to undertake any such transaction. At such time, shareholders will be able to choose whether they wish to participate.

Our shareholders approved our existing form of Master Put/Call Agreements (Existing Master Put/Call Agreements) and counterparties at our 2021 AGM through which some of our “off-market” share repurchases are conducted. The proposed new Master Put/Call Agreements (New Master Put/Call Agreements) are substantially similar to the Existing Master Put/Call Agreements that we currently have in place, but we are seeking to enter into these New Master Put/Call Agreements to enable us to supplement our existing program on the basis that, over time, share repurchases will be done under the New Master Put/Call Agreements rather than the Existing Master Put/Call Agreements.

Each New Master Put/Call Agreement grants to the counterparty thereto the option to require our company to purchase, and grants to us the option to require the counterparty to sell, shares of Liberty Global owned by it in consideration of the payment by us to the counterparty of an amount in cash, which may include a premium over the price paid by such counterparty for such shares. Each New Master Put/Call Agreement permits multiple exercises of the options granted pursuant to it.

Under the Companies Act, any shares owned by the counterparty pursuant to the New Master Put/Call Agreements being voted upon cannot be counted towards determining whether the resolution approving the New Master Put/Call Agreements has been passed.

We may only enter into New Master Put/Call Agreements with counterparties approved by our shareholders. We, therefore, are seeking approval to conduct repurchases through the following counterparties and their controlled affiliates from time to time:

Bank of America N.A.	Credit Suisse Capital LLC
Barclays Capital Inc.	Goldman Sachs & Co. LLC
Barclays Bank Plc	Goldman Sachs Financial Markets, L.P.
BofA Securities Inc.	Goldman Sachs International
Citibank, N.A.	HSBC Securities (USA) Inc.
Citigroup Global Markets Inc.	J.P. Morgan Securities, LLC
Credit Suisse AG, Dublin Branch	JPMorgan Chase Bank, National Association London Branch
Credit Suisse Securities (USA) LLC	Merrill Lynch, Pierce, Fenner & Smith Inc.
Credit Suisse International

Approval of the New Master Put/Call Agreements and counterparties is not an approval of any specific share repurchase program or transaction or the amount or timing of any repurchase activity. There can be no assurance that we will continue to repurchase any of our shares or as to the amount of any such repurchases.

If this resolution 11 is approved, we may repurchase shares, via “off-market” share repurchases, including but not limited to, pursuant to (i) Rule 10b5-1 and/or Rule 10b-18 plans; (ii) accelerated share repurchase programs; (iii) block trades with specified shareholders; and (iv) public self-tender offers, including fixed price and Dutch auction tender offers, in each case, with the assistance of investment banks as counterparties pursuant to the New Master Put/Call Agreements with the approved counterparties until the fifth anniversary of the 2022 AGM.

If this resolution 11 is not approved, we will, to the extent possible, continue to repurchase shares under our currently approved forms of contracts with approved counterparties until the expiration of that approval. Market conditions, execution mechanics and standards of terms change over time and the existing arrangements under our Existing Master Put/Call Agreements may not be sufficient to effect efficient share repurchases. In such a situation, in order to continue repurchasing shares we may be required to seek shareholder approval of the form of contract and counterparties at a future general meeting.

Copies of the New Master Put/Call Agreements will be made available for inspection by our shareholders at Liberty Global’s registered office at Griffin House, 161 Hammersmith Rd, London W6 8BS, United Kingdom for the period from the date that is 15 days prior to the 2022 AGM and ending on the date of the 2022 AGM. Copies of the New Master Put/Call Agreements will also be available for inspection at the 2022 AGM.

Vote and Recommendation

The affirmative vote of a simple majority of the votes cast by the holders of our voting shares (voting together as a single class) is required to approve resolution 11.

Our board of directors unanimously recommends a vote “FOR” resolution 11.

CERTAIN TRANSACTIONS

Under our corporate governance guidelines, if a director has an actual or potential conflict of interest (which includes being a party to a proposed related party transaction), the director must promptly inform our CEO and the chair of our audit committee or the chair of our nominating and corporate governance committee if the chair of the audit committee is the conflicted director. All directors must recuse themselves from any discussion or decision that involves or affects their personal, business or professional interests. Also, under our corporate governance guidelines, an independent committee of our board will resolve any conflict of interest issue involving a director, our CEO or any other executive officer. No related party transaction (as defined by Item 404(a) of Regulation S-K promulgated by the SEC) may be effected without the approval of such independent committee. When the potential conflict or transaction involves an executive officer, the audit committee is the independent committee charged by our corporate governance guidelines with this duty. When the potential conflict or transaction involves a director, a committee of the disinterested independent directors is the independent committee charged by our corporate governance guidelines with this duty.

Certain Relationships

Charitable Foundation

In 2021, we and certain of our other subsidiaries contributed an aggregate of £1,046,215 ($1,438,887 based on the 2021 average exchange rate) in cash to Street Child, an independent educational charity organized in accordance with the non-profit laws of England. On April 1, 2019, Lessons for Life Foundation U.K. merged with Street Child U.K., a charity organized in accordance with the non-profit laws of England. Street Child U.K. partners with local organizations and communities to increase education, child protection and livelihood support to address the social, economic and structural issues that underpin today’s education and poverty crisis. In 2021, we also contributed in-kind services, directly and indirectly, to Lessons for Life Foundation U.K. and Street Child U.K. with an aggregate value of £52,192 ($71,781 based on the 2021 average exchange rate). During 2021, Lessons for Life Foundation U.K. and Lessons for Life Foundation IE were each an independent charity organized in accordance with the non-profit laws of their respective countries. The purpose of Street Child is to ensure that children living in low resource environments and emergencies are safe, in school and learning. As of December 31, 2021, four employees of our company are trustees of Street Child U.K. The trustees do not receive any compensation for their involvement with any of the charities described above. As part of our charitable giving program, we are supportive of the goals and objectives of the Lessons for Life Foundations and their successor, Street Child U.K.

SHAREHOLDER RESOLUTIONS

We currently expect that our 2023 AGM will be held during the second quarter of 2023 in London, England. Shareholders, who, in accordance with Rule 14a-8 under the Exchange Act, wish to present a resolution for inclusion in the proxy materials for the 2023 annual general meeting, must submit their resolution in writing to our Corporate Secretary, and the resolution must be received at our executive offices at 161 Hammersmith Road, London W6 8BS, U.K., by the close of business on January 6, 2023. In accordance with our articles of association, shareholders who wish to nominate a candidate as a director or bring a resolution not pursuant to Rule 14a-8 before the 2023 AGM must submit their written notice of the matter to our executive offices at the foregoing address on or following February 15, 2023, and before the close of business on March 17, 2023, or such later date as may be determined and announced in connection with the actual scheduling of the 2023 AGM.

All shareholder resolutions for inclusion in our proxy materials will be subject to the requirements of the proxy rules adopted under the Exchange Act and, as with any shareholder resolution (regardless of whether it is included in our proxy materials), our articles of association and the laws of England and Wales.

SHAREHOLDER RIGHTS

Shareholders should note that, on a request made by shareholders of Liberty Global under Section 527 of the Companies Act, we may be required to publish on a website a statement setting out any matter relating to: (1) the audit of our accounts (including the auditors’ report and the conduct of the audit) that are to be laid before the AGM for the financial year ended December 31, 2021; or (2) any circumstance connected with an auditor of Liberty Global ceasing to hold office since the previous meeting at which annual accounts and reports were laid. We cannot require the shareholders requesting any such website publication to pay our expenses in complying with Sections 527 or 528 (requirements as to website availability) of the Companies Act. Where we are required to place a statement on a website under Section 527 of the Companies Act, we must forward the statement to our auditor not later than the time when we make the statement available on the website. The business which may be dealt with at the AGM for the relevant financial year includes any statement that we have been required under Section 527 of the Companies Act to publish on a website.

FINANCIAL REPORTING STANDARDS

We prepare our consolidated financial statements included in the U.K. Report and Accounts in accordance with IFRS, as required by the Companies Act. For more information about the preparation of our consolidated financial statements included in the U.K. Report and Accounts, see note 1 to our consolidated financial statements included in the U.K. Report and Accounts.

APPENDIX A

DIRECTORS’ REMUNERATION REPORT

In this Directors’ Remuneration Report, the terms “we”, “our”, “our company” and “us” or similar references may refer as the context requires, to Liberty Global or its predecessor LGI. Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to them in the proxy statement.

Annual Statement of the Chairman of the Compensation Committee

Background—U.S. and U.K. laws apply

This Directors’ Remuneration Report is being delivered to you in customary form for companies organized under the laws of England & Wales. This Report sets out relevant disclosures in relation to directors’ remuneration for the year ended December 31, 2021. The relevant sections of the Report have been audited by our company’s auditors, KPMG LLP.

As a NASDAQ-listed company, we prepared our proxy statement for the AGM in accordance with the disclosure requirements of the SEC rules and regulations. Pursuant to these rules and regulations, you will find our compensation discussion and analysis report (the CD&A) in the proxy statement. The CD&A sets forth our overall philosophy regarding compensation of our executive officers. In addition to the SEC requirements, as a public limited company organized under the laws of England & Wales, we are also subject to the Companies Act and the regulations promulgated thereunder. Under these U.K. laws and regulations we are required to have a Directors’ Remuneration Report approved by our shareholders. The Directors’ Remuneration Report consists of a directors’ compensation policy and an annual compensation report on the implementation of the directors’ compensation policy. Pursuant to these regulations, our annual compensation report on the implementation of the directors’ compensation policy for the year ended December 31, 2021 follows this Annual Statement.

Statement

Our company’s compensation arrangements, planning and structure are all described in the CD&A section of this proxy statement—you are referred to that section for a full discussion. The CD&A is incorporated by reference into this Directors’ Remuneration Report. Highlights of our business performance in 2021 are also set forth in this proxy statement preceding the CD&A. In this report, we set forth some specific, additional disclosure regarding director compensation as required by relevant U.K. laws and regulations.

Directors’ Compensation Policy

In 2021, the fees payable to our non-executive directors, as set in 2019, remained the same. Further information on director compensation is set forth under Executive Officers and Directors Compensation—Director Compensation of the proxy statement.

With respect to our CEO, Mr. Fries, who is also the Vice Chairman of our board of directors and is considered our executive director, the principal compensation matters in 2021 were as follows:

(i)

At Mr. Fries’ direction, he did not receive a salary increase in 2021, and as a result, his salary remained unchanged at $2,563,000. In 2020, Mr. Fries donated approximately $1 million of his salary to the company’s COVID-19 relief fund.

(ii)

Our CEO had an annual bonus target of $15.5 million pursuant to his employment agreement and the annual bonus plan in respect of 2021 performance. In recognition of our company’s performance in 2021 and pursuant to the terms of the annual bonus plan, the compensation committee determined that Mr. Fries over-performed on his individual objectives, but at Mr. Fries’ direction, the committee was asked to allocate a portion of his additional earned bonus amount to other executives in the executive leadership team. Accordingly, the compensation committee paid the 2021 bonus award at 110% to Mr. Fries in March 2022 under the bonus plan. For calendar year 2021, the compensation committee determined as a general matter that any over-performance of target bonus for our CEO and other executives and employees would be paid in company shares in lieu of cash, and therefore, Mr. Fries received a portion of his 2021 annual bonus payout in Class B shares of the company.

(iii)

In April 2021, we established a new three-year, long-term incentive plan covering the three-year period ending May 1, 2024 (2021-2022 LTIP) for our CEO and other senior executives, with the objectives of amplifying the risk/reward nature of the long-term incentive grant and further aligning the CEO’s reward to shareholder interests, namely share price appreciation.

The 2021-2022 LTIP for our CEO included a single, combined grant made in April 2021 for his regular annual long-term incentive target value for 2021 plus 90% of his annual long-term incentive target value for 2022. The remaining 10% of his 2022 target long-term incentive value was granted in the 2022 Ventures Incentive Plan (VIP). The combined long-term target value for 2021 and 2022 for our CEO is $39.5 million pursuant to his employment agreement. No other grants will be made to our CEO in 2022 under the 2021-2022 LTIP.

The 2021-2022 LTIP grant for our CEO was allocated 90% in SARs, which do not pay out unless the company’s share prices increase above the award strike prices, and 10% in the company’s new VIP, which is dependent on the three-year performance of our increasingly significant Ventures portfolio. The details of the 2021-2022 LTIP are further described under 2021-2022 Long-Term Incentive Plan in the CD&A section of the proxy statement.

(iv)

With respect the 2019 Challenge Grant, our multi-year performance award for our CEO and other executives and key company employees granted in 2019 and covering the three-year performance period through year-end 2021, the compensation committee determined that the performance criteria was achieved at 100%. This resulted in our CEO earning 100% of his target 2019 Challenge Grant awards payable in RSUs and SARs, subject to continued employment on the March 2022 vesting date.

Further details on the above compensation components are set out under —Elements of Our Compensation Packages of the CD&A.

The Directors’ Remuneration Report and other sections of this proxy statement describe in detail how much of our CEO’s compensation is performance-based and is aligned with our shareholders.

Lastly, please refer to the disclosure in —Board and Committees of the Board of this proxy statement for detailed discussion on the governance of our compensation committee, the board of directors and its other committees.

Larry E. Romrell

Chairman of the Compensation Committee

Consideration of Shareholder Views

At the 2020 AGM, our shareholders approved our directors’ compensation policy (as required under the Companies Act) and approved on an advisory basis the compensation of our NEOs (pursuant to applicable SEC regulations). In addition, most recently at the 2021 AGM, our shareholders approved, on an advisory basis, our annual report on the implementation of the directors’ compensation policy for the year ended December 31, 2020 (as required under the Companies Act), which included the compensation paid to our executive director. The compensation committee is maintaining the overall shareholder-approved compensation policy for our non-executive directors and for our executive director with the underlying details and modification consistent with the policy as described in the CD&A.

The voting results on the relevant compensation matters presented at previous annual general meetings were as follows:

(a)	The directors’ compensation policy was approved at the 2020 AGM by a binding vote of a majority of the votes cast:

	For	Against	Abstained
Total Votes Cast	175,762,447	86,746,035	10,075,937
% of Votes Cast	64%	32%	4%

(b)	The compensation of our NEOs, including the CD&A, was approved at the 2020 AGM on an advisory basis by a vote of a majority of the votes cast:

	For	Against	Abstained
Total Votes Cast	170,232,934	91,909,616	10,441,869
% of Votes Cast	62%	34%	4%

(c)

Most recently, the annual report on the implementation of the directors’ compensation policy for the year ended December 31, 2020 was approved at the 2021 AGM on an advisory basis by a vote of a majority of the votes cast:

	For	Against	Abstained
Total Votes Cast	167,001,049	101,330,679	2,815,687
% of Votes Cast	62%	37%	1%

Annual Compensation Report

The members of our compensation committee are Andrew J. Cole, Paul A. Gould, Richard R. Green and Larry E. Romrell (chairman). The chairman of our compensation committee reports to our board of directors on annual compensation decisions and on the administration of existing programs and the development of new programs. The members of our compensation committee are “independent directors” (as defined under the NASDAQ Stock Market rules) and “non-employee directors” (as defined in Rule 16b-3 under the Exchange Act).

The compensation committee is responsible for identifying our primary goals with respect to executive compensation, implementing compensation programs designed to achieve those goals, subject to appropriate safeguards to avoid unnecessary risk taking, and monitoring performance against those goals and associated risks. The responsibilities of the compensation committee are more fully described in its charter, which is available on our website at www.libertyglobal.com. In making its compensation decisions, the compensation committee ultimately relies on the general business and industry knowledge and experience of its members and the compensation committee’s own evaluation of our company and the performance of our executive officers. From time to time, however, the compensation committee will retain a compensation consultant to assist it in evaluating proposed changes in compensation programs or levels of compensation and to provide comparative data. In 2021, the compensation committee did not retain any consultants or advisors.

All compensation decisions with respect to our executive director and the chairman of our board are made by our compensation committee. Decisions with respect to our executive director’s compensation are made in private sessions of the compensation committee without the presence of management. With the assistance of our Human Resources and Legal departments, our executive director is involved in formulating the terms of proposed performance or incentive award programs for consideration by the compensation committee, evaluating alternatives and recommending revisions. Other senior officers, within the scope of their job responsibilities, participate in gathering and presenting to the compensation committee, various legal, tax and accounting analyses relevant to compensation and benefit decisions.

Below is the annual compensation report on our directors’ compensation for the year-ended December 31, 2021. Pursuant to the requirements of the Companies Act, portions of this report have been audited by our U.K. auditors, KPMG LLP (U.K.) as indicated.

Single Total Figure of Compensation for Directors (Audited)

Below is the compensation earned by each of our directors in 2021 and 2020, which is provided in the format required by applicable U.K. regulations. The values reflected in the Long-Term Performance Awards column and the SAR/Option Awards column are based on market prices as described in footnotes 3 and 4 below for specific dates (and not grant date fair values as is the case under U.S. regulations). Accordingly, actual values realized or realizable may vary significantly from the figures in this table. U.S. regulations provide for substantially different means of calculation, using instead grant date fair value. U.K. regulations for the “Single Total Compensation Figure” include compensation granted in prior periods that vests in the year in question. For example, the figure for 2021 includes grants made to Mr. Fries in connection with the renewal of his employment agreement which were granted in 2019 but which vested in 2021 and are shown not at the value of the stock on the date of this proxy statement or at the time of grant but at the spot price at year end of 2021. U.S. stockholders therefore may find this disclosure to be inconsistent with U.S.-based disclosure.

Director	Year	Fees and Salary ($)			Taxable Benefits ($)(1)	Annual Performance Bonus Awards ($)(2)	Long-Term Performance Awards ($)(3)	SAR/Option Awards ($)(4)		Pension ($)(5)	Other Items in the Nature of Remuneration ($)	Total ($)	Total Fixed Remuneration ($)	Total Variable Remuneration ($)

Executive
Michael T. Fries	2021	2,563,000			485,957	17,038,646	54,836,238	10,770,105	(8)	—	—	85,693,946	2,563,000	83,130,946
	2020	1,547,245			480,880	17,152,712	24,895,943	8,164,741	(9)	—	—	52,241,521	1,547,245	50,694,276
Non-Executive

Andrew J. Cole	2021	125,000			1,637	—	—	158,160	(8)	—	—	284,797	125,000	159,797
	2020	115,625	(6)		4,496	—	—	35,706	(9)	—	—	155,827	115,625	40,202

Miranda Curtis	2021	125,000			2,926	—	—	158,160	(8)	—	—	286,086	125,000	161,086
	2020	115,625			6,906	—	—	35,706	(9)	—	—	158,237	115,625	42,612

John W. Dick	2021	125,000	(6)		3,674	—	—	158,160	(8)	—	—	286,834	125,000	161,834
	2020	115,625	(6)		6,906	—	—	35,706	(9)	—	—	158,237	115,625	42,612

Paul A. Gould	2021	165,000	(6	)(7)	29,823	—	—	158,160	(8)	—	—	352,983	165,000	187,983
	2020	155,625	(6	)(7)	30,477	—	—	35,706	(9)	—	—	221,808	155,625	66,183

Richard R. Green	2021	125,000			12,483	—	—	158,160	(8)	—	—	295,643	125,000	170,643
	2020	115,625			18,649	—	—	35,706	(9)	—	—	169,980	115,625	54,355

John C. Malone	2021	—			751,546	—	—	2,228,494	(8)	—	—	2,980,040	—	2,980,040
	2020	—			754,295	—	—	—	(9)	—	—	754,295	—	754,295

David E. Rapley	2021	135,000	(7)		142,471	—	—	109,672	(8)	—	—	387,143	135,000	252,143
	2020	125,625	(7)		142,276	—	—	35,706	(9)	—	—	303,607	125,625	177,982

Larry E. Romrell	2021	150,000			1,603	—	—	158,160	(8)	—	—	309,763	150,000	159,763
	2020	126,820			4,454	—	—	35,706	(9)	—	—	166,980	126,820	40,160

J. David Wargo	2021	125,000	(6	)(7)	19,556	—	—	158,160	(8)	—	—	302,716	125,000	177,716
	2020	115,625	(6	)(7)	21,051	—	—	35,706	(9)	—	—	172,382	115,625	56,757

(1)	Taxable benefits provided to our executive director include the following:

Executive Director	Year	Group Term Life Insurance ($)	Interest on Deferred Compensation ($)	Use of Company Plane ($)	Entertainment Expense ($)	Health Plan/ Executive Medical ($)	Gifts, Fees & Tax Gross-up ($)(a)	Total ($)
Michael T. Fries	2021	929	—	479,721	—	3,703	1,604	485,957
	2020	1,190	—	475,179	—	—	4,511	480,880

(a)

For 2020, includes holiday party gifts to Mr. Fries from us valued at approximately $3,480 and the related tax gross-up of $1,031. For 2021, includes holiday party gifts to Mr. Fries from us valued at approximately $1,237 and the related tax gross-up of $367.

Taxable benefits provided to our non-executive directors include the following:

Non-Executive Director	Year	Interest on Deferred Compensation ($)(a)	Entertainment & Travel Expenses ($)	Miscellaneous Expenses ($)			Use of Company Plane ($)	U.K. Group Health Insurance ($)	Gifts & Tax Gross-up ($)	Total ($)

Andrew J. Cole	2021	29	—	—			—	—	1,608	1,637
	2020	29	—	—			—	—	4,467	4,496

Miranda Curtis	2021	—	—	—			—	1,318	1,608	2,926
	2020	—	—	—			—	2,439	4,467	6,906

John W. Dick	2021	—	—	—			—	2,066	1,608	3,674
	2020	—	—	—			—	2,439	4,467	6,906

Paul A. Gould	2021	28,158	—	—			—	—	1,665	29,823
	2020	25,851	—	—			—	—	4,626	30,477

Richard R. Green	2021	10,880	—	—			—	—	1,603	12,483
	2020	14,195	—	—			—	—	4,454	18,649

John C. Malone	2021	—	—	750,000	(b	)	—	—	1,546	751,546
	2020	—	—	750,000	(b	)	—	—	4,295	754,295

David E. Rapley	2021	140,868	—	—			—	—	1,603	142,471
	2020	120,745	—	—			17,077	—	4,454	142,276

Larry E. Romrell	2021	—	—	—			—	—	1,603	1,603
	2020	—	—	—			—	—	4,454	4,454

J. David Wargo	2021	17,891	—	—			—	—	1,665	19,556
	2020	16,425	—	—			—	—	4,626	21,051

(a)	For amounts deferred in 2020, the rate of interest was 8.5%, and in 2021, the compensation committee reduced the rate to 8.0% for amounts deferred after December 31, 2020.

(b)	These expenses include reimbursement for personal expenses related to the ownership of our shares and Mr. Malone’s services as chairman.

(2)

The amount reflects the value of the annual performance bonus awards earned by Mr. Fries. For information regarding the operation of our annual performance bonus awards, including the performance metrics and maximum achievable performance bonus awards, see the section of the CD&A titled Elements of Compensation Packages—Annual Performance Bonus Awards. Our non-executive directors do not receive annual performance bonus awards.

(3)

For 2021, the amount reflects the value of that portion of our executive director’s 2020 RSU grant that vested in 2021, based on the actual number of RSUs vested and the closing price of the shares, as reported by NASDAQ on December 31, 2021. The RSUs generally vest in three equal annual tranches, beginning the year after they are granted, as long as the executive director is employed by our company on the vesting date. For 2020, the amount reflects the value of PSUs with a performance period that ended in 2021 based on the actual number of PSUs earned and the closing price of the shares as reported by NASDAQ on December 31, 2020. The PSUs generally vest in the year following the end of the performance period as long as the executive director is employed by our company on the vesting date. Due to share depreciation, the amount above related to the PSUs does not include any amount attributable to the share price appreciation from when the award was granted to December 31, 2020. With respect to our multi-year incentive awards of 2019 PSUs under the 2019 long-term incentive plan available for other executives, the compensation committee determined that our company did not exceed the threshold for the two-year performance period ended December 31, 2020. This resulted in our CEO earning 65% of his target 2019 PSUs subject to continued employment to the vesting dates. Additionally, Mr. Fries received a sign-on equity commitment award of two million Liberty Global Class B shares on May 15, 2019, which vested in three annual installments, on May 15th of each of 2019, 2020 and 2021, subject to performance conditions. The shares that vested in 2020 and 2021 are included in the amounts for the respective years. Our non-executive directors do not participate in our long-term incentive programs.

(4)

The amounts represent the intrinsic value for all SARs (i.e., the spread between the base price of the applicable SAR and the market price of the underlying shares on the respective vesting dates) or options that vested during the years indicated as calculated based on the closing prices of our shares on the applicable vesting dates, as reported by NASDAQ. For our executive director, the amounts consist of the value of shares received by our executive director upon vesting of RSUs during the year indicated and the aggregate value for SARs that vested during the applicable year, added together. For our non-executive directors, the amounts consist of the value of shares received by such director upon the vesting of RSUs during the years indicated and the value of options that vested annually during the applicable year, added together. The RSU and SAR awards for our executive director and the RSU and option awards for our non-executive directors are not subject to performance measures but are time-vested only. We believe time-vested awards are appropriate in order to have our directors retain a long-term interest in our company. The value of the awards will move with our share prices, which provides an incentive to deliver on our long-term strategic objectives and is in line with our shareholders’ interests.

(5)	We do not provide a pension or other defined benefit plan for our directors.

(6)	Includes the dollar value of fees paid in our Liberty Global Class A shares and Liberty Global Class C shares at the election of the director.

(7)

The following table indicates the amount of fees included in the table that the directors listed have elected to defer in the years indicated pursuant to the Director Deferred Compensation Plan. Such deferred amounts accrue interest at the rate of 8.5% per annum for amounts deferred in 2020 and 8.0% per annum for amounts deferred in 2021, in each case compounded daily, until paid in full.

Non-Executive Director	Year	Amount Deferred ($)
Paul A. Gould	2021	203
	2020	122

David E. Rapley	2021	114,750
	2020	106,781

J. David Wargo	2021	168
	2020	60

(8)

The dollar amounts in the table reflect (i) the intrinsic value of all options or SARs, as applicable, that vested during 2021 for each director, as calculated based on the closing prices of our shares on the applicable vesting dates, as reported by NASDAQ, and (ii) the incremental compensation expense associated with the extension of options or SARs, as applicable, issued in 2014 and 2015 from a seven-year term to a ten-year term, as determined in accordance with FASB ASC 718. Options and SARs that vested and are calculated to be out of the money are considered to have no intrinsic value. In April 2021, the compensation committee extended the expiration date on options issued in each of 2014 and 2015 from a seven-year term to a ten-year term to align those historic awards with the ten-year awards provided currently. The incremental fair value associated with extending the expiration date for the SARs and options issued in 2014 are (i) $2,570,129 for Mr. Fries and (ii) $20,841 for options granted to purchase Liberty Global Class A shares and $44,042 for options granted to purchase Liberty Global Class C shares, in each case for each of Ms. Curtis and Messrs. Cole, Dick, Gould, Green, Romrell and Wargo. The incremental fair value associated with extending the expiration date for the SARs and options issued in 2015 are (i) $1,254,315 for Mr. Fries and (ii) $10,170 for options granted to purchase Liberty Global Class A shares and $21,930 for options granted to purchase Liberty Global Class C shares, in each case for each of Ms. Curtis and Messrs. Cole, Dick, Gould, Green, Romrell and Wargo. For Mr. Rapley, the incremental fair value increases for his 2014 options were $10,421 for options to purchase Liberty Global Class A shares and $22,023 for options to purchase Liberty Global Class C shares. For the 2015 options, those figures for Mr. Rapley were $5,086 and $10,965 for options to purchase Liberty Global Class A and Class C shares, respectively.

(9)

The dollar amounts in the table reflect the incremental compensation expense associated with the extension of options issued in 2013 from a seven-year term to a ten-year term, as determined in accordance with FASB ASC 718. In April 2020, the compensation committee extended the expiration date on SARs and options issued in 2013 from a seven-year term to a ten-year term to align those historic awards with the ten-year awards provided currently. The incremental fair value associated with extending the expiration date for the options issued in 2013 are (i) $8,164,741 for Mr. Fries and (ii) $10,138 for options granted to purchase Liberty Global Class A shares and $25,569 for options granted to purchase Liberty Global Class C shares, in each case for each of Ms. Curtis and Messrs. Cole, Dick, Gould, Green, Rapley, Romrell and Wargo. Based on the closing prices on April 1, 2020, May 1, 2020, June 11, 2020, June 12, 2020 and June 21, 2020, none of the options that vested those days were in the money.

2021-2022 Long-Term Incentive Plan (Audited)

In April 2021, our compensation committee established the 2021-2022 LTIP, our new three-year, long-term incentive plan covering the three-year period ending May 1, 2024, for our executive director and other senior executives, with the objectives of amplifying the risk/reward nature of the long-term incentive grant and further aligning the executive director’s reward to shareholder interests, namely share price appreciation.

The 2021-2022 LTIP for our executive director, Mr. Fries, included a single, combined grant made in April 2021 for his regular annual long-term incentive target value for 2021 plus 90% of his annual long-term incentive target value for 2022. The remaining 10% of his 2022 target long-term incentive value was granted in the 2022 VIP. The combined long-term target value for 2021 and 2022 for our executive director is $39.5 million pursuant to his employment agreement. No other grants will be made to our executive director in 2022 under the 2021-2022 LTIP.

The 2021-2022 LTIP grant for our executive director was allocated 90% in SARs, which do not pay out unless the company’s share prices increase above the award strike prices, and 10% in the company’s new VIP, which is dependent on the three-year performance of our increasingly significant Ventures portfolio. The details of the 2021-2022 LTIP are further described under —Elements of Our Compensation Package—Long-Term Incentive Awards—2021-2022 Long-Term Incentive Plan in the CD&A section of the proxy statement.

Director	Grant Date	Type of Award (1)(2)	Class of Shares	Number of SARs	Base Price/ Share	Face Value	Performance Period	% Vesting at Threshold
Michael T. Fries	4/13/2021	SARs	Liberty Global Class C	5,378,211	$25.68	—	—	100%

(1)

The details of the SARs awarded to our executive director under the 2021-2022 LTIP are summarized in the CD&A under Elements of Our Compensation Package— Equity Incentive Awards in the proxy statement.

(2)	The SARs will vest in two equal annual installments on each of May 1, 2023 and May 1, 2024.

Director	Grant Date	Type of Award	Class of Shares	Number of Shares	Base Price/ Share	Face Value	Performance Period	% Vesting at Threshold
Michael T. Fries	4/13/2021	2021 VIP	—	—	—	$1,900,000	3 years	—
Michael T. Fries	4/01/2022	2022 VIP	—	—	—	$2,050,000	3 years	—

Payments to Former Directors

There were no payments made to former directors and no payments made for loss of office during 2021.

Share Ownership Policy

The compensation committee has established a share ownership policy for our executive officers and senior officers, including our executive director. The purpose of this policy is to ensure that our executive director and our other officers have a significant stake in our long-term success and are aligned with our shareholders. As a result, the compensation committee established guidelines for ownership of our ordinary shares by our executive director of a minimum value of five times our executive director’s base salary. Our non-executive directors are not subject to this policy, although they are encouraged to own ordinary shares, representing at least $100,000 in value.

Any newly appointed executive director is expected to meet the guidelines in the policy within four years of appointment. If the executive director is not compliant with the policy, the compensation committee may pay any annual bonus in ordinary shares and/or prohibit any further sales of ordinary shares until compliant. Our share ownership policy is summarized in the CD&A under Elements of Our Compensation Packages—Share Ownership Policy of the proxy statement.

As of April 1, 2022, the value of the ordinary shares owned by our executive director, calculated in accordance with the policy, significantly exceeded the requirements of the policy.

Director Share Ownership and Equity Grants (Audited)

The following table shows the number of shares owned by our directors as well as equity awards outstanding as of April 1, 2022. The equity awards consist of options, SARs and RSUs for our executive director and options for our non-executive directors.

			Time Vested Options/SARs/RSUs							Performance Awards
Director	Amount of Shares Beneficially Owned (#)		Number of Shares Underlying Unexercised Options/ SARs (#) Exercisable	Number of Shares Underlying Unexercised Options/ SARs (#) Unexercisable		Base or Exercise Price ($)	Number of Shares Underlying Unvested RSUs (#)		Expiration Date	Earned Performance Awards (#) (unvested)	Unearned Performance Awards (#)
Executive
Michael T. Fries
Liberty Global Class A	1,130,372	(1)	42,988	—		29.45	—		5/1/2023
			971,587	—		27.71	—		6/24/2023
			201,746	—		32.37	—		5/1/2024
			157,121	—		42.01	—		5/1/2025
			211,882	—		32.81	—		5/1/2023
			—	—		—	143,867	(2)	5/2/2023
			227,832	—		35.69	—		5/1/2024
			275,734	18,383	(3)	29.88	—		5/1/2025
			522,284	—		25.97	—		3/7/2029
			271,652	123,479	(4)	24.90	—		4/1/2029
			172,456	344,912	(5)	16.05	—		4/1/2030
Liberty Global Class B	2,914,443		—	—		—	—
Liberty Global Class C	1,681,929	(1)	42,788	—		29.05	—		5/1/2023
			85,596	—		27.13	—		5/1/2023
			1,933,985	—		25.84	—		6/24/2023
			967,468	—		27.34	—		6/24/2023
			401,446	—		30.81	—		5/1/2024
			316,802	—		40.52	—		5/1/2025
			423,764	—		31.65	—		5/1/2023
			—	—		—	287,734	(3)	5/2/2023
			455,664	—		34.80	—		5/1/2024
			551,469	36,765	(3)	28.94	—		5/1/2025
			1,044,568	—		25.22	—		3/7/2029
			543,305	246,957	(4)	24.15	—		4/1/2029
			344,912	689,824	(5)	15.12	—		4/1/2030
			—	5,378,211	(6)	25.68	—		4/13/2031
Non-Executive
Andrew J. Cole
Liberty Global Class A	23,013	(7)	4,634	—		29.22	—		6/28/2023
			5,716	—		34.44	—		6/26/2024
			4,303	—		44.46	—		6/25/2025
			5,840	—		30.47	—		6/16/2023
			7,150	—		28.83	—		6/21/2024
			7,941	—		30.14	—		6/12/2025
			4,541	2,270	(8)	26.46	—		6/11/2029
			2,924	5,848	(9)	21.86	—		6/30/2030
			—	3,449	(10)	27.82	—		6/16/2031
			—	—		—	1,124	(11)	6/15/2022

		Time Vested Options/SARs/RSUs							Performance Awards
Director	Amount of Shares Beneficially Owned (#)	Number of Shares Underlying Unexercised Options/ SARs (#) Exercisable	Number of Shares Underlying Unexercised Options/ SARs (#) Unexercisable		Base or Exercise Price ($)	Number of Shares Underlying Unvested RSUs (#)		Expiration Date	Earned Performance Awards (#) (unvested)	Unearned Performance Awards (#)
Liberty Global Class C	56,651	4,614	—		28.82	—		6/28/2023
		9,985	—		26.77	—		6/28/2023
		11,379	—		33.06	—		6/26/2024
		8,548	—		41.41	—		6/25/2025
		11,680	—		29.64	—		6/16/2023
		14,300	—		27.85	—		6/21/2024
		15,882	—		29.07	—		6/12/2025
		9,081	4,540	(8)	25.73	—		6/11/2029
		5,847	11,696	(9)	21.51	—		6/30/2030
		—	6,898	(10)	27.82	—		6/16/2031
		—	—		—	2,247	(11)	6/15/2022
Miranda Curtis
Liberty Global Class A	130,700
		1,989	—		19.28	—		6/19/2022
		4,634	—		29.22	—		6/28/2023
		5,716	—		34.44	—		6/26/2024
		4,303	—		44.46	—		6/25/2025
		5,840	—		30.47	—		6/16/2023
		7,150	—		28.83	—		6/21/2024
		7,941	—		30.14	—		6/12/2025
		4,541	2,270	(8)	26.46	—		6/11/2029
		2,924	5,848	(9)	21.86	—		6/30/2030
		—	6,898	(10)	27.82	—		6/16/2031
Liberty Global Class C	312,941
		1,981	—		19.03	—		6/19/2022
		4,098	—		18.49	—		6/19/2022
		4,614	—		28.82	—		6/28/2023
		9,985	—		26.77	—		6/28/2023
		11,379	—		33.06	—		6/26/2024
		8,548	—		41.41	—		6/25/2025
		11,680	—		29.64	—		6/16/2023
		14,300	—		27.85	—		6/21/2024
		15,882	—		29.07	—		6/12/2025
		9,081	4,540	(8)	25.73	—		6/11/2029
		5,847	11,696	(9)	21.51	—		6/30/2030
		—	13,795	(10)	27.82	—		6/16/2031
John W. Dick
Liberty Global Class A	47,678
		1,989	—		19.28	—		6/19/2022
		4,634	—		29.22	—		6/28/2023
		5,716	—		34.44	—		6/26/2024
		4,303	—		44.46	—		6/25/2025
		5,840	—		30.47	—		6/16/2023
		7,150	—		28.83	—		6/21/2024
		7,941	—		30.14	—		6/12/2025
		4,541	2,270	(8)	26.46	—		6/11/2029
		2,924	5,848	(9)	21.86	—		6/30/2030
		—	6,898	(10)	27.82	—		6/16/2031
Liberty Global Class C	128,385
		1,981	—		19.03	—		6/19/2022
		4,098	—		18.49	—		6/19/2022
		4,614	—		28.82	—		6/28/2023

		Time Vested Options/SARs/RSUs							Performance Awards
Director	Amount of Shares Beneficially Owned (#)	Number of Shares Underlying Unexercised Options/ SARs (#) Exercisable	Number of Shares Underlying Unexercised Options/ SARs (#) Unexercisable		Base or Exercise Price ($)	Number of Shares Underlying Unvested RSUs (#)		Expiration Date	Earned Performance Awards (#) (unvested)	Unearned Performance Awards (#)
		9,985	—		26.77	—		6/28/2023
		11,379	—		33.06	—		6/26/2024
		8,548	—		41.41	—		6/25/2025
		11,680	—		29.64	—		6/16/2023
		14,300	—		27.85	—		6/21/2024
		15,882	—		29.07	—		6/12/2025
		9,081	4,540	(8)	25.73	—		6/11/2029
		5,847	11,696	(9)	21.51	—		6/30/2030
		—	13,795	(10)	27.82	—		6/16/2031
Paul A. Gould
Liberty Global Class A	225,795
		1,989	—		19.28	—		6/19/2022
		4,634	—		29.22	—		6/28/2023
		5,716	—		34.44	—		6/26/2024
		4,303	—		44.46	—		6/25/2025
		5,840	—		30.47	—		6/16/2023
		7,150	—		28.83	—		6/21/2024
		7,941	—		30.14	—		6/12/2025
		4,541	2,270	(8)	26.46			6/11/2029
		2,924	5,848	(9)	21.86			6/30/2030
		—	3,449	(10)	27.82	—		6/16/2031
		—	—		—	1,124	(11)	6/15/2022
Liberty Global Class B	51,429	—	—		—	—
Liberty Global Class C	993,890
		1,981	—		19.03	—		6/19/2022
		4,098	—		18.49	—		6/19/2022
		4,614	—		28.82	—		6/28/2023
		9,985	—		26.77	—		6/28/2023
		11,379	—		33.06	—		6/26/2024
		8,548	—		41.41	—		6/25/2025
		11,680	—		29.64	—		6/16/2023
		14,300	—		27.85	—		6/21/2024
		15,882	—		29.07	—		6/12/2025
		9,081	4,540	(8)	25.73	—		6/11/2029
		5,847	11,696	(9)	21.51	—		6/30/2030
		—	6,898	(10)	27.82	—		6/16/2031
		—	—		—	2,247	(11)	6/15/2022
Richard R. Green
Liberty Global Class A	6,907
		1,989	—		19.28	—		6/19/2022
		4,634	—		29.22	—		6/28/2023
		5,716	—		34.44	—		6/26/2024
		4,303	—		44.46	—		6/25/2025
		5,840	—		30.47	—		6/16/2023
		7,150	—		28.83	—		6/21/2024
		7,941	—		30.14	—		6/12/2025
		4,541	2,270	(8)	26.46	—		6/11/2029
		2,924	5,848	(9)	21.86	—		6/30/2030
		—	6,898	(10)	27.82	—		6/16/2031
Liberty Global Class C	16,258
		1,981	—		19.03	—		6/19/2022

			Time Vested Options/SARs/RSUs						Performance Awards
Director	Amount of Shares Beneficially Owned (#)		Number of Shares Underlying Unexercised Options/ SARs (#) Exercisable	Number of Shares Underlying Unexercised Options/ SARs (#) Unexercisable		Base or Exercise Price ($)	Number of Shares Underlying Unvested RSUs (#)	Expiration Date	Earned Performance Awards (#) (unvested)	Unearned Performance Awards (#)
			4,098	—		18.49	—	6/19/2022
			4,614	—		28.82	—	6/28/2023
			9,985	—		26.77	—	6/28/2023
			11,379	—		33.06	—	6/26/2024
			8,548	—		41.41	—	6/25/2025
			11,680	—		29.64	—	6/16/2023
			14,300	—		27.85	—	6/21/2024
			15,882	—		29.07	—	6/12/2025
			9,081	4,540	(8)	25.73	—	6/11/2029
			5,847	11,696	(9)	21.51	—	6/30/2030
			—	13,795	(10)	27.82	—	6/16/2031
John C. Malone
Liberty Global Class A	4,562,720	(12)	6,370	—		29.45	—	5/1/2023
			20,802	—		32.37	—	5/1/2024
			26,067	—		42.01	—	5/1/2025
			30,259	—		32.81	—	5/1/2023
			32,473	—		35.69	—	5/1/2024
Liberty Global Class B	8,787,373	(12)(16)	—	—		—	—
Liberty Global Class C	16,932,259	(12)	6,340	—		29.05	—	5/1/2023
			13,652	—		27.13	—	5/1/2023
			41,393	—		30.81	—	5/1/2024
			52,560	—		40.52	—	5/1/2025
			60,518	—		31.65	—	5/1/2023
			64,946	—		34.80	—	5/1/2024
			129,974	—		28.94	—	5/1/2025
			165,154	82,577	(13)	24.15	—	4/1/2029
			128,304	256,610	(14)	15.12	—	4/1/2030
			—	233,453	(15)	25.68	—	4/13/2031
David E. Rapley
Liberty Global Class A	3,129
			4,634	—		29.22	—	6/28/2023
			2,858	—		34.44	—	6/26/2024
			2,152	—		44.46	—	6/25/2025
			5,840	—		30.47	—	6/16/2023
			7,150	—		28.83	—	6/21/2024
			7,941	—		30.14	—	6/12/2025
			4,541	2,270	(8)	26.46	—	6/11/2029
			2,924	5,848	(9)	21.86	—	6/30/2030
			—	6,898	(10)	27.82	—	6/16/2031
Liberty Global Class C	7,531
			4,614	—		28.82	—	6/28/2023
			9,985	—		26.77	—	6/28/2023
			5,690	—		33.06	—	6/26/2024
			4,274	—		41.41	—	6/25/2025
			11,680	—		29.64	—	6/16/2023
			14,300	—		27.85	—	6/21/2024
			15,882	—		29.07	—	6/12/2025
			9,081	4,540	(8)	25.73	—	6/11/2029
			5,847	11,696	(9)	21.51	—	6/30/2030
			—	13,795	(10)	27.82	—	6/16/2031

			Time Vested Options/SARs/RSUs						Performance Awards
Director	Amount of Shares Beneficially Owned (#)		Number of Shares Underlying Unexercised Options/ SARs (#) Exercisable	Number of Shares Underlying Unexercised Options/ SARs (#) Unexercisable		Base or Exercise Price ($)	Number of Shares Underlying Unvested RSUs (#)	Expiration Date	Earned Performance Awards (#) (unvested)	Unearned Performance Awards (#)
Larry E. Romrell
Liberty Global Class A	25,020
			1,989	—		19.28	—	6/19/2022
			4,634	—		29.22	—	6/28/2023
			5,716	—		34.44	—	6/26/2024
			4,303	—		44.46	—	6/25/2025
			5,840	—		30.47	—	6/16/2023
			7,150	—		28.83	—	6/21/2024
			7,941	—		30.14	—	6/12/2025
			4,541	2,270	(8)	26.46	—	6/11/2029
			2,924	5,848	(9)	21.86	—	6/30/2030
			—	6,898	(10)	27.82	—	6/16/2031
Liberty Global Class C	53,170
			1,981	—		19.03	—	6/19/2022
			4,098	—		18.49	—	6/19/2022
			4,614	—		28.82	—	6/28/2023
			9,985	—		26.77	—	6/28/2023
			11,379	—		33.06	—	6/26/2024
			8,548	—		41.41	—	6/25/2025
			11,680	—		29.64	—	6/16/2023
			14,300	—		27.85	—	6/21/2024
			15,882	—		29.07	—	6/12/2025
			9,081	4,540	(8)	25.73	—	6/11/2029
			5,847	11,696	(9)	21.51	—	6/30/2030
			—	13,795	(10)	27.82	—	6/16/2031

J. David Wargo
Liberty Global Class A	61,500
			1,989	—		19.28	—	6/19/2022
			4,634	—		29.22	—	6/28/2023
			5,716	—		34.44	—	6/26/2024
			4,303	—		44.46	—	6/25/2025
			5,840	—		30.47	—	6/16/2023
			7,150	—		28.83	—	6/21/2024
			7,941	—		30.14	—	6/12/2025
			4,541	2,270	(8)	26.46	—	6/11/2029
			2,924	5,848	(9)	21.86	—	6/30/2030
			—	6,898	(10)	27.82	—	6/16/2031
Liberty Global Class C	183,179	(17)
			1,981	—		19.03	—	6/19/2022
			4,098	—		18.49	—	6/19/2022
			4,614	—		28.82	—	6/28/2023
			9,985	—		26.77	—	6/28/2023
			11,379	—		33.06	—	6/26/2024
			8,548	—		41.41	—	6/25/2025
			11,680	—		29.64	—	6/16/2023
			14,300	—		27.85	—	6/21/2024
			15,882	—		29.07	—	6/12/2025
			9,081	4,540	(8)	25.73	—	6/11/2029
			5,847	11,696	(9)	21.51	—	6/30/2030
			—	13,795	(10)	27.82	—	6/16/2031

(1)	Includes 1,977 Liberty Global Class A shares and 13,061 Liberty Global Class C shares held in the 401(k) Plan for the benefit of Mr. Fries.

(2)	Vests in two annual installments on May 1, 2022 and May 1, 2023.

(3)	Vests in one remaining quarterly installments one May 1, 2022.

(4)	Vests in five equal remaining quarterly installments from May 1, 2022 to May 1, 2023.

(5)	Vests in two equal annual installments on each of May 1, 2022 and May 1, 2023.

(6)	Vests in two equal annual installments on each of May 1, 2023 and May 1, 2024.

(7)	Includes 32 Liberty Global Class A shares held by Mr. Cole’s minor daughter.

(8)	Vests in one remaining annual installment on June 11, 2022.

(9)	Vests in two equal remaining annual installments on June 30 of 2022 and 2023.

(10)	Vests in three equal remaining annual installments on June 16 of 2022, 2023 and 2024.

(11)	RSUs awarded to non-executive directors at an AGM vests in full on the date of the following AGM.

(12)

Includes 124,808 Liberty Global Class A shares and 687,905 Liberty Global Class C shares held by Mr. Malone’s spouse, as to which shares Mr. Malone has disclaimed beneficial ownership. Also includes 8,787,373 Liberty Global Class B shares and 6,757,225 Liberty Global Class C shares held by the Malone Trust and includes 2,140,050 Liberty Global Class A shares and 4,736,253 Liberty Global Class C shares held by Columbus Holding LLC, in which Mr. Malone has a controlling interest.

(13)	Vests in one remaining annual installment on May 1, 2022.

(14)	Vests in two equal remaining annual installments on May 1 of 2022 and 2023.

(15)	Vests in three equal remaining annual installments on May 13 of 2022, 2023 and 2024

(16)

Based on the Schedule 13D/A (Amendment No. 7) of Mr. Malone, filed with the SEC on February 18, 2014, pursuant to a letter agreement dated as of February 13, 2014, among Michael T. Fries, our CEO and our executive director, Mr. Malone and the Malone Trust have agreed that, for so long as Mr. Fries is employed as a principal executive officer by us or serving on our board of directors, (a) in the event the Malone Trust or any permitted transferee (as defined in the letter agreement) is not voting the Liberty Global Class B shares owned by the Malone Trust, Mr. Fries will have the right to vote such Liberty Global Class B shares and (b) in the event the Malone Trust or any permitted transferee determines to sell such Liberty Global Class B shares, Mr. Fries (individually or through an entity he controls) will have an exclusive right to negotiate to purchase such shares, and if the parties fail to come to an agreement and the Malone Trust or any permitted transferee subsequently intends to enter into a sale transaction with a third party, Mr. Fries (or an entity controlled by him) will have a right to match the offer made by such third party.

(17)	Includes 32 Liberty Global Class C shares held by Mr. Wargo’s spouse, as to which Mr. Wargo has disclaimed beneficial ownership.

Option Exercises and Stock Vested (Audited)

The table below sets forth certain information concerning each exercise of options or SARs and each vesting of restricted shares or RSUs by our directors during the year ended December 31, 2021.

	Option/SARs Awards				Stock Awards
Director	Grant Date	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Expiration Date	Vest Date	Number of Shares Acquired on Vesting (#)		Value Realized on Vesting ($)(1)

Michael T. Fries
Liberty Global Class A	4/1/2019				4/1/2021	71,797	(2)	1,851,645
Liberty Global Class C	4/1/2019				4/1/2021	143,594	(2)	3,680,314
Liberty Global Class A	4/1/2019				10/1/2021	71,797	(2)	2,075,651
Liberty Global Class C	4/1/2019				10/1/2021	143,594	(2)	4,138,379
Liberty Global Class B	5/15/2019				5/15/2021	660,000	(2)	18,671,400
Liberty Global Class A	4/1/2020				5/1/2021	71,933	(2)	1,934,998
Liberty Global Class C	4/1/2020				5/1/2021	143,866	(2)	3,893,014

Miranda Curtis
Liberty Global Class A	6/21/2011	1,045	12,115	6/21/2021
Liberty Global Class C	6/21/2011	3,207	39,135	6/21/2021

John W. Dick
Liberty Global Class A	6/21/2011	1,045	11,871	6/21/2021
Liberty Global Class C	6/21/2011	3,207	38,022	6/21/2021

Paul A. Gould
Liberty Global Class A	6/21/2011	1,045	11,226	6/21/2021
Liberty Global Class C	6/21/2011	3,207	36,430	6/21/2021

Richard Green
Liberty Global Class A	6/21/2011	1,045	11,895	6/21/2021
Liberty Global Class C	6/21/2011	3,207	38,291	6/21/2021

David Rapley
Liberty Global Class A	6/21/2011	1,045	11,574	6/21/2021
Liberty Global Class C	6/21/2011	3,207	37,326	6/21/2021
Liberty Global Class A	6/19/2012	1,989	19,015	6/19/2022
Liberty Global Class C	6/19/2012	6,079	61,308	6/19/2022
Larry E. Romrell

Liberty Global Class A	6/21/2011	697	7,939	6/21/2021
Liberty Global Class C	6/21/2011	2,136	25,628	6/21/2021

J. David Wargo
Liberty Global Class A	6/21/2011	1,045	11,401	6/21/2021
Liberty Global Class C	6/21/2011	3,207	37,121	6/21/2021

(1)	Value reflects the aggregate amount realized upon the exercise or vesting of awards of Liberty Global Class A shares or Liberty Global Class C shares in 2021.

(2)	Includes shares withheld by the company to pay applicable taxes due upon vesting of RSUs in 2021.

CEO Pay Ratio

The following table sets out the ratio of our executive director’s pay to the total pay and benefits of U.K. employees at the 25th, 50th and 75th percentile of compensation among U.K. employees for 2021. The CEO single figure used in the calculation of the ratios reflects the 2021 single total figure of remuneration (as disclosed on page A-5) for our executive director. We have excluded employees from our non-consolidated U.K. entities for the purpose of calculating the below ratios.

Year	Method	25th percentile pay ratio	50th percentile pay ratio	75th percentile pay ratio
2020	C	1,607:1	1,370:1	834:1
2021	C	1,577:1	1,099:1	858:1

The calculation methodology used reflects Option C as defined under the relevant regulations. To determine the employees at the three quartiles, the company reviewed and analyzed salary data for its permanent employees of consolidated entities as of December 31, 2021. Given the size of the company and the variance in pay elements by employee, the company chose to use base salary to identify the best equivalents for the U.K. employees, as base salary represents the single largest component of pay for the majority of employees across the businesses. Having identified the pools of employees with salaries at the relevant levels, we excluded those employees whose start dates were after January 1, 2022 and graduate trainees on developmental rotations, and we selected a single representative, full-time employee from the remaining identified employees. Once the employees were identified, the company added other elements of pay, including overtime, commissions, benefits and all other relevant compensation elements and converted the sum to U.S. Dollars using currency exchange rates as of December 31, 2021 in order to provide a like-for-like comparison to the pay of our executive director.

The 2021 salary and pay and total benefits, for the 25th, 50th and 75th percentile U.K. employees (excluding employees of non-consolidated U.K. subsidiaries) are as follows:

Percentile	Salary	Total Pay
25th percentile	£37,611	£39,507
Median	£54,000	£56,700
75th percentile	£67,815	£72,608

Each employee’s pay and benefits were calculated using each employee’s remuneration, consistent with the aggregated CEO remuneration. No adjustments were made and no components of pay have been omitted. Note that some of the U.K. employees have limited equity-based compensation. Cash-on-cash comparisons would be different because our CEO’s compensation has a substantial equity component.

Comparison of Annual Change in Pay

In accordance with U.K. regulations, the following table sets out the comparison of the annual change of each director’s pay and average employee of Liberty Global plc (as the parent company) for 2021. The following table requires disclosure of changes in salary, benefits, and bonus amounts for directors, but the year-over-year change can be driven by charitable contributions, use of aircraft, deferred compensation elections, and other minor factors that can collectively give the appearance of significant reductions or increases. For example, Mr. Fries contributed approximately $1 million of his 2020 salary to the company’s COVID-19 relief fund, which is presented in the table as a reduction followed by a substantial increase in salary, when, in fact, his stated base salary remained substantially similar from year to year.

	Salary or fees (% change from 2019 to 2020)	Benefits (% change from 2019 to 2020)	Bonus (% change from 2019 to 2020)	Salary or fees (% change from 2020 to 2021)	Benefits (% change from 2020 to 2021)	Bonus (% change from 2020 to 2021)
Average Liberty Global plc employee	4.5%	(44.7)%	19.2%	17.7%	(25.0)%	13.2%
Michael T. Fries	(34.7)%	(36.4)%	12.4%	65.6%	1.3%	12.4%
Andrew J. Cole	(7.5)%	658.2%	—	8.1%	(63.6)%	—
Miranda Curtis	(7.5)%	125.0%	—	8.1%	(57.6)%	—
John W. Dick	(7.5)%	100.6%	—	8.1%	(47.7)%	—
Paul A. Gould	(5.7)%	25.9%	—	6.0%	(2.1)%	—
Richard R. Green	(7.5)%	36.5%	—	8.1%	(33.1)%	—
John C. Malone	—	0.5%	—	—	(0.4)%	—
David E. Rapley	(6.9)%	38.9%	—	7.5%	0.1%	—
Larry E. Romrell	1.5%	519.5%	—	18.3%	(64.0)%	—
J. David Wargo	(7.5)%	33.4%	—	8.1%	(7.1)%	—

Relative Importance of Spend on Pay

The following table shows our consolidated expenditures for the last two fiscal years on total compensation costs (as calculated under GAAP) for all employees and our share repurchase programs. The share repurchase program was chosen as an appropriate comparator, as it is our primary method of distributing profits to our shareholders.

	2021	2020	Percentage Change
	in millions
Compensation costs (1)	$2,149.0	$2,325.6	(7.6)%
Share repurchase programs	$1,581.1	$1,072.3	47.4%

(1)

Includes costs for wages and salaries, share-based compensation, pension and social security and benefits. The amounts for 2022 and 2021 exclude employees who were with the operations sold by our company in 2021.

Past Performance

Total Shareholder Return Graphs

The following graph compares the changes in the cumulative total shareholder return on our Liberty Global Class A shares, Liberty Global Class B shares and Liberty Global Class C shares from January 1, 2012 to December 31, 2021, to the change in the cumulative total return on the ICB 6500 Telecommunications and the Nasdaq US Benchmark TR Index (assuming reinvestment of dividends, if applicable) because Liberty Global plc shares are listed on the Nasdaq. The performance presented below includes (a) the share prices of LGI’s Series A, Series B and Series C common stock prior to the June 7, 2013 acquisition of Virgin Media and (b) the retrospective impact of the July 1, 2015 distribution of our LiLAC ordinary shares. The performance presented below for the periods prior to July 1, 2016, has not been retrospectively revised to give effect to the distribution of LiLAC ordinary shares to holders of Liberty Global ordinary shares. The graph assumes that $100 was invested on December 30, 2011.

	December 31,
	2011	2012	2013	2014	2015	2016	2017	2018	2019	2020	2021
Liberty Global Class A shares	$100.00	$153.41	$216.88	$210.23	$177.38	$145.88	$170.91	$101.76	$108.44	$115.50	$132.28
Liberty Global Class B shares (a)	$100.00	$152.80	$214.74	$240.43	$192.65	$149.05	$168.48	$99.53	$107.77	$116.21	$133.46
Liberty Global Class C shares	$100.00	$148.68	$217.31	$213.80	$180.43	$150.30	$171.26	$104.45	$110.32	$119.69	$142.16
ICB 6500 Telecommunications	$100.00	$119.30	$135.29	$138.99	$143.98	$178.20	$178.03	$165.89	$209.64	$230.25	$242.53
Nasdaq US Benchmark TR Index	$100.00	$116.43	$155.41	$174.78	$175.62	$198.47	$240.90	$227.79	$298.80	$362.35	$456.16

(a)	Trading data is limited for Liberty Global Class B shares, as these shares are thinly-traded.

Ten Year CEO Total Compensation (Determined under U.K. Regulations Using Historic Stock Prices)

	2021	2020(3)	2019(3)	2018(3)	2017(3)	2016(3)	2015(3)	2014(3)	2013(3)	2012(3)
Single Total Compensation Figure (1)(2)	$85,695,136	$52,241,521	$49,497,981	$24,886,072	$8,963,767	$24,038,545	$29,662,545	$131,664,116	$17,980,903	$14,544,935

Annual Performance Bonus Awards (as percentage of maximum)	113.2%	112.5%	101.8%	101.6%	57.0%	61.7%	82.3%	98.1%	79.2%	90.6%
Vesting of Long-Term Performance Awards (as percentage of maximum)	100%	65%	106.1%	27.4%	—%	66.3%	69.1%	100.8%	66.3%	93.5%

(1)

Reflects the single figure in respect of Mr. Fries for each of the periods, calculated in accordance with U.K. regulations (as shown in the table “Single Total Figure of Compensation for Directors (Audited)”). U.S. regulations provide for substantially different means of calculation, using instead grant date fair value. U.K. regulations for the “Single Total Compensation Figure” include compensation granted in prior periods that vests in the year in question. For example, the figure for 2021 includes grants made to Mr. Fries in connection with the renewal of his employment agreement which were granted in 2019 but which vested in 2021 and are shown not at the value of the stock on the date of this proxy statement or at the time of grant but at the spot price at year end of 2021 (see next footnote). U.S. stockholders therefore may find this disclosure to be inconsistent with U.S.-based disclosure.

(2)

U.K. regulations require that equity awards are valued using stock prices as of the end of the year in which they were granted and SAR values using the stock price at the time of vesting. Since market prices for our shares move upwards or downwards, these values therefore only show the “spot” value based upon those regulations. Actual amounts realized or realizable will vary and can vary substantially. The single total figure of compensation for Mr. Fries consists of the sum of his fees and salary, taxable benefits, annual performance bonus awards, long-term performance awards, SAR/option awards and pension amounts for the relevant year, as the case may be.

(3)

The numbers for the above table for previous years are derived from our proxy statement for each of the respective years. For further information on previous years please refer to those filings. For calendar year 2014, the reported single figure included compensation from Mr. Fries’ employment agreement which was entered into in that year. Under the agreement he received various equity awards which were subject to time vesting and performance conditions over multiple years, but which were shown pursuant to the applicable regulations as if earned in one year, reflecting stock prices on December 31, 2014. Stock prices have since varied.

Director Compensation for the Year Ending December 31, 2022

For 2022, the nominating and corporate governance committee with respect to our non-executive directors, and the compensation committee with respect to our executive director, intend to apply our approved directors’ compensation policy using each committee’s discretion, as described below, consistent with the terms of the directors’ compensation policy.

Executive Director

Salary. For 2022, the compensation committee did not increase our executive director’s base salary from that in effect during 2021, maintaining it at $2,563,000.

Benefits. Our executive director is eligible for participation in our aircraft policy, directors’ and officers’ insurance, indemnification (as provided in our articles of association and a deed of indemnity between Liberty Global and our executive director), gifts, reimbursement of certain fees, and memberships in certain professional organizations. Our executive director is eligible for participation in other benefit plans and policies offered to salaried employees in the U.S., including life insurance, health insurance, executive health plan and gym facilities. Our Deferred Compensation Plan permits our executive director to defer payment of his salary and annual bonus. In addition, we will pay for expenses related to business travel in accordance with our business expense policy.

Annual Performance Bonus Award. In February 2022, the compensation committee approved individual and department performance goals, including maximum achievable annual performance bonus awards, with respect to annual performance awards for 2022 to our executive officers, including our executive director. For 2022, the target achievable performance bonus award for our executive director is $15.75 million pursuant to the terms of the Fries Agreement and in accordance with the directors’ compensation policy. The target 2022 annual bonus program is based on the achievement of revenue and Adjusted EBITDA less P&E Additions budgets, customer satisfaction metrics and specified ESG (environmental, social and governance) goals and objectives for the fiscal year ending December 31, 2022. Based on the achievement of these performance metrics, the actual payout is determined; if the targets are met, the payout is 100%. The maximum payout under the 2022 annual performance bonus award related to these Company performance metrics is 145%. In special circumstances, the compensation committee can further increase the 2022 annual performance bonus award to up to 1.5 times the achieved bonus amount to recognize exceptional individual performance and special contributions. The compensation committee can also reduce the 2022 annual performance bonus award to reflect under-performance. The compensation committee may decide whether to pay the 2022 annual performance bonus award in cash or shares of the company and has made a general decision that any over-performance will be paid in shares. Under the shareholding incentive program, the executive director may elect to receive up to 100% of his earned 2022 annual bonus in ordinary shares of Liberty Global in lieu of cash.

Equity Incentive Awards. As previously described in this report and in the proxy statement, in 2021 and in accordance with our long-term incentive program, in April 2021, the compensation committee established the 2021 Long-Term Incentive Plan, which included a grant in April 2021 to each executive officer, including our executive director, in the amount of the respective officer’s regular annual target equity value for 2021 and 2022. Accordingly, no equity has been or is anticipated to be granted to our executive director in 2022. For our executive director, the target long-term incentive value for 2021 was $19.0 million and for 2022 is $20.5 million, pursuant to his employment agreement. In April 2021, ninety percent of the executive director’s total 2021 and 2022 target equity value was granted in the form of SARs. The SARs are subject to vesting in two equal installments on May 1 of 2023 and 2024, and naturally align the executives’ performance with shareholders as their value is completely dependent upon share appreciation. Ten percent of the executive director’s 2021 target equity value was granted under the 2021 VIP component of the 2021 Long-Term Incentive Plan, which is based upon performance over a three-year period of the company’s increasingly significant Ventures portfolio of investments, and the remaining ten percent of the executive director’s 2022 target equity value was granted in April 2022 under the 2022 VIP. This new VIP component of the long-term incentive program is designed to incentivize management’s efforts in driving growth and value with respect to the Ventures portfolio of investments, which has increasing scale and importance within the company’s business. Performance is based upon changes (positive or negative) against the valuation of the Ventures portfolio over the performance period performed by a third-party auditor using detailed valuation principles. The earned portion of the VIP will be paid after the end of the performance period, either in company shares or cash at the option of the company.

The 2021 Long Term Incentive Plan as described above, overall and particularly for our executive director, is weighted heavily in SARs, which carries greater risk to the executive but also provides upside aligned with shareholders if the company’s share prices appreciate. The compensation committee made these modifications to the long-term incentive portion of our executives’, including the executive director’s, compensation to provide increased focus on share price performance, which directly aligns the interests of the executives with shareholders.

Non-executive Directors

Non-executive director compensation for 2022 will be increased such that each non-executive director, other than Mr. Malone, will receive an annual retainer equivalent of $130,000 and an equity award with a combined grant date fair value of $200,000. The non-executive director compensation has otherwise been maintained consistent with our directors’ compensation policy, which is summarized in the proxy statement under Executive Officers and Directors Compensation—Directors Compensation. Similar to previous years, the non-executive directors will receive an equity award grant on the date of the AGM as stated in the Executive Officers and Directors Compensation—Directors Compensation section of the proxy statement, except in the case of our chairman, who will receive his grant of options at the time the executive director receives his SAR award grant. The equity awards they receive will generally be based on a combination of our Liberty Global Class A and Liberty Global Class C shares.

Our non-executive directors are eligible for participation in our aircraft policy, directors’ and officers’ insurance, indemnification (as provided in our articles of association and deeds of indemnity between Liberty Global and each non-executive director), gifts and memberships in certain professional organizations. We will also make available to our non-executive directors, when requested, health insurance under our health insurance policies. In accordance with our directors’ compensation policy, we will reimburse our chairman from his reimbursement allowance for professional fees and other expenses incurred by him related to his ownership of our shares and in connection with his services as our chairman. For our non-executive directors, we offer our Directors Deferred Compensation Plan that permits our non-executive directors to defer up to 85% of their fees (whether paid in shares or cash) and vesting of any RSUs. In addition, we will pay for expenses related to business travel, including guests when invited, in accordance with our business expense policy.

Other than as stated above and in the policy, no changes are anticipated in 2022 with respect to the compensation of our non-executive directors or our executive director.

Signed on behalf of the board of directors:

Bryan H. Hall
Executive Vice President, General Counsel and Secretary
April 29, 2022

Company registered number:     8379990

liberty global LIBERTY GLOBAL plc 161 Hammersmith Road London W6 8BS UK vote
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A Resolutions — The Board of Directors recommends a vote FOR all nominees in ordinary resolutions 1 – 4, FOR ordinary resolutions 5-8 and
10-11 and FOR special resolution 9: THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.
Elect Andrew J. Cole as a director of Liberty Global for a term expiring at the annual general meeting to be held in 2025 or until a successor in interest is appointed.
Elect Marisa D. Drew as a director of Liberty Global for a term expiring at the annual general meeting to be held in 2025 or until a successor in interest is appointed.
Elect Richard R. Green as a director of Liberty Global for a term expiring at the annual general meeting to be held in 2025 or until a successor in interest is appointed.
Elect Daniel E. Sanchez as a director of Liberty Global for a term expiring at the annual general meeting to be held in 2025 or until a successor in interest is appointed.
Approve, on an advisory basis, the annual report on the implementation of the directors’ compensation policy for the year ended December 31, 2021, contained in Appendix A of the proxy statement (in accordance with requirements applicable to U.K. companies).
Ratify the appointment of KPMG LLP (U.S.) as Liberty Global’s independent auditor for the year ending December 31, 2022.
Appoint KPMG LLP (U.K.) as Liberty Global’s U.K. statutory auditor under the U.K. Companies Act 2006 (the Companies Act) (to hold office until the conclusion of the next annual general meeting at which accounts are laid before Liberty Global).
Authorize the audit committee of Liberty Global’s board of directors to determine the U.K. statutory auditor’s compensation.
Authorize Liberty Global’s board of directors in accordance with Section 570 of the Companies Act to allot equity securities (as defined in Section 560 of the Companies Act) for cash pursuant to the authority conferred under section 551 of the Companies Act by resolution 10 passed at the Annual General Meeting of Liberty Global held on June 11, 2019, without the rights of preemption provided by Section 561 of the Companies Act.
Authorize Liberty Global and its subsidiaries to make political donations to political parties, independent election candidates and/or political organizations other than political parties and/or incur political expenditures of up to $1,000,000 under the Companies Act.
Approve the form agreements and counterparties pursuant to which Liberty Global may conduct the purchase of its ordinary shares in the capital of Liberty Global and authorize all or any of Liberty Global’s directors and senior officers to enter into, complete and make purchases of ordinary shares in the capital of Liberty Global pursuant to the form of agreements and with any of the approved counterparties, which approvals will expire on the fifth anniversary of the 2022 AGM.
For Against Abstain
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140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND
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03MTFC

Annual General Meeting Admission Ticket
Annual General Meeting of Liberty Global plc Shareholders
June 15, 2022, at 2:00 p.m. British Summer Time (9:00 a.m. Eastern Time)
9 Appold Street, London EC2A 2AP, U.K.
Upon arrival, please present this admission ticket and photo identification at the registration desk.
Liberty Global plc’s Annual General Meeting of shareholders will be held at Broadgate West, 9 Appold Street, London EC2A 2AP, U.K., on June 15, 2022, at 2:00 p.m. British Summer Time (9:00 a.m. Eastern Time). As a result of applicable regulations and guidelines related to the COVID-19 pandemic, physical attendance at the meeting may be subject to restrictions or limitations based upon company policy. If you plan to attend the Annual General Meeting, please tear off and keep the upper portion of this form as your ticket for admission to the meeting. This ticket, along with a form of personal identification, admits the named Shareholder(s) and one guest.
Your vote is important. Regardless of whether you plan to attend the meeting, it is important that your ordinary shares be voted. Accordingly, we ask that you vote your ordinary shares as soon as possible using one of two convenient methods: over the internet or by signing and returning your proxy card in the envelope provided. If you plan to attend the meeting, please mark the appropriate box on the proxy.
Important Notice Regarding Internet Availability of Proxy Materials for the Annual General Meeting:
The Annual Report to Shareholders, the U.K. Report and Accounts and The Notice and Proxy Statement are available at www.envisionreports.com/lgip.
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qIF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q
Proxy — LIBERTY GLOBAL PLC Liberty Global Class A & Class B +
Annual General Meeting of Shareholders — June 15, 2022
Proxy Solicited by the Board of Directors
The undersigned shareholder of Liberty Global plc hereby appoints Bryan H. Hall and Jeremy L. Evans, with power to act without the other and with the right of substitution in each, the proxies of the undersigned to vote all of the Liberty Global Class A and Liberty Global Class B shares of Liberty Global plc, held by the undersigned at the Annual General Meeting of Shareholders to be held on June 15, 2022, and at any adjournments thereof, with all the powers the undersigned would possess, if present in person. All previous proxies given with respect to the meeting are revoked.
THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE UNDERSIGNED. IF NO DIRECTIONS ARE GIVEN, THE PROXIES WILL VOTE IN ACCORDANCE WITH THE DIRECTORS’ RECOMMENDATIONS FOR ALL NOMINEES IN ORDINARY RESOLUTIONS 1 - 4, FOR ORDINARY RESOLUTIONS 5 - 8 AND 10 - 11 AND FOR SPECIAL RESOLUTION 9. IN THE EVENT THAT ANY OTHER MATTER MAY PROPERLY COME BEFORE THE ANNUAL GENERAL MEETING, OR ANY ADJOURNMENT THEREOF, THE PERSONS SET FORTH ABOVE ARE AUTHORIZED, AT THEIR DISCRETION, TO VOTE THE MATTER.
(Resolutions on which to be voted appear on reverse side.)
B Materials Election
The rules of the U.K. Companies Act 2006 and the U.S. Securities and Exchange Commission permit companies to send you a notice that proxy and other information is available on the internet instead of mailing you a set of the materials. Check the box to the right if you consent to receiving such proxy and other materials via the internet.
C Authorized Signatures — This section must be completed for your vote to count. Please date and sign below.
Please sign exactly as name(s) appear(s) hereon. Joint owners should each sign. When signing as attorney, executor, administrator, or other fiduciary, please give full title.
Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box.
D Non-Voting Items
Change of Address — Please print new address below. Comments — Please print your comments below. Meeting Attendance Mark box to the right if you plan to attend the Annual Meeting.

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